Exhibit 4.7

GENERAL DYNAMICS CORPORATION 401(k) PLAN

FOR REPRESENTED EMPLOYEES

(As Amended and Restated

Effective as of January 1, 2026)

TABLE OF CONTENTS

ARTICLE I INTRODUCTION & PLAN HISTORY		1
1.01	Introduction	1
1.02	History & Effective Date	1
1.03	Employers	1
1.04	Notices	2
1.05	Funding of Benefits	2
1.06	Exhibits and Plan Supplements	2

ARTICLE II DEFINITIONS		2
2.01	Account	2
2.02	Active Participant	3
2.03	Affiliated Group	3
2.04	After-Tax Contributions	3
2.05	Authorized Leave of Absence	3
2.06	Beneficiary	3
2.07	Company	4
2.08	Company Stock or Shares	4
2.09	Continuous Service	4
2.10	Contributions	4
2.11	Deferral Pay	4
2.12	Effective Date	4
2.13	Eligible Employee	4
2.14	Employee	5
2.15	Employer or Employing Unit	5
2.16	Employer Contributions	5
2.17	401(k) Contributions	5
2.18	Highly Compensated Employee	5
2.19	Hour of Service	6
2.20	Inactive Participant	6
2.21	Internal Revenue Code and ERISA	6
2.22	Investment Committee	6
2.23	LTD Disability	6
2.24	Other General Dynamics Corporation 401(k) Plan	7
2.25	Participant	7
2.26	Plan Administrator	7
2.27	Plan Year	7
2.28	Qualified Military Service	7
2.29	Qualified Reservist Distributions	7
2.30	Required Minimum Distribution Age	7
2.31	Rollover Contributions	7
2.32	Roth Elective Deferrals	7
2.33	Spouse	8
2.34	STD Pay	8
2.35	Stock Fund Fiduciary	8
2.36	Valuation Date	8
2.37	Vested Account	8

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ARTICLE III PARTICIPATION		8
3.01	Eligibility and Commencement of Participation	8
3.02	Active Participation	9
3.03	Inactive Participation	9
3.04	Limited Participation by Beneficiary or Alternate Payee	9
3.05	Termination of Participation	9
3.06	Transfer of Employment	9
3.07	Leased Employees	10

ARTICLE IV PARTICIPANT CONTRIBUTIONS		10
4.01	401(k) Contributions	10
4.02	Payment of Participant Contributions	11
4.03	After-Tax Contributions	11
4.04	Variation, Discontinuance and Resumption of Participant Contributions	11
4.05	Maximum Amount of Participant Contributions	11
4.06	Limitation on Participant Compensation Deferral Contributions	12
4.07	Rollover Contributions	14
4.08	Vesting	14
4.09	Catch-up Contributions	15
4.10	Roth Elective Deferrals	15

ARTICLE V EMPLOYER CONTRIBUTIONS		17
5.01	Employer Matching Contributions	17
5.02	Employer Discretionary Contribution	18
5.03	Limitations on Employer Contributions	18
5.04	Payment of Employer Contributions	18
5.05	Verification of Employer Contributions	18
5.06	No Interest in Employers	18
5.07	Corrections	19

ARTICLE VI INVESTMENT OF CONTRIBUTIONS		19
6.01	The Investment Funds	19
6.02	Investment Fund Elections	20
6.03	Diversification	21
6.04	Investment Fund Transfers	21
6.05	Purchase of Company Stock	21
6.06	Voting of Company Stock	21
6.07	Tender Offers	22
6.08	Additional Restrictions	23
6.09	Special Fiduciary Provisions Concerning Company Stock	24
6.10	No Obligation to Acquire Securities	24
6.11	General Dynamics Stock Fund	24
6.12	Self-Directed Brokerage Window	25

ARTICLE VII VESTING AND FORFEITURES		26
7.01	General	26
7.02	Vested Account	26
7.03	Forfeitures	27
7.04	Value Upon Distribution	29

ARTICLE VIII DISTRIBUTIONS UPON RETIREMENT, TERMINATION, LTD DISABILITY OR DEATH		29
8.01	Right to Payment	29
8.02	Form of Payment	31
8.03	Distributions Made in Cash or Shares	32
8.04	Commencement of Payment	32
8.05	Deferral of Payment	34
8.06	Designation of Beneficiary	34
8.07	Special Rules for Distribution In Case of Death	35
8.08	Missing Participants or Beneficiaries	35
8.09	Direct Rollovers	36
8.10	Distribution to Alternate Payees	36
8.11	Loans to Participants	37
8.12	Hardship Withdrawal of Compensation Deferral Contributions	38
8.13	In-Service Withdrawals	39
8.14	ESOP Dividend Distribution Election	40
8.15	Temporary Good Faith Provisions Related to Distributions, Loans, and Suspension of Mandatory Distributions	40
8.16	Good Faith Provisions Related to Certain SECURE Act and SECURE 2.0 Distributions	42
8.17	Annuity Forms of Distributions	46

ARTICLE IX PLAN ACCOUNTING		47
9.01	Separate Accounts	47
9.02	Daily Accounting Dates	48
9.03	Adjustment of Participants’ Accounts	48
9.04	Allocation of Employer Contributions	48
9.05	Crediting of Participant Contributions	48
9.06	Charging Distributions	48
9.07	Account Notices	49
9.08	Statement of Account	49
9.09	Contribution Limitations	49
9.10	Allocation of Earnings to Distributions of Excess Contributions	49
9.11	Limitation on Allocation of Contributions	50
9.12	Qualified Separate Lines of Business	52

ARTICLE X GENERAL PROVISIONS		52
10.01	Fiduciary Responsibilities	52
10.02	Fiduciary Liability	53
10.03	Administration of the Plan	53
10.04	Investment Committee	53
10.05	Delegation	53
10.06	Employment of Agents	54
10.07	Action by Employers	54
10.08	Information Required by Company	54

10.09	Review of Benefit Determinations	54
10.10	Company’s Decision Final	54
10.11	Action by Company	55
10.12	Waiver of Notice	55
10.13	Gender and Number	55
10.14	Controlling Law	55
10.15	Employment Rights	55
10.16	Litigation by Participants	55
10.17	Interests Not Transferable	55
10.18	Absence of Guaranty	55
10.19	Evidence	55
10.20	Indemnification	56
10.21	Unclaimed Distributions	56
10.22	Plan Expenses	56
10.23	Disaster Relief	57
10.24	Statute of Limitations	57
10.25	Mitigation	58

ARTICLE XI AMENDMENT AND TERMINATION		58
11.01	Amendment	58
11.02	Termination	58
11.03	Vesting and Distribution on Termination	59
11.04	Notice of Amendment or Termination	59
11.05	Plan Merger, Consolidation, etc.	59

ARTICLE XII SPECIAL RULES FOR TOP-HEAVY PLANS		59
12.01	Purpose and Effect	59
12.02	Top-Heavy Plan	59
12.03	Key Employee	60
12.04	Minimum Vesting	61
12.05	Minimum Employer Contribution	61
12.06	Aggregate of Plans	61
12.07	No Duplication of Benefits	61
12.08	Adjustment of Combined Benefit Limitations	61
12.09	Use of Terms	61

ARTICLE XIII HEART ACT PROVISIONS		62
13.01	Death Benefits	62
13.02	Differential Wage Payments	62
13.03	Severance From Employment	62

Supplement A - Electric Boat Corporation Employees Represented by IBEW Local 1186	63

Supplement B - General Dynamics-OTS, Inc. (formerly known as General Dynamics Armament and Technical Products, Inc. and the former General Dynamics Defense Systems, Inc.)	67

Supplement C - Bath Iron Works Corporation	74

Supplement D - General Dynamics Missions Systems	79

Supplement E - Reserved	85

Supplement F - For UAW Employees of GDLS	86

Supplement G - NASSCO East and NASSCO West	90

Supplement H - General Dynamics Ordnance and Tactical Systems, Inc.	96

Supplement I - General Dynamics Information Technology (former General Dynamics Network Systems, Inc.)	103

Supplement J - Electric Boat Corporation Employees Represented by the Metal Trades Council	106

Supplement K - General Dynamics Land Systems, Inc.	111

Supplement L – Electric Boat Corporation Employees Represented by the Marine Draftsmen Association	116

Supplement M – Electric Boat Corporation Employees Represented by Carpenters Local 1302	121

Supplement N – General Dynamics OTS (Wilkes Barre), LLC	125

Supplement O – General Dynamics Information Technology Employees Represented by the International Association of Machinists and Aerospace Workers 2902	128

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ARTICLE I

INTRODUCTION & PLAN HISTORY

1.01 Introduction. The General Dynamics Corporation 401(k) Plan for Represented Employees (the “Plan”) is maintained by General Dynamics Corporation (the “Company”), a Delaware Corporation. The purposes of the Plan are to encourage thrift on the part of eligible employees by furnishing them with an incentive to save for the future and to give them an opportunity to become more interested in the affairs of the Company through investing in the General Dynamics Stock Fund. The Plan is intended to be a profit sharing plan with a Code Section 401(k) feature and a Code Section 401(m) feature, except that, effective June 1, 2006, a portion of the General Dynamics Stock Fund is designated as a stock bonus plan and an employee stock ownership plan (“ESOP”), as defined in Code Section 4975(e)(7). In the event that any provision of the Plan relating to the ESOP conflicts with any applicable ESOP requirements set forth in the Code or any regulations thereunder, the Plan shall be construed and administered to conform to such requirements. This restatement of the Plan includes previously adopted good faith interim provisions to address the applicable provisions of the Coronavirus Aid, Relief, and Economic Security Act, certain provisions of the Setting Every Community Up for Retirement Enhancement Act (“SECURE Act”), and certain provisions of the SECURE 2.0 Act of 2022 (“SECURE 2.0”). This restatement of the Plan includes good faith interim amendments (including new Section 4.09(b)) to address certain provisions of SECURE 2.0.

1.02 History & Effective Date. The Plan previously was amended and restated effective as of the following dates: April 1, 1997; January 1, 2001; January 1, 2005; January 1, 2006; January 1, 2007; January 1, 2009; January 1, 2010; January 1, 2012; December 31, 2012; January 1, 2014; December 31, 2014; January 1, 2016; January 1, 2017; and January 1, 2023. The effective date of this amendment and restatement of the Plan is January 1, 2026 (“Effective Date”), except as otherwise provided herein, and all prior statutory requirements are carried forward in the Plan. The Plan, as set forth herein, replaces and supersedes all prior versions of the Plan.

1.03 Employers. Any subsidiary, affiliate or business unit of the Company that is a member of the Affiliated Group may become an Employer with the Company’s consent, provided such consent is indicated by amendment to the Plan. Notwithstanding anything to the contrary, employees of any subsidiary, affiliate or business unit that become employees of the Company or of its controlled group of corporations (as defined in Code Section 414(b)) by reason of any acquisition, merger or other corporate transaction shall not be permitted to participate in the Plan (a) in the absence of any express provision for their participation in any Supplement (as defined herein) or (b) in the event that such employees continue to actively participate in any similar plan for which the Company or any of its affiliates, subsidiaries or business units assumes or maintains sponsorship. A “subsidiary” of the Company is any legal entity of which more than 50 percent of the voting stock, units or other ownership interests thereof is owned, directly or indirectly, by the Company. An “affiliate” of the Company is any legal entity of which more than 50 percent of the voting stock, units or other ownership interests thereof is owned, directly or indirectly, by the owner or owners of more than 50 percent of the voting stock of the Company. A “business unit” of the Company is any subsidiary or affiliate of the Company or any economic or organizational or locational division or unit thereof. The Company and any stand-alone subsidiaries, affiliates or business units of the Company which participate in the Plan are referred to below collectively as the “Employers” or “Employing Units” and sometimes individually as an “Employer” or an “Employing Unit.”

1.04 Notices. Any notice or document required to be given to or filed with the Company will be properly given or filed if delivered or mailed, by registered mail, postage prepaid, to the Company, at the address provided from time to time in the summary plan description or any summary of material modifications thereto.

1.05 Funding of Benefits. Funds contributed under the Plan are held and invested in a trust fund (the “Trust Fund”), until distribution, by a trustee appointed by the Company or the Investment Committee (the “Trustee”) in accordance with the terms of a trust agreement between the Investment Committee and/or the Company on the one hand, and the Trustee on the other which implements and forms a part of the Plan (the “Trust Agreement”). Participation and benefits under the Plan are subject to the terms and provisions of the Plan and the Trust Agreement.

1.06 Exhibits and Plan Supplements. From time to time, the Company may adopt exhibits to the Plan for the purpose of setting forth specific provisions of this Plan (“Exhibits”). In addition, the Company may from time to time adopt supplements to this Plan document for the purpose of providing documentation necessary to determine benefits under the Plan for certain employee groups and Employing Units (“Supplements”). An Exhibit or Supplement may provide for additional benefits, substitute one benefit for another or provide for more restrictive benefits than those found in the main body of this Plan document. The Exhibits and Supplements may also include provisions to preserve benefits attributable to such Employees’ participation in a plan of the Employing Unit, predecessor of the Employing Unit or Affiliated Group, or to coordinate such benefits with the benefits of the Plan. Each such Exhibit or Supplement shall be attached to and form a part of the Plan. Each Exhibit and Supplement shall specify the Employing Unit to which it applies and shall supersede the provisions of the Plan document to the extent necessary to eliminate any inconsistencies between the Plan document and such Exhibits and Supplements.

ARTICLE II

DEFINITIONS

The following words and phrases shall have the respective meanings stated below unless a different meaning is plainly required by the context:

2.01 Account. “Account” means the recordkeeping account to which Contributions are credited under this Plan, including amounts transferred into this Plan, as described in Article IX. An Account may be divided into various sub-accounts, as determined by the Plan Administrator. Such Accounts and subaccounts, if any, are referred to herein collectively as the “Account” or “Accounts,” and sometimes individually as the “Account.” To the extent necessary or desirable as determined by the Plan Administrator, each Account shall segregate income from contributions for the purpose of properly recording distributions and/or withdrawals from the Participant’s Account.

2.02 Active Participant. “Active Participant” shall have the meaning set forth in Section 3.02.

2.03 Affiliated Group. “Affiliated Group” means that group of corporations and entities comprising the following: any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Company; any organization (whether or not incorporated) which is a Participant of an affiliated service group (as defined in Code Section 414(m)) which includes the Company; and any other entity required to be aggregated with the Company pursuant to Regulations under Code Section 414(o) (collectively referred to herein as an “Affiliated Group Member”).

2.04 After-Tax Contributions. “After-Tax Contributions” means the amount, if any, withheld from the Participant’s paycheck on a non-deductible basis and contributed to the Plan as permitted under a specific provision of the Plan.

2.05 Authorized Leave of Absence. “Authorized Leave of Absence” means a temporary paid or unpaid cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, maternity or paternity reasons, or any other reason. An Authorized Leave of Absence shall include that portion of leave under the Family and Medical Leave Act, as amended (the “FMLA”) that is required to be credited by the FMLA. In addition, the following shall be Authorized Leaves of Absence:

(a)

Armed Forces Leave. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the Employee returns to employment with the Employer with re-employment rights provided by federal law.

(b)

Maternity or Paternity Leave of Absence. For purposes of this Plan, a “maternity or paternity leave of absence” means an absence from work for any period by reason of the Employee’s pregnancy, birth of the Employee’s child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. In the case of such an absence, the 12-consecutive-month period beginning on the first anniversary of the first day of such absence shall not constitute a One-Year Break-in-Service under Section 7.02(f). The Plan Administrator shall determine, under rules of uniform application and based on information provided to the Plan Administrator by the Employee, whether the Employee’s absence from work is due to “maternity or paternity leave of absence.”

2.06 Beneficiary. “Beneficiary” shall have that meaning described in Section 8.06.

2.07 Company. “Company” means General Dynamics Corporation and any successor thereto.

2.08 Company Stock or Shares. “Company Stock” or “Shares” means “qualifying employer securities” of the Company as that term is defined in Code Section 4975(e)(8) (with reference to Code Section 409(l)(1)) to mean common stock issued by the Company which is readily tradable on an established securities market.

2.09 Continuous Service. “Continuous Service” shall have that meaning described in Section 7.02(d).

2.10 Contributions. “Contributions” means any 401(k) Contributions, Roth Elective Deferrals, After-Tax Contributions, Employer Contributions, Rollover Contributions and other contributions allocated to a Participant’s Account.

2.11 Deferral Pay. A Participant’s “Deferral Pay” shall be defined as provided in the applicable Supplement.

2.12 Effective Date. “Effective Date” shall have the meaning set forth in Section 1.02.

2.13 Eligible Employee. “Eligible Employee” means an Employee who is employed by an Employing Unit and is described in a Supplement. However, the term “Eligible Employee” shall not include:

(a)

Union Represented Employees: Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a)(46)) and an Affiliated Group Member, under which retirement benefits were the subject of good faith bargaining between the parties, will not be eligible to participate in this Plan unless such agreement expressly provides for coverage under this Plan;

(b)

Non-resident Aliens: Employees who are nonresident aliens (within the meaning of Code Section 7701(b)(1)(B)) and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)); and

(c)	Leased Employees: Employees who are leased employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) and as defined in Section 3.07 of this Plan.

(d)	Residents of Puerto Rico: Employees who are residents of Puerto Rico.

2.14 Employee. “Employee” means an employee of an Affiliated Group Member or of an Employing Unit paid on an hourly or salaried basis. The term “Employee” excludes (a) any individual classified by the Affiliated Group Member or Employing Unit as an independent contractor in respect of his or her services for the Affiliated Group Member or Employing Unit; (b) any individual whose compensation for services to the Affiliated Group Member or Employing Unit is reported on IRS Form 1099; (c) any individual whose compensation for services to the Affiliated Group Member or Employing Unit is paid from a payroll or other account of another employer under contract with the Affiliated Group Member or Employing Unit; or (d) any individual who is not paid from the Affiliated Group Member’s or Employing Unit’s payroll account or with respect to whom the Affiliated Group Member or Employing Unit does not issue an IRS Form W-2 (or any replacement form). Such exclusion shall not be affected by the Affiliated Group Member’s or Employing Unit’s misclassification of the individual’s employment status, or a determination by a court, government agency, arbitrator, or other authority that the individual is or was a common law employee of the Affiliated Group Member or Employing Unit, or that the Affiliated Group Member or Employing Unit is or was a common law employer, joint employer, single employer, or co-employer of the individual.

For example, this provision excludes from participation in the Plan workers commonly referred to as contract employees, job-shoppers, independent contractors, consultants, and leased employees (including “leased employees” as that term is used in Code Section 414(n) regardless of whether such leased employees have completed the 12-month waiting period described in Code Section 414(n)). To the extent required by Code Section 414(n), a “leased employee,” as defined in Section 3.07, shall be treated as an Employee but shall not be eligible to participate in the Plan. To the extent required by Code Section 414(o), individuals who are not otherwise Employees shall be treated as Employees but shall not be eligible to participate in this Plan.

2.15 Employer or Employing Unit. “Employer” or “Employing Unit” shall have the meaning set forth in Section 1.03.

2.16 Employer Contributions. “Employer Contributions” means the amounts contributed to the Plan by an Employer on a Participant’s behalf pursuant to Section 5.01 or 5.02 of the Plan.

2.17 401(k) Contributions. “401(k) Contributions” means the amounts contributed (on a before-tax basis) to the Plan by an Employer on the Participant’s behalf pursuant to the Participant’s valid election. A Participant shall at all times be 100% vested in his or her 401(k) Contributions and earnings thereon.

2.18 Highly Compensated Employee. A “Highly Compensated Employee” means any present or former employee who:

(a)	was a 5% owner of an Employer during the current or immediately preceding Plan Year; or

(b)

received annual compensation from an Employer exceeding the dollar amount specified in Code Section 414(q)(1)(B) (as adjusted for cost of living as provided therein and promulgated by the Internal Revenue Service) or any successor provision thereto, during the immediately preceding Plan Year and, if the Plan Administrator elects for such year, was in the top-paid 20% of the Employees for such year.

For purposes of the foregoing, an Employee’s compensation means his or her total compensation for services rendered to the Employer as an Employee, determined in accordance with Section 415(c)(3) of the Code, but including pre-tax deferrals or payments made pursuant to Sections 125 and 402(e)(3) of the Code, and, effective as of January 1, 2001, including any such deferrals or payments made pursuant to Code Section 132(f).

2.19 Hour of Service. “Hour of Service” shall mean each hour for which an individual is paid, or entitled to payment, for any reason by the Affiliated Group or for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Affiliated Group. In any event, the determination of the meaning of “Hour of Service” shall always be made in accordance with Department of Labor Regulation Section 2530.200b-2 or any successor provision thereof.

2.20 Inactive Participant. “Inactive Participant” shall have the meaning set forth in Section 3.03.

2.21 Internal Revenue Code and ERISA. “Internal Revenue Code,” or “Code,” and “ERISA” mean, respectively, the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended. Any reference to a Section of the Internal Revenue Code or of ERISA shall include any comparable Section or Sections of any current or future legislation, regulation (including, to the extent relied upon by the Plan Administrator, any temporary or proposed regulations) or issuance that amends, interprets, supplements or supersedes that Section.

2.22 Investment Committee. “Investment Committee” shall mean the committee described in Section 10.04.

2.23 LTD Disability. “LTD Disability” means when the Plan Administrator is notified by the Employing Unit that a Participant is determined to be disabled under the terms of his or her Employing Unit’s applicable long-term disability plan or when a Participant is determined to be disabled by the Social Security Administration. An individual who elects an installment form of distribution of his or her Vested Account by reason of LTD Disability may be required to submit to a medical examination at any time by the Plan Administrator, but not more often than once every six (6) months, to determine whether he or she is eligible for continuance of further installment payments. If the Plan Administrator is notified by the Employing Unit that such individual is no longer disabled under the terms of his or her Employing Unit’s applicable long-term disability plan or is no longer found to be disabled by the Social Security Administration and such individual returns to active status with the Company, the distribution of his or her Vested Account shall cease. In the event that such individual shall fail within thirty (30) days after receiving notice to submit to medical examinations, his or her installment distribution payments may be discontinued at the discretion of the Plan Administrator until he or she has submitted to such examination, after which his or her continued eligibility may be determined as provided above. The medical examinations provided herein shall be made by a competent physician or physicians or clinic or hospital selected by the Plan Administrator.

2.24 Other General Dynamics Corporation 401(k) Plan. “Other General Dynamics Corporation 401(k) Plan” means the (a) General Dynamics Corporation 401(k) Plan 3.0, (b) General Dynamics Corporation 401(k) QACA Plan (formerly known as the General Dynamics Corporation 401(k) Plan 4.0), or (c) General Dynamics Corporation 401(k) Plan 6.0.

2.25 Participant. “Participant” shall mean each Eligible Employee who satisfies the requirements of Sections 3.01 (or as otherwise indicated under Section 3.03).

2.26	Plan Administrator. “Plan Administrator” means the Company.

2.27 Plan Year. “Plan Year” means the 12 month period beginning on January 1st and ending on the following December 31st.

2.28 Qualified Military Service. “Qualified Military Service” has the meaning set forth in Section 414(u) of the Code. Notwithstanding any provision of this Plan to the contrary and effective with respect to reemployment occurring on or after December 12, 1994, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with Section 414(u) of the Code and the mandatory provisions of the Heroes Earnings Assistance and Relief Tax Act of 2008 as of the effective dates specified for such provisions in that act. Loan repayments will be suspended under this Plan during such service as permitted under Section 414(u) of the Code.

2.29 Qualified Reservist Distributions. “Qualified Reservist Distribution” has the meaning set forth in Section 72(t) of the Code. Qualified Reservist Distributions will be permitted in accordance with Section 72(t) of the Code.

2.30 Required Minimum Distribution Age. “Required Minimum Distribution Age” on and after January 1, 2023 means:

(a)	age 72, for Participants who attained the age 72 prior to January 1, 2023; or

(b)	age 73, for Participants who attained the age of 72 after December 31, 2022.

The determination of Required Minimum Distribution Age prior to January 1, 2023 was determined in accordance with provisions of the Plan at such time.

2.31 Rollover Contributions. “Rollover Contributions” means the amount, if any, contributed to a Participant’s Account pursuant to Section 4.07 of the Plan.

2.32 Roth Elective Deferrals. “Roth Elective Deferrals” means the amounts contributed to the Plan by the Employer on the Participant’s behalf pursuant to the Participant’s valid election (or as otherwise provided under Section 4.09(b)) which is treated by the Company as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election. Subject to Section 4.09(b), a Roth Elective Deferral must be designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Elective Deferral that is being made in lieu of all or a portion of the pre-tax elective deferrals the Participant is otherwise eligible to make under the Plan. A Participant shall at all times be 100% vested in his or her Roth Elective Deferrals and earnings thereon.

2.33 Spouse. “Spouse” or “spousal,” whether capitalized or not, means an individual lawfully married under the law of any U.S. state, any U.S. territory or possession, or any foreign jurisdiction with legal authority to sanction marriages. Spouse or spousal shall be construed to be consistent with and to give effect to Department of Labor Technical Release 2013-04, Internal Revenue Service Revenue Ruling 2013-17, Internal Revenue Service Notice 2014-19 and any subsequent guidance related thereto. Notwithstanding anything in this Plan document or a Supplement to the contrary, the definition of Spouse in the preceding sentence shall be effective as of June 26, 2013.

2.34 STD Pay. “STD Pay” means short-term disability pay that is paid pursuant to a Company-sponsored self-insured short-term disability benefit plan or a Company payroll practice or program. For avoidance of doubt, any short-term disability pay that is paid pursuant to a Company-sponsored fully insured short-term disability benefit plan or by a government or union entity, and all long-term disability pay from any source, is not included in this definition.

2.35 Stock Fund Fiduciary. “Stock Fund Fiduciary” shall mean that entity appointed by the Investment Committee to serve as the independent fiduciary and investment manager of the General Dynamics Stock Fund.

2.36 Valuation Date. “Valuation Date” means each day the New York Stock Exchange is open for business and Participants’ Accounts are adjusted under the Plan.

2.37 Vested Account. “Vested Account” means that portion of a Participant’s Account in which he or she is 100% vested.

ARTICLE III

PARTICIPATION

3.01 Eligibility and Commencement of Participation. Each Eligible Employee who is hired or rehired or whose initial eligibility for the Plan results from an employment transfer from an Affiliated Group Member is immediately eligible to participate and shall automatically become enrolled after the end of the opt-out period, unless other elections to either enroll sooner, change the deferral percentage from that described in Section 4.01 of the Plan, or opt out are made by the end of the opt-out period. The “opt-out period” shall commence as of the date of immediate eligibility and shall end on the thirty-fifth day following such eligibility commencement date (or, if applicable due to administrative feasibility, such later date the Plan recordkeeper is notified of such Eligible Employee’s eligibility for automatic enrollment). The foregoing automatic enrollment, including the opt-out, shall be provided in such manner and according to such procedures as the Plan Administrator shall determine.

Any other Eligible Employee not described in the preceding paragraph may elect to participate in the Plan by complying with enrollment procedures and authorizing a deferral of Deferral Pay at such time and in such manner as the Plan Administrator may prescribe.

Each Eligible Employee shall become a Participant in the Plan as soon as administratively feasible after such enrollment provided under the preceding paragraphs. The Plan Administrator will furnish each such Participant and each beneficiary receiving benefits thereunder with a copy of a summary plan description.

3.02 Active Participation. A Participant who is eligible to make 401(k) Contributions (regardless of whether such contributions are actually made) or whose right to do so has been temporarily suspended for any reason, and who has an Account balance under the Plan, is an Active Participant and is eligible to receive contributions under Article V. Each Participant shall participate in the Plan under the terms and conditions of the Supplement applicable to that Participant’s current Employing Unit.

3.03 Inactive Participation. A Participant shall be an Inactive Participant when he or she is no longer an Eligible Employee but maintains an Account balance. An Inactive Participant is not eligible to make a 401(k) Contributions election, nor may he receive contributions under Article V, but he may continue to make investment transfer and distribution decisions, as provided for by the Plan. Where the context permits, Inactive Participants and Active Participants are referred to collectively as “Participants.”

3.04 Limited Participation by Beneficiary or Alternate Payee. If a Participant dies before his or her Account balance is reduced to zero, his or her Beneficiary shall be deemed a Participant for the limited and exclusive purposes of administering the deceased Participant’s Account and distributing the same. Any “Alternate Payee” identified in a Qualified Domestic Relations Order (as defined by Section 414(p) of the Code) shall be deemed a Participant for the limited and exclusive purposes of administering the Alternate Payee’s interest in the Plan and distributing the same.

3.05 Termination of Participation. An individual who has become a Participant shall remain an Active Participant or an Inactive Participant, as appropriate, until he or she dies or his or her Account balance is reduced to zero.

3.06 Transfer of Employment. Any change in employment status which causes a Participant who remains employed by the Affiliated Group to cease to be an Eligible Employee shall not be considered to be a termination of employment for purposes of Section 7.02(e), but such Participant shall cease to be an Active Participant and shall become an Inactive Participant. Any transfer from one Affiliated Group Member to another will not be treated as a termination of employment for purposes of Section 7.02(e) of this Plan. In the event of any such transfers between different Supplements in the Plan, or any such transfer between the Plan and an Other General Dynamics Corporation 401(k) Plan, such Participant and his or her Contributions, prospectively from the date of any such transfer, will cease to be governed by his or her prior Supplement in the Plan and will be governed by the terms of his or her new Supplement in the Plan or in the Other General Dynamics Corporation 401(k) Plan in the event such Participant contributes to any such plan. In the event of any such transfers between different Supplements within the Plan, any contribution and investment elections under the prior Supplement will apply in the new Supplement until changed by the Participant if the applicable contribution rate structures and investment options, both before and after any such transfer, are the same.

In the event of any such transfers from the Plan to one of the Other General Dynamics Corporation 401(k) Plans, and unless otherwise provided by the Plan Administrator, the contribution and investment elections under this Plan will not apply in the Other General Dynamics Corporation 401(k) Plan, and such Other General Dynamics Corporation 401(k) Plan’s rules with respect to enrollment and investment elections shall apply; provided, however, the contribution elections under this Plan will apply in the Other General Dynamics Corporation 401(k) Plan to the extent that such Participant previously participated in the Other General Dynamics Corporation 401(k) Plan, unless an affirmative election to the contrary is made under the terms of such other plan.

In the event of any such transfers from one of the Other General Dynamics Corporation 401(k) Plans to the Plan, and unless otherwise provided by the Plan Administrator, the contribution and investment elections under such Other General Dynamics Corporation 401(k) Plan will not apply in the Plan, and this Plan’s rules with respect to enrollment shall apply; provided, however, the contribution elections under the Other General Dynamics Corporation 401(k) Plan will apply in this Plan to the extent that such Participant previously participated in this Plan, unless an affirmative election to the contrary is made, in accordance with Section 3.01.

If such a transfer occurs between the Plan and one of the Other General Dynamics Corporation 401(k) Plan, or between an Other General Dynamics Corporation 401(k) Plan and the Plan, the Participant’s Account shall be transferred as soon as administratively practicable following the date of the Participant’s transfer, in accordance with rules established by the Plan Administrator.

3.07 Leased Employees. A “leased employee” shall not be eligible to participate in the Plan. Consistent with Code Section 414(n), a “leased employee” means any person who has provided services for an Employing Unit under primary direction of or control by the Employing Unit, on a substantially full-time basis for a period of at least one year, pursuant to an agreement between the Employing Unit and a leasing organization. The period during which a leased employee performs services for the Employing Unit shall be taken into account for purposes of participation or service if such leased employee becomes an Eligible Employee, unless (i) such leased employee is a participant in a money purchase pension plan maintained by the leasing organization which provides a non-integrated employer contribution rate of at least 10 percent of compensation, immediate participation for all employees and full and immediate vesting, and (ii) leased employees do not constitute more than 20 percent of the Employing Unit’s non-highly compensated workforce.

ARTICLE IV

PARTICIPANT CONTRIBUTIONS

4.01 401(k) Contributions. Subject to the limitations of this Article IV and the remainder of the Plan, a Participant may elect to make 401(k) Contributions, under the Plan for any Plan Year, beginning with the Plan Year in which he or she becomes a Participant, as provided for in the applicable Supplement. Subject to the limits of this Article IV and the remainder of the Plan, each Eligible Employee who becomes a Participant in the Plan pursuant to the automatic enrollment provisions of Section 3.01 of the Plan shall automatically have 3% (or such other percentage determined under a Supplement, or as otherwise determined by the Plan Administrator) of his or her Deferral Pay contributed on a before-tax basis to the Plan as soon as administratively feasible after such automatic enrollment. In accordance with any rules established by the Plan Administrator, such Participant may subsequently change such deferral percentage in accordance with any applicable Supplement. Subject to the foregoing, all other Participants may elect to make 401(k) Contributions under the Plan for any Plan Year, beginning with the Plan Year in which he or she becomes eligible to participate in the Plan, as provided for in Article III and the applicable Supplement. Each election made by a Participant under this Section 4.01 must be made at such time and in such manner as the Plan Administrator shall determine.

4.02 Payment of Participant Contributions. A Participant’s 401(k) Contributions, Roth Elective Deferrals, and After-Tax Contributions, as applicable, shall be made by the Employing Unit on behalf of the Participant, and shall reduce the Participant’s compensation at the time of payment of such compensation; provided, however, no such Participant Contributions will be made to the Plan for any pay period where the resulting contribution amounts exceed the Participant’s applicable net compensation available for such contributions in such pay period. Amounts so deducted (or amounts by which a Participant’s compensation has been so reduced) for any calendar month shall be paid to the Trustee as soon as practicable thereafter, but in any event no later than the 15th business day of the next following month, subject to permissible extensions.

4.03 After-Tax Contributions. After-Tax Contributions shall be permitted under the Plan, but only as set forth in the applicable Supplement.

4.04 Variation, Discontinuance and Resumption of Participant Contributions. A Participant may elect to change his or her deferral percentage (but not retroactively) within the limits specified in this Article IV, to discontinue contributions or to resume contributions. Each such election by a Participant shall be made at such time and in such manner as the Plan Administrator shall determine, and shall be effective only in accordance with such rules as shall be established from time to time by the Plan Administrator.

4.05 Maximum Amount of Participant Contributions. In no event shall the amount of a Participant’s elective deferrals (401(k) Contributions and Roth Elective Deferrals) for any calendar year exceed the dollar amount specified in Code Section 402(g) (as adjusted for cost of living as provided therein and promulgated by the Internal Revenue Service). If, because of the foregoing limitation, a portion of the contributions made by a Participant may not be credited to his or her Account for a calendar year, such portion and the earnings thereon (including earnings for the period between the last day of the Plan Year and the date of distribution (the “gap period”)) shall be distributed to the Participant by April 15 of the following calendar year (subject to permissible extensions). To the extent there is an excess distribution to a Participant, and such Participant does not actively elect a method of receiving such excess, distributions will first come from Roth Elective Deferrals and then 401(k) Contributions. Effective for Plan Years beginning on or after January 1, 2008, the earnings distributed to Participants pursuant to the preceding sentence shall not include earnings for the gap period.

4.06 Limitation on Participant Compensation Deferral Contributions. Notwithstanding the foregoing provisions of this Article IV, in no event shall the average deferral percentage (“ADP,” as defined below) for any Plan Year of the Highly Compensated Employees who are Plan Participants exceed the greater of:

(a)	the ADP of all other Participants for the current Plan Year multiplied by 1.25; or

(b)

the ADP respectively, of all other Participants for the current Plan Year multiplied by 2.0; provided that the ADP of such Highly Compensated Participants does not exceed that of all other Participants for the current Plan Year by more than 2 percentage points.

The ADP of a group of Participants for a Plan Year means the average of the actual deferral ratios (determined separately for each Participant in such group) of such group of Participants, where the actual deferral ratio for a Participant means the ratio of: (i) the 401(k) Contributions made by such Participant for such Plan Year (and, at the election of the Company, any 401(k) Contributions to the extent not necessary for ACP testing purposes, any Employer Matching Contributions to the extent not necessary for ACP testing purposes, or any qualified nonelective contributions (“QNECs”) or qualified matching contributions (“QMACs”) made to the Plan on behalf of the Participant); to (ii) the Participant’s compensation, determined in accordance with Section 414(s) of the Code, for such Plan Year. For purposes of the ADP calculation under this Section 4.06, a Participant means any employee who is eligible to make 401(k) Contributions under the Plan. Pursuant to Treasury Regulation Section 1.401(k)-2(a)(6)(iv), QNECs cannot be taken into account for a Plan Year for a non-Highly Compensated Employee to the extent such contributions exceed the product of that non-Highly Compensated Employee’s compensation and the greater of 5% and 2 times the plan’s representative contribution rate. Pursuant to Treasury Regulation Section 1.401(k)-2(a)(6)(v) (incorporating Treasury Regulation Section 1.401(m)-2(a)(5)(ii)), QMACs cannot be taken into account for a non-Highly Compensated Employee to the extent the QMAC exceeds the greatest of (1) 5% of compensation, (2) the employee’s elective deferrals for a year, and (3) the product of 2 times the plan’s representative matching rate and the employee’s elective deferrals for a year.

The 401(k) Contributions made by the Highly Compensated Employees will be reduced to the extent necessary to meet the requirements of this Section 4.06. The reductions will occur in the following manner (and in accordance with guidance set out by the Internal Revenue Service (the “IRS”), including Notice 97-2):

(c)

The actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio is reduced such that the actual deferral ratio is equal the actual deferral ratio of the Highly Compensated Employee with the next highest actual deferral ratio, provided, if applicable, that the reduction of the actual deferral ratio will be no more than is necessary to satisfy the ADP test indicated above.

(d)

The process of step (c) is repeated until the ADP test indicated above is satisfied. The total amount of excess 401(k) Contributions is equal to the sum of these hypothetical reductions multiplied, in each case, by the Highly Compensated Employee’s compensation (as determined above).

(e)

The 401(k) Contributions of the Highly Compensated Employee with the highest dollar amount of 401(k) Contributions are reduced by the amount required to cause that Highly Compensated Employee’s 401(k) Contributions to equal the dollar amount of the 401(k) Contributions of the Highly Compensated Employee with the next highest dollar amount of 401(k) Contributions. This amount is then distributed as provided below to the applicable Highly Compensated Employee. However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total excess 401(k) Contributions determined under step (d), the lesser reduction amount is distributed.

(f)	If the total amount distributed in accordance with step (e) is less than the total excess 401(k) Contributions determined under step (d), step (e) is then repeated.

If, because of the foregoing limitations, a portion of the 401(k) Contributions (and any applicable Employer Matching Contributions thereon) made by a Highly Compensated Employee may not be credited to his or her Account for a Plan Year, such portion of the 401(k) Contributions (and the earnings thereon) shall be distributed to such Participant (or where applicable, permitted by law and approved by the Company, placed in a non-qualified supplemental benefit plan), if administratively feasible, within 2 1⁄2 months after the end of that Plan Year, but in no event later than the last day of the next following Plan Year. Any such portion of Employer Matching Contributions attributable to the aforementioned distributed 401(k) Contributions shall be forfeited. In order to comply with this Section 4.06, at its discretion, the Plan Administrator may impose, from time to time, a maximum deferral percentage that each Highly Compensated Employee may elect to defer as his or her 401(k) Contribution.

To the extent that the Plan is aggregated with other plans for purposes of Code Sections 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)), for purposes of determining whether the Plan satisfies the above ADP test, all elective contributions made under the Plan and such other plans shall be treated as being made under a single plan. If the Plan is permissively aggregated with other plans for purposes of Code Section 401(k), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan. For purposes of the above ADP test, the actual deferral ratio of a Highly Compensated Employee will be determined by treating all cash and deferred arrangements under which the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated) as a single arrangement.

The provisions herein relating to the ADP test shall be administered in accordance with Code Section 401(k) and the applicable regulations and guidance thereunder.

4.07 Rollover Contributions. At the direction of the Plan Administrator, and in accordance with such rules as the Plan Administrator may establish from time to time, rollovers described in Section 402(c) of the Code, rollover contributions described in Section 408(d)(3) of the Code and benefits of an Employee under another plan that meets the requirements of Section 401(a) of the Code may be received by the Trustee in cash only, and will be credited to an Account established in the name of the Employee (provided he or she is eligible to be an Active Participant under this Plan). Additionally, at the direction of the Plan Administrator and in accordance with such rules as the Plan Administrator may establish from time to time, the Plan will accept only in cash on behalf of an Active Participant:

(a)

a direct rollover of an eligible rollover distribution from: (i) another plan that meets the requirements of Sections 401(a) or 403(a) of the Code (excluding after-tax employee contributions, unless (if permitted by the Plan Administrator) such contributions are separately accounted for and relate to corporate acquisitions or the integration of acquired plans’ assets into the Plan); or (ii) an annuity contract described in Section 403(b) of the Code (excluding after-tax employee contributions); or (iii) an eligible plan under Section 457 of the Code which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state;

(b)

a Participant contribution of an eligible rollover distribution from: (i) another plan that meets the requirements of Sections 401(a) or 403(a) of the Code (excluding after-tax employee contributions, unless (if permitted by the Plan Administrator) such contributions are separately accounted for and relate to corporate acquisitions or the integration of acquired plans’ assets into the Plan); or (ii) an annuity contract described in Section 403(b) of the Code (excluding after-tax employee contributions); or (iii) an eligible plan under Section 457 of the Code which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state; and

(c)

a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

Any amounts received by the Trustee for a Participant in accordance with any of the preceding provisions shall be adjusted from time to time in accordance with Article IX of the Plan and shall be fully vested in the Employee for whom it is held under the Plan.

4.08 Vesting. A Participant shall always be 100% vested in the amounts (including earnings) attributable to any 401(k) Contributions, Roth Elective Deferrals, After-Tax Contributions, Rollover Contributions and catch-up contributions described in Section 4.09. See Article VII for vesting rules affecting other types of Contributions.

4.09	Catch-up Contributions.

(a)

In accordance with, and subject to the limitations of, Section 414(v) of the Code (including the applicable limitations as adjusted for Participants aged 60 to 63 as provided under Secure 2.0), all Participants who are eligible to make elective deferrals under the Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions. For purposes of the preceding sentence, a Participant who is projected to attain age 50 before the end of a Plan Year shall be deemed to be age 50 as of January 1 of such year (and the determination of Participants aged 60 to 63 shall be determined in a similar manner). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Furthermore, the election and making of such catch-up contributions shall be made in accordance with such rules and procedures as determined by the Plan Administrator. Unless otherwise provided by the Plan Administrator, such catch-up contributions shall not be eligible for Employer Contributions under Section 5.01 hereof.

(b)

In accordance with, and subject to limitations of Section 414(v)(7) of the Code and Section 4.09(a) above, to the extent catch-up contributions are made by a Participant who received annual FICA wages (as defined in Code Section 3121(a)) from applicable Employing Units in excess of the dollar amount specified in Code Section 414(v)(7) (as adjusted for cost of living as provided therein and promulgated by the Internal Revenue Service) during the immediately preceding Plan Year, such catch-up contributions shall be designated as Roth Elective Deferrals. To the extent a Participant who is subject to the Roth catch-up contribution requirement (described in the preceding sentence) fails to make an affirmative election to designate such catch-up contributions as Roth Elective Deferrals, such Participant shall be deemed to have irrevocably designated any such catch-up contributions as Roth Elective Deferrals once the Participant reaches the applicable annual elective deferral limit in Code Section 402(g) (as set forth in Section 4.05). For purposes of the first sentence of Section 4.09(b), except as otherwise determined by the Plan Administrator, an applicable Employing Unit shall include all Employing Units under the Plan and the Other General Dynamics Corporation 401(k) Plans. The application of this Section 4.09(b) shall be made in accordance with such rules and procedures as determined by the Plan Administrator.

4.10 Roth Elective Deferrals.

(a)

General Application. This Section 4.10 will apply to contributions beginning on or after January 1, 2009, as specifically set forth in an applicable Supplement. As of such date set forth in an applicable Supplement, the Plan will accept Roth Elective Deferrals and Roth rollover contributions made on behalf of Participants under all applicable Supplements herein. A Participant’s Roth Elective Deferrals and Roth rollover contributions will be allocated to separate accounts maintained for such funds as described in subsection (b). Unless specifically stated otherwise, Roth Elective Deferrals will be treated as 401(k) Contributions for all purposes under the Plan in accordance with applicable law and as required by the context of the Plan. Additionally, Roth Elective Deferrals shall not be made under any automatic enrollment provisions of the Plan.

(b)

Separate Accounting. Contributions and withdrawals of Roth Elective Deferrals and rollovers (collectively, “Roth contributions”) will be credited and debited to the Roth Accounts (i.e., Roth Elective Deferral Account and Roth Rollover Account) maintained for each Participant. The Plan will maintain a record of the amount of Roth contributions in each Participant’s Account. Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Accounts and the Participant’s other Accounts under the Plan. No contributions other than Roth Elective Deferrals and properly attributable earnings will be credited to each Participant’s Roth Elective Deferral Account. Solely with respect to the order in which Accounts may be accessed and subject to any other restrictions contained in the Plan regarding the availability of funds for certain purposes, the depletion order of Accounts for any applicable (as determined by the Plan Administrator) purposes under the Plan shall be in accordance with rules established by the Plan Administrator from time to time. Roth contributions can be depleted separately from other contribution sources. Roth contributions, earnings, distributions and withdrawals will be taxed in accordance with applicable law.

(c)

Direct Rollovers. Notwithstanding anything to the contrary, a direct rollover of a distribution from a Roth Elective Deferral Account under the Plan will only be made to another Roth elective deferral account under an applicable retirement plan described in Section 402A(e)(1) of the Code or to a Roth IRA described in Section 408A of the Code, and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code. Notwithstanding Section 4.07, the Plan will accept a rollover contribution to a Roth Rollover Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Section 402A(e)(1) of the Code and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code. Notwithstanding Section 4.07 of the Plan, the Plan will not accept rollovers from a Roth IRA.

(d)

Correction of Excess Contributions. In the case of a distribution of excess contributions for a Highly Compensated Employee, distributions will first come from 401(k) Contributions and then Roth Elective Deferrals.

(e)

In-Plan Roth Rollovers. In accordance with Code Section 402A(c)(4) and any regulatory guidance thereunder, and as permitted by this paragraph, an eligible rollover distribution from the vested Account of an Active Participant (or a surviving spouse Beneficiary or an alternate payee that is a spouse or former spouse) under the Plan other than a designated Roth Account may be transferred to the Active Participant’s designated Roth Account (or the designated Roth Account of a surviving spouse Beneficiary or an alternate payee that is a spouse or former spouse) under the Plan (but only with respect to those Participants that are allowed to make Roth Contributions pursuant to an applicable Supplement). The preceding sentence shall be effective (i) after December 1, 2010, with respect to vested amounts otherwise eligible for distribution, and (ii) beginning January 1, 2016, with respect to vested amounts not otherwise eligible for distribution consisting of 401(k) Contributions, safe harbor Employer Matching Contributions, QNECs, and QMACs. Notwithstanding the foregoing, for the period of January 1, 2016, through December 31, 2016, any vested amount not otherwise eligible for distribution (other than After-Tax Contributions and Roth Elective Deferrals) could be transferred in accordance with the first sentence of this paragraph. The Plan will maintain such records as are necessary for the proper reporting of in-plan Roth rollovers.

ARTICLE V

EMPLOYER CONTRIBUTIONS

5.01 Employer Matching Contributions. The Company shall make an “Employer Matching Contribution” to the Trustee equal to a percentage of the aggregate 401(k) Contributions made by Participants during such month pursuant to Section 4.01, but reduced by the amount of forfeitures, if any, allocable pursuant to Section 7.03. The percentage (if any) of such Employer Matching Contributions shall be determined pursuant to the applicable Supplement set forth at the end of this Plan. Employer Matching Contributions will be applied to 401(k) Contributions first, then Roth Elective Deferrals (if applicable) and then After-Tax Contributions (if applicable). Employer Matching Contributions may be made in cash or such other property as may be determined by the Company, and shall be invested in accordance with Article VI. Notwithstanding the foregoing, no Employer Contributions shall be made in Company Stock during a period commencing with the public announcement of an offer for acquisition of the common stock of the Company (ending at the expiration of the offer period), as described in Article VI.

The Company may make additional Employer Matching Contributions to the Accounts of Participants in accordance with such nondiscriminatory rules as it may establish and communicate from time to time so that certain Participants are able to benefit from Employer Matching Contributions throughout any particular Plan Year, provided that such additional contributions do not exceed the amount that such Participants would have received had their contributions been made throughout the duration of any particular Plan Year.

5.02 Employer Discretionary Contribution. For each Plan Year, the Company, in its discretion, may specify (a) an aggregate discretionary contribution to be made under the Plan for that year and (b) a definite basis or formula by which such aggregate discretionary contribution can be determined within a reasonable time after the end of that Plan Year, or (c) any other type of Company contribution that is not necessarily based on the achievement or existence of any profits or actual 401(k) Contributions applicable for and described in any one or more Supplements. Any of the foregoing shall be known as an “Employer Discretionary Contribution.” In the event Employer Discretionary Contributions are made for any Plan Year, the Company, as specified in a Supplement, shall contribute to the Trustee amounts determined by it which shall be allocated to the Accounts of Participants eligible for such contributions in accordance with the applicable Supplement. In addition to the foregoing, the Company shall be permitted to make such contributions on any basis determined by the Company that will permit passage of any discrimination or other testing. Notwithstanding the foregoing, the ESOP component of the Plan will not be used to satisfy the requirements of IRC Section 401(a)(4) by using cross-testing.

5.03 Limitations on Employer Contributions. The Company’s total contribution for a Plan Year is conditioned on its deductibility under Section 404 of the Code in that year, shall comply with the contribution limitations set forth in Section 9.09 and the allocation limitations contained in Section 9.11, and shall not exceed an amount equal to the maximum amount deductible on account thereof by the Company for that year for purposes of federal taxes on income.

5.04 Payment of Employer Contributions. The Company’s total contribution under the Plan for any Plan Year shall be paid without interest, not later than the time prescribed by law for filing the Company’s federal income tax return for such year, including extensions thereof.

5.05 Verification of Employer Contributions. If for any reason the Company decides to verify the correctness of any amount or calculation relating to its contribution for any Plan Year, the certificate of an independent accountant selected by the Company as to the correctness of any such amount or calculation shall be conclusive on all persons.

5.06 No Interest in Employers. The Company shall have no right, title or interest in the Trust Fund, nor shall any part of the Trust Fund revert or be repaid to the Company, directly or indirectly, unless:

(a)

the Internal Revenue Service initially determines that the Plan, as applied to the Company, does not meet the requirements of Section 401(a) of the Code, in which event the contributions made to the Plan by the Company shall be returned to it within one year after such adverse determination;

(b)	a contribution is made by the Company by mistake of fact and such contribution is returned to the Company within one year after payment to the Trustee; or

(c)

a contribution conditioned on the deductibility thereof is disallowed as an expense for federal income tax purposes and such contribution (to the extent disallowed) is returned to the Company within one year after the disallowance of the deduction.

Contributions may be returned to the Company pursuant to paragraph (a) above only if they are conditioned upon initial qualification of the Plan, and an application for determination was made by the time prescribed by law for filing the Company’s federal income tax return for the taxable year in which the Plan was adopted (or such other date as the Secretary of the Treasury may prescribe). The amount of any contribution that may be returned to the Company pursuant to paragraph (b) or (c) above must be reduced by any portion thereof previously distributed from the Trust Fund and by any losses of the Trust Fund allocable thereto, and in no event may the return of such contribution cause any Participant’s Account balances to be less than the amount of such balances had the contribution not been made under the Plan.

5.07 Corrections. In the event of erroneous Contribution(s) under the Plan (including, but not limited to, 401(k) Contributions, Roth Elective Deferrals, After-Tax Contributions and/or catch-up contributions erroneously made on behalf of an individual who is not eligible to participate in the Plan, and/or catch-up contributions of a Participant not made in accordance with Section 4.09; a Rollover Contribution that is erroneously made by an individual who is not eligible to make a Rollover Contribution; any other Contributions made on behalf of an individual who is not entitled to such Contributions; or any improper characterization of Contributions), such failure(s) may be corrected in accordance with the Internal Revenue Service’s Employee Plans Compliance Resolution System or as otherwise permitted by applicable law and regulations or as otherwise determined appropriate by the Plan Administrator.

It is recognized that in the operation and administration of the Plan certain mathematical and accounting errors may be made or mistakes may arise by reason of factual errors in information supplied to the Plan Administrator. Without limiting the foregoing, the Plan Administrator shall have power to cause such equitable adjustments to be made to correct for such errors as the Plan Administrator in its discretion considers appropriate. Such adjustments shall be final and binding on all persons. Any return of a contribution to the Company due to a mistake in fact will be subject to Section 5.07 and other applicable provisions of the Plan.

ARTICLE VI

INVESTMENT OF CONTRIBUTIONS

6.01 The Investment Funds. The Trust Fund as of any date shall consist of all property of every kind then held by the Trustee on behalf of the Plan. The Trust Fund shall consist of such investment funds as the Investment Committee shall determine from time to time, except that the Trust Fund shall maintain a Company Stock fund (the “General Dynamics Stock Fund”), subject to the terms of Section 6.11 below. The purpose of the General Dynamics Stock Fund is to enable Plan participants to indirectly invest in Company Stock through the Plan.

Effective as of June 1, 2006, a portion of the General Dynamics Stock Fund shall be an ESOP, as described in the following paragraph. The Trustee’s purchase of Company Stock for the General Dynamics Stock Fund shall be made in accordance with this Section and Section 6.05 below. Pending investment, reinvestment or distribution as provided in the Plan, the Trustee may temporarily retain the assets of any one or more of the investment funds in cash, commercial paper, short-term obligation, or undivided interests or participation in common or collective short-term investment funds. Any investment fund may be partially or entirely invested in any common or commingled fund or in any group annuity, deposit administration or separate account contract issued by a legal reserve life insurance company which is invested generally in property of the kind specified for the investment fund. The Investment Committee, in its discretion, may direct the Trustee to establish such investment funds or, subject to the requirement to maintain the General Dynamics Stock Fund, to terminate any of the investment funds as it shall from time to time consider appropriate and in the best interests of the Participants. Subject to the requirement to maintain the General Dynamics Stock Fund and the terms of Section 6.11 below, the Investment Committee may change the types of investment funds offered, may add, freeze or delete any particular investment fund, and may map investments between investment funds (or from investment funds of merged plans into investment funds of the Plan), in each case, other than as to the General Dynamics Stock Fund. The decision to invest in any particular investment fund offered under the Plan, however, is the sole responsibility of each Participant. The Trustee, the Plan Administrator, the Investment Committee, the Company or any Employer, or any of its directors, officers, employees or agents are not empowered to advise a Participant as to the manner in which his Account shall be invested. The fact that a security is available to Participants (or Beneficiaries) for investment under the Plan shall not be construed as a recommendation for the purchase of that security, nor shall the designation of any option impose any liability on the Company or any Employer, or any of its directors, officers, employees or agents, the Trustee, the Investment Committee or the Plan Administrator. The funds established hereunder may be referred to collectively as the “investment funds” and individually as an “investment fund.”

The General Dynamics Stock Fund shall be an ESOP to the extent the dividend election of Section 8.14 is available to the assets held in the General Dynamics Stock Fund. All assets are eligible to be invested in the General Dynamics Stock Fund, except that any benefits or contributions that are integrated with Social Security will not be a part of the ESOP and will not be eligible for the election described in Section 8.14. Notwithstanding anything to the contrary, all non-ESOP contributions to the General Dynamics Stock Fund shall be deemed “non-ESOP” for all average deferral percentage testing and all aggregate contribution testing purposes under the Plan.

6.02 Investment Fund Elections. The Plan is intended to constitute a plan described in Section 404(c) of ERISA. A Participant may elect to invest all or a portion of his or her own contributions in his or her Account and, where permitted, the Employer Contributions made on his or her behalf in one or more of the Plan’s investment funds. Investment elections must be made in whole percentages, shall be made at such time and in such manner as the Plan Administrator shall determine, and shall be subject to any rules, restrictions and limitations established by the Plan Administrator. If a Participant fails to make an election under this Section 6.02, with respect to his or her contributions (including all automatic deferrals described in Section 4.01 of the Plan) and his or her share of the Employer Contributions, such Participant shall be deemed to have elected to have any such contributions invested in the applicable default investment fund as shall be designated by the Investment Committee and communicated to Participants from time to time by the Plan Administrator in accordance with applicable law. The Plan Administrator shall establish rules to permit investment fund elections consistent with Code Section 401(a)(28) and any related Treasury regulations thereunder for ESOP diversification purposes under the Plan. Unless otherwise provided in Section 8.14, dividends paid on investments held in the General Dynamics Stock Fund shall be reinvested in that investment fund.

6.03 Diversification. Notwithstanding anything to the contrary that may be contained in any Supplement, the provisions of this Article VI are intended to satisfy Code Section 401(a)(28) and the Pension Protection Act of 2006 (including, but not limited to, Code Section 401(a)(35) and the Treasury regulations promulgated thereunder) by permitting immediate diversification for all units in the General Dynamics Stock Fund acquired by the Account of a Participant.

6.04 Investment Fund Transfers. Subject to any administrative rules established by the Plan Administrator, a Participant may elect that all or a part of his or her interest in an investment fund shall be liquidated and the proceeds thereof transferred to one or more of the other investment funds. Each such election may be made in either whole percentages or on a dollar specific basis. Transfers may be made at such time and in such manner as the Plan Administrator shall determine, and shall be subject to any rules, restrictions and limitations established by the Plan Administrator, including, but not limited to, restrictions on and resulting penalties for excessive trading.

6.05 Purchase of Company Stock. As soon as practicable after receipt of contributions applicable thereto, the Trustee shall regularly purchase Company Stock from time to time in the open market in accordance with a non-discretionary purchasing program, or shall purchase authorized but unissued Company Stock from General Dynamics Corporation or Company Stock held in the treasury of General Dynamics Corporation. In the event that authorized but unissued or treasury Company Stock is purchased by the Trustee, the price per share shall be the average closing market price of the Company Stock on the New York Stock Exchange over the five most recent days prior to such purchase on which at least one sale took place. Company Stock will be held in the name of the Trustee or its nominees for the account of the Participants or Inactive Participants until distributed, and the Trustee shall in its discretion exercise or sell any rights for the purchase of any additional shares of Company Stock or other securities which General Dynamics Corporation may offer to its shareholders, except as described in Section 6.06 below.

6.06 Voting of Company Stock. When the Company prepares for any annual or special meeting, the Company shall notify the Trustee and the Stock Fund Fiduciary at least thirty (30) days in advance of the intended record date and shall cause a copy of all proxy solicitation materials to be sent to the Trustee and the Stock Fund Fiduciary. If requested by either the Trustee or the Stock Fund Fiduciary, the Company shall certify to the requesting party that the aforementioned materials represent the same information distributed to shareholders of Company Stock. Based on these materials, the Trustee and the Stock Fund Fiduciary shall prepare (or cause to be prepared) a voting instruction form and shall provide a copy of all proxy solicitation materials to be sent to each Participant with an interest in the General Dynamics Stock Fund held in the Trust Fund, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the number of full and fractional shares of Company Stock credited to the Participant’s Account.

Each Participant (or Beneficiary in the event of the death of the Participant, or a representative properly designated by that Participant, or the Participant’s legal guardian) is, for purposes of this Section 6.06, hereby designated a “named fiduciary” within the meaning of Section 402(a)(2) of ERISA, with respect to Company Stock allocated to his Account, and shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Company Stock credited to his Account (both vested and unvested). Directions from a Participant to the Trustee concerning the voting of Company Stock shall be communicated in writing, or by such other means as agreed upon by the Trustee, the Stock Fund Fiduciary and the Company. These directions shall be held in confidence by the Trustee and the Stock Fund Fiduciary and shall not be divulged to the Company, or any officer or employee thereof, or any other person except to the extent that the aggregate consequences of such directions are reflected in reports regularly communicated to any such person in the ordinary course of the performance of the Trustee’s services under the Trust Fund agreement. Upon its receipt of the directions, the Trustee shall vote the shares of Company Stock as directed by the Participant unless otherwise directed by the Stock Fund Fiduciary. Any share held by Trustee as to which it receives no voting instructions shall be voted by Trustee at the direction of the Stock Fund Fiduciary, and if no direction is provided, the Trustee shall not vote such shares.

The Trustee shall vote that number of shares of Company Stock not credited to Participants’ Accounts in a manner as directed by the Stock Fund Fiduciary and if no direction is provided, the Trustee shall not vote such shares.

6.07	Tender Offers.

(a)

Upon commencement of a tender offer for any Company Stock securities held in the General Dynamics Stock Fund in the Trust Fund, the Company shall timely notify the Trustee and the Stock Fund Fiduciary in advance of the intended tender date and shall cause a copy of all materials to be sent to the Trustee and the Stock Fund Fiduciary. The Company shall certify to the Trustee and the Stock Fund Fiduciary that the aforementioned materials represent the same information distributed to shareholders of Company Stock. Based on these materials and after consultation with the Company, the Trustee and the Stock Fund Fiduciary shall prepare (or cause to be prepared) a tender instruction form and shall provide a copy of all tender materials to be sent to each Participant with an interest in the General Dynamics Stock Fund, together with the foregoing tender instruction form, to be returned to the Trustee or its designee. The tender instruction form shall show the number of full and fractional shares of Company Stock credited to each Participant’s Account (both vested and unvested).Each Participant, or Beneficiary in the event of the death of the Participant, or a representative properly designated by that Participant or the Participant’s legal guardian (to the extent consistent with the terms of an Offer), as “named fiduciary” within the meaning of Section 402(a)(2) of ERISA with respect to an interest in the General Dynamics Stock Fund, shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Company Stock credited to the Participant’s Account (both vested and unvested). Directions from a Participant to the Trustee concerning the tender of Company Stock shall be communicated in writing, or such other means as is agreed upon by the Trustee and the Company. These directions shall be held in confidence by the Trustee and the Stock Fund Fiduciary (as applicable) and shall not be divulged to the

Company, or any officer or employee thereof, or any other person except to the extent that the aggregate consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee’s services under the Trust Fund agreement. The Trustee shall tender or not tender shares of Company Stock as directed by the Participant unless otherwise directed by the Stock Fund Fiduciary. The Trustee shall not tender shares of Company Stock credited to a Participant’s Account for which it has received no directions from the Participant unless otherwise directed by the Stock Fund Fiduciary.

(c)

Except as otherwise required by applicable law, the Trustee shall tender that number of shares of Company Stock not credited to Participants’ Accounts in a manner as directed by the Stock Fund Fiduciary and if no direction is provided, the Trustee shall not tender such shares.

(d)

A Participant who has directed the Trustee to tender some or all of the shares of Company Stock credited to the Participant’s Account may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. A Participant shall not be limited as to the number of directions to tender or withdraw that the Participant may give to the Trustee.

(e)

A direction by a Participant to the Trustee to tender shares of Company Stock credited to the Participant’s Accounts shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any or all of his or her withdrawable shares. The Trustee shall credit to each Account of the Participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Company Stock tendered from that Account. Pending receipt of directions (through the Plan Administrator) from the Participant or the Investment Committee or the Stock Fund Fiduciary, as the case may be, as to which of the remaining investment funds the proceeds should be invested in, the Trustee shall invest the proceeds in the applicable default investment fund as shall be designated by the Investment Committee.

(f)	The tender offer period is that period during which tender offer is outstanding and may be accepted or rejected or during which time an acceptance or rejection may be withdrawn.

6.08 Additional Restrictions. Without limiting the effect of Section 6.03, additional restrictions may be imposed on the Accounts of certain Participants with General Dynamics Stock Fund investments to comply with any securities laws or Company policies.

6.09 Special Fiduciary Provisions Concerning Company Stock. The Trustee shall adopt procedures designed to safeguard the confidentiality of information relating to the purchase, holding, and sale of such securities, and the exercise of voting, tender and similar rights with respect to such securities by Participants (and Beneficiaries), except to the extent necessary to comply with Federal laws or state laws not preempted by ERISA. The Stock Fund Fiduciary shall monitor the sufficiency of the foregoing procedures to safeguard the confidentiality of such information and such procedures are being followed.

6.10 No Obligation to Acquire Securities. Pursuant to Treasury Regulation Section 54.4975-11(a)(7)(i), the Plan is not obligated to acquire securities from a particular security holder at an indefinite time determined upon the happening of an event (such as the death of the holder).

6.11 General Dynamics Stock Fund.

(a)

The General Dynamics Stock Fund is intended to be a feature of the Plan that shall be invested 100% in Company Stock. The General Dynamics Stock Fund is intended to remain so invested without regard to the diversification of assets, subject to the discretion of the Stock Fund Fiduciary.

(b)

Stock Fund Fiduciary. Notwithstanding anything in the Plan or the Trust Fund to the contrary, the Stock Fund Fiduciary shall be the exclusive independent fiduciary and investment manager for the General Dynamics Stock Fund. The Stock Fund Fiduciary shall have the exclusive fiduciary authority and responsibility, in its sole discretion, to determine whether continuing the General Dynamics Stock Fund as an investment option in accordance with the terms of the Plan is prudent under ERISA (either with respect to continuing to permit new investment in the General Dynamics Stock Fund, continuing to hold Company Stock, or both).In making such a determination, the Company intends that the Stock Fund Fiduciary consider the risk associated with the General Dynamics Stock Fund not standing alone, but in light of the availability of other investment funds under the Plan and the ability of Plan participants to construct a diversified portfolio of investments consistent with their individual desired level of risk and return.

(c)

Powers of the Stock Fund Fiduciary. Notwithstanding anything in the Plan to the contrary, the Stock Fund Fiduciary shall at all times have the exclusive fiduciary authority and responsibility to exercise the following powers:

(1)	in connection with a determination that purchasing Company Stock is no longer prudent under ERISA, to suspend or prohibit the investment of new Contributions in the General Dynamics Stock Fund;

(2)

in connection with a determination that purchasing Company Stock is no longer prudent under ERISA, to suspend or prohibit the transfer of Participant Account balances into the General Dynamics Stock Fund;

(3)

in connection with a determination that purchasing Company Stock is no longer prudent under ERISA, to eliminate the General Dynamics Stock Fund as an investment fund under the Plan and to sell or otherwise dispose of all of the Company Stock held in the General Dynamics Stock Fund;

(4)

to suspend or prohibit the transfer of Participant Account balances out of the General Dynamics Stock Fund during any period in which the Stock Fund Fiduciary is directing the sale or other disposition of the Company Stock in the General Dynamics Stock Fund;

(5)

unless otherwise directed by the Investment Committee, to designate an alternative investment fund available under the Plan for the temporary investment of any proceeds from any sale or other disposition of Company Stock, following the completion of such sale or other disposition, pending Participant directions to the Trustee with respect to the investment of such proceeds;

(6)	to vote the shares of, and respond to tender offers with respect to, Company Stock held by the Plan in the General Dynamics Stock Fund, subject to the terms of the Plan; and

(7)	to instruct the Trustee with respect to the foregoing matters.

6.12 Self-Directed Brokerage Window. The Investment Committee, in its discretion, may allow for the Plan to provide Participants and Beneficiaries with the option to invest money in their Plan Accounts through a self-directed brokerage window investment arrangement (or other similar arrangement) in accordance with any rules established for such arrangement. The decision to invest through a self-directed brokerage window investment option (or other similar arrangement) is the sole responsibility of each Participant (or Beneficiary, as the case may be). To the extent a self-directed brokerage window investment arrangement (or other similar arrangement) is available, each Participant (or Beneficiary, as the case may be) shall be the “named fiduciary” (as described in Section 402(a)(2) of ERISA) with respect to such self-directed brokerage window investment arrangement (or other similar arrangement), which Participants (or Beneficiaries, as the case may be) will not be able to use to acquire Company Stock.

ARTICLE VII

VESTING AND FORFEITURES

7.01 General. Each Participant and Inactive Participant shall have a continuing interest under this Plan until his or her Account is distributed or forfeited. An individual Account will be valued in accordance with this Article VII.

7.02 Vested Account A Participant or Inactive Participant shall have a Vested Account balance in accordance with the following provisions:

(a)

Vested as of the Effective Date. Participants and Inactive Participants who are vested in any portion of their Account balance as of the Effective Date of the Plan shall continue to be vested in those balances.

(b)

Immediate Vesting. A Participant shall be 100% vested in his or her 401(k) Contributions, Roth Elective Deferrals, After-Tax Contributions, Rollover Contributions, and catch-up contributions as described in Section 4.09, and in dividends from investments in the General Dynamics Stock Fund to which the election contemplated in Section 8.14 herein applies. All earnings allocated on all of the foregoing shall also be 100% vested.

(c)

Vesting of Employer Contributions. Participants and Inactive Participants shall become fully vested in all Employer Contributions and earnings thereon credited to their Accounts upon the earliest to occur of the following:

(1)	Satisfaction by the Participant or Inactive Participant of the Continuous Service requirements set forth in the Supplement applicable to that Participant or Inactive Participant;

(2)

Termination of a Participant’s or Inactive Participant’s employment from the Affiliated Employers by reason of the Participant’s or Inactive Participant’s death, LTD Disability, or layoff (in accordance with Section 7.02(e)) or discharge without fault (by reason of failing to obtain any required security clearance or as part of a reduction-in-force program as defined by uniform, non-discriminatory guidelines established by the Company);

(3)	Termination of the employment of a Participant or Inactive Participant by reason of retirement as described in the applicable provisions of Section 8.01(a); or

(4)	LTD Disability of the Participant.

(d)	Continuous Service. Subject to any administrative rules on Continuous Service established from time to time by the Plan Administrator, an individual’s Continuous Service is the sum of the following:

(1)	That period of employment with the Affiliated Group commencing on the later of the Effective Date or the individual’s first Hour of Service and ending on the individual’s Termination Date;

(2)

For an individual who shall be in the employment of the Affiliated Group on the Effective Date, that period of Continuous Service prior to the Effective Date accrued under the terms of the Plan as it existed prior to such date; and

(3)

In the event an Employee who was not fully vested under Section 7.02(c) incurs a Termination Date, and is subsequently reemployed, his or her Continuous Service recognized in his or her previous period of employment will be recognized in his or her subsequent period of employment after he or she completes one year of Continuous Service following his or her reemployment.

(e)

Termination Date. Subject to Section 3.06, an Employee’s “Termination Date” shall mean that last date on which he or she performed or was deemed to have performed an Hour of Service for the Affiliated Group, as reported by an Affiliated Group Member. For these purposes, any Participant who performs any services beyond the level of merely committing to perform services for any period shall not be treated as having incurred a Termination Date for Plan purposes during such time.

(f)	One-Year Break-in-Service. A “One-Year Break-in-Service” shall mean any Plan Year within which the Employee fails to complete one Hour of Service.

7.03 Forfeitures.

(a)

If a Participant or Inactive Participant terminates employment and fails to vest in his or her Employer Contributions described under Section 7.02(c), all non-vested amounts and shares then in the Participant’s or Inactive Participant’s Account as of his or her Termination Date shall be forfeited the earlier of:

(1)	The distribution date of the entire vested portion of the Participant’s or Inactive Participant’s Account attributable to Employer Contributions; or

(2)	The last day of the Plan Year in which the Participant or Inactive Participant incurs five consecutive One-Year Breaks-in-Service.

Furthermore, for purposes of Section 7.03(a)(1) above, in the case of a Participant or Inactive Participant whose vested benefit derived from Employer Contributions is zero, such individual shall be deemed to have received a complete distribution of this vested portion upon his or her Termination Date.

(b)

Reinstatement of Forfeitures. An amount forfeited under Section 7.03 shall be reinstated if the Participant or Inactive Participant again becomes an Employee of the Affiliated Group. Notwithstanding the foregoing, if such an individual received a distribution of any amount upon termination, such distribution must be repaid to the Plan (valued as of the distribution date) for a reinstatement to be made. Such repayment must be made before the later of (1) five years after the Termination Date, or (2) five years after the date of re-employment. Any reinstated amount (not including repayments) described in this Section shall be subject to the normal vesting provisions of Section 7.02(c). In addition, if the value of a Participant’s Account was forfeited as a result of a distribution from the Plan prior to termination of employment, such value will be restored to the Participant’s Account provided such Participant repays to the Plan, in cash and in a lump sum, the value of the entire withdrawal and any loan amounts that were defaulted as part of a distribution upon a termination (less any amounts withdrawn from a rollover account) prior to any Termination Date.

In the event the individual repays the full amount distributed to him or her, the undistributed portion of the Participant’s Account will be restored in full, unadjusted by any gains or losses. The source for such reinstatement shall be:

(1)	any forfeitures occurring during the Plan Year; then

(2)	any income or gain to the Plan (pursuant to Treasury Regulation Section 1.411(a)-7(d)(6)(iii)(C)); and last,

(3)

an Employer Contribution in an amount sufficient to restore Forfeited Accounts provided, however, that if an Employer non-elective contribution is made for such Plan Year, such contribution shall first be applied to restore any such Accounts and the remainder shall be allocated in accordance with the terms of the Plan.

(c)

Application of Forfeitures. All forfeitures of Employer Contributions and earnings thereon from the Accounts of any Participant or Inactive Participant shall be used in the following order: first, applied as a credit to reduce subsequent Employer Contributions; second, used to pay expenses of the Plan consistent with Section 10.22; and then, if any forfeitures remain thereafter, used for any other purpose allowed under applicable law. All amounts so forfeited and applied shall be determined as of the accounting date coincident with or as soon as administratively practicable following the date on which the event resulting in such forfeiture occurs. However, in the event the Plan is terminated, any amount not so applied by the Trustee shall be credited ratably to the Accounts of Participants and Inactive Participants in proportion to the amounts of their respective Accounts attributable to Employer Contributions. Notwithstanding anything in the Plan to the contrary, forfeitures shall be used no later than 12 months following the close of the Plan Year in which the forfeitures were incurred under Plan terms.

(d)	Pursuant to Treasury Regulation Section 54.4975-11(d)(4), if a portion of a Participant’s or Inactive Participant’s Account is forfeited, Company Stock must be forfeited only after other assets.

7.04 Value Upon Distribution. The amount of a Participant’s or Inactive Participant’s distribution shall equal the Participant’s Vested Account determined on the Valuation Date coincident with or immediately after the date on which the distribution is requested by the Participant or his or her Beneficiary.

ARTICLE VIII

DISTRIBUTIONS UPON RETIREMENT, TERMINATION, LTD DISABILITY OR DEATH

8.01 Right to Payment. For purposes of this Article VIII, the term “Participant” shall refer to both Participants and Inactive Participants.

(a)

Upon termination of employment with the Affiliated Employers by reason of (1) through (4) below, the Participant or, in case of death, the Participant’s Beneficiary, shall be eligible to receive a distribution in the time and manner described in this Article VIII. For purposes of this Article VIII, a termination of employment shall be the Termination Date on which a Participant’s employment with the Affiliated Employers is terminated because of the first to occur of:

(1)

Retirement under a Pension Plan. If an Employee became a participant in the General Dynamics Corporation 401(k) Plan 3.0 after December 1, 1999 and such Employee participates in the Plan or if any other Employee began participation in the Plan after December 1, 1999, such Participant will be treated as retired for purposes of this Section if he or she terminates employment with an Employing Unit after he has attained the age of 55. In such event, the Participant’s Vested Account balance may be distributed pursuant to any of the methods provided under Sections 8.02 and 8.05 below, or as otherwise provided in an applicable Supplement.

If an Employee was a participant in the General Dynamics Corporation 401(k) Plan 3.0 on or before December 1, 1999 and such Employee participates in the Plan or if any other Employee began participation in the Plan on or before December 1, 1999, such Participant will be treated as retired for purposes of this

Section if he or she terminates employment with an Employing Unit at the earlier of age 55 or the date the Participant satisfies the conditions for normal or early retirement under a defined benefit pension plan, maintained by or for an Employing Unit, in which the Participant participates, or if such Participant does not participate in such a defined benefit pension plan, the date he or she would otherwise satisfy the conditions for normal or early retirement under the applicable defined benefit pension plan. In such event, the Participant’s Vested Account balance may be distributed pursuant to any of the methods provided under Sections 8.02 and 8.05 below, or as otherwise provided in an applicable Supplement.

(2)

Death. The date of the Participant’s death prior to the commencement of distribution of his or her Vested Account from the Plan. In such event, the Participant’s Vested Account balance may be distributed pursuant to either of the methods provided under Sections 8.02 and 8.05 below, or as otherwise provided in an applicable Supplement.

(3)

Termination due to LTD Disability. The date the Participant terminates from the employ of the Affiliated Group at any age by reason of a LTD Disability. In such event, the Participant’s Vested Account balance may be distributed pursuant to any of the methods provided under Sections 8.02 and 8.05 below, or as otherwise provided in an applicable Supplement.

(4)

Other Terminations. The date the Participant terminates employment for any reason, except as otherwise provided for in this Section 8.01, from the Affiliated Group pursuant to Section 7.02(e). In such event, the Participant’s Vested Account balance may be distributed pursuant to the method provided under Sections 8.02 or 8.05 below. Notwithstanding anything to the contrary, distributions of a Participant’s Vested Account and earnings thereon shall be permitted on account of severances from employment regardless of when the severance from employment occurred or occurs.

(b)

LTD Disability. Notwithstanding Section 8.01(a)(3), in the event of a Participant’s LTD Disability, the Participant’s Vested Account balance may be distributed pursuant to any of the methods provided under Sections 8.02 and 8.05 below, or as otherwise provided in an applicable Supplement.

8.02 Form of Payment. The normal form of benefit under the Plan is a lump sum. Subject to the conditions set forth in this Article VIII, a Participant, or in the case of his or her death, his or her Beneficiary, may elect to receive his or her Vested Account balance in the forms specified below, as applicable pursuant to Section 8.01, or as otherwise provided in an applicable Supplement.

(a)	Lump Sum. By payment in a single lump sum, valued as of the Valuation Date coincident with or after the date on which payment is requested.

(b)

Partial Distributions. By payment of partial lump sums (in amounts no less than $500 or 100% of the available Account balance if less than $500), valued as of the Valuation Date coincident with or after the date on which such payment is requested. The value of and balances in the Vested Account will be reduced by the amount of any partial lump sums in accordance with any rules established by the Plan Administrator.

(c)	Installments.

(1)

By payment in a series of installments over a period not to exceed the life expectancy of the Participant (or the designated Beneficiary) or the joint life expectancy of the Participant and his or her designated Beneficiary, provided that the designated Beneficiary for the joint life expectancy purposes of this Section 8.02(c)(1) must be the Participant’s spouse. The joint life expectancy option described in this Section 8.02(c)(1) shall not be available if a Participant’s designated Beneficiary is a person other than the Participant’s spouse. The life expectancy of a Participant or his or her spouse shall be determined by use of the expected return multiples contained in the regulations under Section 72 of the Code. If a Participant dies while any installment remains unpaid, his or her remaining Vested Account balance shall be paid to his or her Beneficiary in the form elected by such Beneficiary. If the Beneficiary elects to continue the installments, the remaining portion must be distributed over a period not exceeding the applicable period described in this Section 8.02(c)(1) over which payments were being made to the Participant.

(2)

By payment in monthly or annual fixed-amount installments. If a Participant elects monthly or annual fixed-amount installments under this Section 8.02(c)(2), the Participant shall be permitted to change the amount of the installment payment annually.

(3)

By payment in fixed-percent installments. If a Participant elects fixed-percent installments under this Section 8.02(c)(3), the Participant shall be permitted to change the percent of the installment payment annually.

A Participant who elected any type of installment payments under the Plan may irrevocably cancel such installment payments at any time by notifying the Plan Administrator.

All installment payments under the Plan will be suspended upon a Participant’s reemployment with an Employer and subsequent active participation in the Plan

8.03 Distributions Made in Cash or Shares. All lump sum or total distributions requested by a former Employee or the designated Beneficiary of a deceased Participant shall be made in cash (or if the Participant so elects in full shares of Company Stock to the extent deemed held in his or her Account without regard to the limitations of Section 6.03). In addition, fractional shares of Company Stock shall be paid in cash and valued as of the date the distribution request is processed, but in any event after the Participant terminates employment with the Affiliated Group Member pursuant to Sections 8.01 (a), (b), (c) and (d) above, or requests a withdrawal or payment of his or her deferred Account balance pursuant to this Article VIII. Notwithstanding anything to the contrary, all distributions made pursuant to Code Section 411(a)(11) shall be paid in cash.

8.04 Commencement of Payment. Except as provided below in this Section 8.04, payment of a Participant’s Vested Account balance shall be made, transferred, or installment payments will commence as soon as practicable after the appropriate date of termination of employment under Section 8.01 above, in accordance with such practices as the Plan Administrator may in its judgment implement. In accordance with Code Sections 411(a)(11) and 401(a)(31)(B), Department of Labor Regulations Section 2550.404a-2, and any other applicable law, if a Participant’s or Beneficiary’s Vested Account balance at the time of distribution is less than or equal to $7,000, distributions may be made in a nondiscriminatory manner on behalf of a Participant or Beneficiary before any “required commencement date” (defined below) without his or her consent as soon as administratively practicable. In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of this Section 8.04, if a Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant (if allowed under applicable law) in a direct rollover or to receive the distribution directly in accordance with Sections 8.02 or 8.09, then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator in accordance with Internal Revenue Code Section 401(a)(31)(B) and any authority promulgated thereunder. For avoidance of doubt, payments due to a Participant’s LTD Disability under Section 8.01(b) shall not be subject to the mandatory distribution provisions of this Section 8.04.

Notwithstanding anything to the contrary, for Participants who attain the Required Minimum Distribution Age, and subject to the below, distribution of benefits (or installment payments shall commence) must be made or commence no later than April 1 of the calendar year following the later of the calendar year in which the Participant attains Required Minimum Distribution Age or the calendar year in which he retires (his or her “required commencement date”). The required commencement date of a Participant who is a 5 percent owner (as defined in Section 416 of the Code) shall remain April 1 of the calendar year next following the calendar year in which he attains the Required Minimum Distribution Age. All required minimum distributions shall be paid and calculated in accordance with Code Section 401(a)(9) and regulations promulgated thereunder, including Treasury Regulations Sections 1.401(a)(9)-2 through 1.401(a)(9)-9, except for the following (as such items are modified by the SECURE Act):

(a)

if a Participant dies after his or her required commencement date, the remaining portion of his or her benefits must be distributed over a period not exceeding the period over which payments were being made to the Participant; or

(b)

if a Participant dies before his or her required commencement date, his or her benefits must be distributed over a period not exceeding the greatest of: (i) December 31 of the fifth calendar year following the death of the Participant; (ii) in the case of payments to a designated Beneficiary other than the Participant’s spouse, the life expectancy of such Beneficiary, provided payments begin by December 31 of the calendar year following the Participant’s death; or (iii) in the case of payments to the Participant’s spouse, the life expectancy of such spouse, provided payments begin by December 31 of the year the Participant would have attained the Required Minimum Distribution Age.

With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This paragraph of Section 8.04 shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or such other date as may be specified in guidance published by the IRS.

With respect to distributions under the Plan made with respect to calendar years beginning on or after January 1, 2003, all distributions from the Plan shall be made in accordance with Code Section 401(a)(9) and regulations promulgated thereunder, including Treasury Regulations Sections 1.401(a)(9)-2 through 1.401(a)(9)-9. All distributions shall also comply with the Incidental Death Benefit requirement of IRC 401(a)(9)(G). The provisions reflecting Section 401(a)(9), including as modified by the SECURE Act, override any distribution options in the Plan inconsistent with Section 401(a)(9).

Notwithstanding anything contrary in this Section 8.04 and/or Article VIII of the Plan, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence.

8.05 Deferral of Payment. A Participant or Beneficiary who is eligible to receive payment of his or her Vested Account pursuant to Section 8.01 may elect to defer such payment until his or her required commencement date (as defined in Section 8.04 above). The deferring Participant or Beneficiary may elect to receive a lump-sum distribution of his or her entire Vested Account at any time after the initial deferral and before his or her required commencement date by requesting a distribution in the manner prescribed by the Plan Administrator. Notwithstanding the foregoing, the Vested Account balance of a deferring Participant who terminated employment may be distributed pursuant to any of the methods provided above or in a partial lump-sum payment and partial deferral. Effective for deferral dates prior to January 1, 1998 only, in the event that the Participant fails to elect a form of benefit, his or her Vested Account shall be distributed in lump sum form.

8.06 Designation of Beneficiary. Each Participant, Beneficiary of a Participant, or alternate payee (as defined in Section 414(p) of the Code) from time to time may designate a Beneficiary to whom such individual’s benefits may be paid in the event of his or her death. “Beneficiary” (unless otherwise provided in a Qualified Domestic Relations Order) shall mean (a) the person designated by such individual either (i) in writing, on a form prescribed by the Plan Administrator and on file with the Plan’s designated recordkeeper, to receive a distribution upon the death of such individual or (ii) in such other manner as provided by the Plan Administrator, or (b) the estate of such individual in the event that no such designation shall have been made or the person(s) so designated shall have died prior to or coincident with such individual. Notwithstanding anything to the contrary contained in the Plan, the designated Beneficiary of a legally married Participant shall be the Participant’s spouse. Any Beneficiary designation to the contrary of the foregoing sentence shall be void unless such spouse of the Participant consents in writing to the Beneficiary designation. Such spouse’s written consent shall be given on such forms as designated by the Plan Administrator. The spousal consent shall acknowledge the effect of the consent and must be witnessed by a Plan representative or notary public.

Only valid Beneficiary designation forms on file with the Plan’s recordkeeper will be honored. Any Beneficiary designation forms misfiled elsewhere by Participants will be invalid and void. Accordingly, if a Participant, Beneficiary of a Participant, or alternate payee does not have a valid Beneficiary designation form on file with the Plan’s designated recordkeeper, then the Participant shall be treated as not having designated a Beneficiary.

The designated Beneficiary of a (i) Beneficiary of a Participant or (ii) alternate payee shall not be entitled to designate another Beneficiary.

Any disclaimer with respect to benefits provided herein and any power of attorney must be made consistent with any applicable law (including ERISA and the Code) and any other rules established by the Company for the orderly administration of the Plan. A Participant, Beneficiary of a Participant, or alternate payee may from time to time authorize a third-party representative to access certain Account information and to take certain actions on the Participant’s behalf. Such authorization shall be (i) in writing, on a form prescribed by the Plan Administrator or its designee, or (ii) in such other form and manner as accepted by the Plan Administrator. Only valid authorizations on file with the Plan’s recordkeeper will be honored.

8.07 Special Rules for Distribution In Case of Death. If a Participant dies before receiving his or her entire Vested Account balance, benefits shall be paid to his or her designated Beneficiary. If a deceased Participant failed to designate a Beneficiary before his or her death, or if all of the designated Beneficiaries die before the Participant, the Participant’s benefits shall be distributed in accordance with the provisions set forth in Section 8.06 above. In addition, the following rules shall apply with respect to benefits distributed after the Participant’s death:

(a)	In the event that the Participant’s benefits are distributed to his or her estate pursuant to Section 8.06, the maximum period over which installment payments shall be payable shall be 5 years.

(b)

In the event that the Participant dies before receiving all or part of a distribution from his or her Vested Account but after he or she has properly requested such a distribution, the distribution shall be paid in accordance with his or her election (that is, paid to his or her estate or Beneficiary).

(c)

In the event that the designated Beneficiary of a Participant dies before receiving his or her entire Vested Account balance, the remaining balance shall be distributed in accordance with his or her election (that is, paid to his or her estate or Beneficiary).

(d)

In the event that the Participant dies after terminating employment with the Affiliated Employers and after deferring receipt of his or her Vested Account balance pursuant to Section 8.05, such Vested Account balance shall be distributed in accordance with Sections 8.04, 8.05, and 8.06.

(e)

If any portion of a Participant’s Vested Account is payable to a designated Beneficiary who is a minor at the time of such distribution, the distribution may be paid to the duly appointed guardian of such minor’s estate or to the custodian of a Uniform Transfer to Minors Act or Uniform Gifts to Minors Act account for the benefit of such minor Beneficiary.

(f)

Notwithstanding the foregoing, any distributions after the death of the Participant, pursuant to this Section 8.07 and to Section 8.04, will be made as necessary to comply with the required minimum distribution rules of Code Section 401(a)(9), including the rules applicable to defined contribution plans in Code Section 401(a)(9)(H).

8.08 Missing Participants or Beneficiaries. Each Participant and each designated Beneficiary must provide his or her post office address, and any change in post office address, to the Plan Administrator, pursuant to procedures determined by his or her Employer’s Human Resource Department. Any communication, statement or notice addressed to a Participant or Beneficiary at his or her last post office address filed with the Plan Administrator or the Employer shall be binding on the Participant and his or her Beneficiary for all purposes of the Plan. Subject to applicable law, neither the Employer nor the Plan Administrator is required to search for or locate a Participant or Beneficiary.

8.09 Direct Rollovers. If payment of a Participant’s benefits constitutes an eligible rollover distribution under Section 402(c) of the Code, then the Participant or other eligible distributee may elect to have such distribution paid directly to an eligible retirement plan described in Section 402(c)(8)(B) or Section 408A of the Code, or as may be required or limited by applicable law. Such eligible rollover distribution may be paid in cash or Company Stock, as the Participant or other eligible distributee shall elect. Each election under this Section 8.09 shall be made at such time and in such manner as the Plan Administrator shall determine, and shall be effective only in accordance with such rules as shall be established from time to time by the Plan Administrator.

Any before-tax contribution amount that is distributed on account of hardship shall not be an eligible rollover distribution under this Section 8.09 and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan as described above.

The term eligible retirement plan described above shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan and the definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code.

With respect to the term eligible rollover distribution described above, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code (including annuities described in Section 403(b) of the Code), or to a qualified plan (including a qualified defined benefit plan) described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. Moreover, the entire amount of any hardship withdrawal shall not be eligible for rollovers.

In addition, notwithstanding anything to the contrary in this Section 8.09, and solely for purposes of applying the direct rollover provisions of the Plan, only distributions that would be eligible for a direct rollover without regard to Section 401(a)(9)(H) of the Code will be treated as eligible rollover distributions.

8.10 Distribution to Alternate Payees. The Plan Administrator may direct the Trustee to distribute benefits to an alternate payee, as defined in Section 414(p) of the Code, on the earliest date specified in a Qualified Domestic Relations Order, without regard to whether such distribution is made or commences prior to the Participant’s earliest retirement age (as defined in Section 414(p)(4)(B) of the Code) or the earliest date that the Participant could commence receiving benefits under the Plan.

8.11 Loans to Participants. The Plan Administrator, in accordance with regulations promulgated by the Internal Revenue Service and pursuant to such rules as it may from time to time establish and maintain in addition to this Plan document, and upon application by a Participant supported by such evidence as the Plan Administrator requests, may direct the Trustee to make a loan from the Trust Fund to a Participant subject to the following:

(a)

The principal amount of any loan made to a Participant, when added to the outstanding balance of all other loans made to such Participant from all qualified plans maintained by the Employers, shall not exceed the lesser of:

(1)

$50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made, over the outstanding balance of loans from the Plan on the date on which such loan was made; or

(2)	one-half of the Participant’s Vested Account balances under the Plan.

(b)

Each loan must be evidenced by a note in a form approved by the Plan Administrator, shall bear interest at a reasonable rate, and shall require substantially level amortization (with payments at least quarterly) over the term of the loan.

(c)	Each loan shall specify a repayment period that shall not extend beyond five years or twenty years in the case of loans for a primary residence.

If, on a Participant’s Termination Date, any loan or portion of a loan made to him under the Plan, together with the accrued interest thereon, remains unpaid, an amount equal to such loan or any part thereof, together with the accrued interest thereon, shall be charged to the Participant’s Accounts after all other adjustments required under the Plan, but before any distribution pursuant to Article VIII. The foregoing shall not apply to a Participant during a period in which he or she is laid off, provided he or she elects to continue loan payments. Participants with a LTD Disability, Participants who are receiving short-term disability benefits from their Employing Unit or Participants who are on a Company-approved leave of absence may make loan repayments for the duration of such disability or leave. Moreover, at the discretion of the Plan Administrator, the foregoing loan rules may be modified in accordance with the terms of any applicable corporate sale, outsourcing or other similar agreement affecting Participants who are part of affected Employing Units and such Participants may be permitted to make loan repayments under such terms and conditions as the Plan Administrator determines. If a Participant is terminated and requests a lump sum distribution while a loan remains unpaid, such loan will be immediately foreclosed and treated as a taxable event.

In determining the adjusted net worth of the Trust Fund as of each accounting date, the Trustee shall disregard loans made to Participants under this Section 8.11 and any interest and principal payments on such loans received by the Trustee since the last preceding accounting date. For purposes of adjusting Participants’ Accounts under Article VIII, the Company shall exclude from the credit balance in a Participant’s Accounts the unpaid amount of any loan made to him

(disregarding any principal payments made since the last preceding accounting date). Interest paid by a Participant on a loan made to him under this Section 8.11 shall be credited to the Accounts of the Participant after all other adjustments required under the Plan as of that date have been completed. A deferring Participant who leaves the employ of the Affiliated Employers and any Participant on an unpaid leave of absence shall not be eligible for a loan from his or her Vested Account.

Participants, whether Active Participants or Inactive Participants, may take either two general purpose loans or one general purpose loan and one principal residence loan, provided that such Participants are on the active payroll of an Employing Unit. The total number and type of loans available hereunder shall be reduced by the corresponding number and type of loans outstanding under any other plan maintained by the Company such that only two loans (in the combinations described in the preceding sentence) per Participant will be permitted under all plans similar to this Plan. Any loans transferred to the Plan from an Other General Dynamics Corporation 401(k) Plan shall count toward the limits on loans specified herein. In addition, for any loans so transferred to the Plan from an Other General Dynamics Corporation 401(k) Plan, the name of the Plan shall be deemed substituted for the name of the Other General Dynamics Corporation 401(k) Plan on any applicable loan notes and all other loan note terms shall remain the same. Notwithstanding any of the foregoing, the Plan Administrator may allow additional loans with respect to any Business Unit or group of Participants employed at a business that is acquired by the Company and specifically permitted participation herein; provided that the Plan Administrator determines that such additional loans are administratively feasible and such action is taken solely to accommodate prior loans under any plans affected by such business acquisition.

8.12 Hardship Withdrawal of Compensation Deferral Contributions. Subject to the following provisions of this Section 8.12, a Participant may elect to withdraw all or any portion of his or her vested Account balance, provided that the withdrawal is necessary in light of immediate and heavy financial needs of the Participant. Such a withdrawal shall be in an amount that is no less than $500, and in no event shall such a withdrawal exceed the amount required to meet this immediate financial need, after seeking amounts reasonably available from other resources of the Participant (including, pursuant to rules established by the Plan Administrator, electing to receive dividends in cash as described in Section 8.14, and all other distributions (other than non-taxable loans) currently available under the Plan). Each such request and any required representation as to hardship shall be filed with the Plan Administrator or its agent at such time and in such manner as the Plan Administrator shall determine, and shall be effective in accordance with such rules as the Plan Administrator shall establish and publish from time to time. Consistent with Treasury Regulation Section 1.401(k)-1(d), immediate and heavy financial needs are limited to amounts necessary for:

(a)

Unreimbursed medical expenses described in Code Section 213(d) that are previously incurred by the Participant, his or her spouse or his or her dependents (as defined by the IRS in the Code, including, but not limited to, Section 152 thereof), his or her primary Beneficiary, or necessary for these persons to obtain medical care described in Code Section 213(d);

(b)	Purchase (excluding mortgage payments) of a principal residence for the Participant;

(c)

Payment of tuition and related educational fees (including room and board) for the next 12 months of post-secondary education for the Participant, his or her spouse or his or her dependents (as defined by the IRS in the Code, including, but not limited to, Section 152 thereof), or his or her primary Beneficiary;

(d)	Preventing foreclosure on or eviction from the Participant’s principal residence;

(e)	Funeral expenses of a family member or primary Beneficiary;

(f)

Covering expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(g)	Such other events or expenses that constitute an immediate and heavy financial need under Treasury Regulation Section 1.401(k)-1(d).

8.13 In-Service Withdrawals. A Participant who is employed by the Affiliated Group may elect to withdraw a specified portion of his or her Vested Account balance as described below (in amounts of not less than $25; and in an age 59 1⁄2 withdrawal, in amounts of not less than $500 or 100 percent of the available amount, whichever is less), subject to the restrictions contained in this Section 8.13 and such other rules and restrictions as the Plan Administrator may from time to time impose. Each election by a Participant under this Section 8.13 must be filed with the Plan Administrator or its agent at such time and in such manner as the Plan Administrator shall determine, and shall be effective in accordance with such rules as the Plan Administrator shall establish. The Vested Account portion from which an in-service withdrawal may be made consists of all vested amounts credited to a Participant’s Account (including rollover balances credited pursuant to Section 4.07) and vested transfers from other plans, except for:

(a)	401(k) Contributions, Roth Elective Deferrals, and safe harbor Employer Matching Contributions and earnings thereon (before the Participant’s attainment of age 59 1⁄2);

(b)

vested Employer Discretionary Contributions or non-safe harbor Employer Matching Contributions and earnings thereon credited to a Participant’s Account, provided that such contributions (and related earnings) shall be available for in-service withdrawal if (i) such contributions (and related earnings) have remained in the Plan (or any Other General Dynamics Corporation 401(k) Plan) for the 24 months preceding the date the withdrawal is requested and made or (ii) the Participant has participated in the Plan (or any Other General Dynamics Corporation 401(k) Plan) for at least five years (in the aggregate among such plans) on the date the withdrawal is requested and made.

All amounts and/or shares withdrawn shall be drawn from a Participant’s Account in accordance with rules established by the Plan Administrator from time to time. Notwithstanding the foregoing, there shall be no restriction on the number of withdrawals with respect to any Vested Account balances under this Section and the restriction of Section 6.03 shall not apply to age 59 1⁄2 withdrawals.

8.14 ESOP Dividend Distribution Election. In accordance with such rules as the Plan Administrator establishes and consistent with Code Section 404(k) and effective June 1, 2006, all Participants may elect at any time either to reinvest any regularly scheduled quarterly (or annual) cash dividends attributable to their investment in the ESOP portion of the General Dynamics Stock Fund or to receive the value of such dividends in cash. If no such election is made, such dividends will be reinvested in the General Dynamics Stock Fund. Such election on file with the Plan Administrator at the end of the day on the business day that is ten business days prior to the dividend payment date shall be treated as irrevocable. The treatment elected under such irrevocable election shall be processed as soon as administratively practicable. The foregoing only applies to regularly scheduled quarterly (or annual) cash dividends actually paid to the Plan. Any other dividends, including special dividends, or dividends paid in the form of shares of the Company or other property, are not eligible for the foregoing dividend distribution election and will be reinvested in the General Dynamics Stock Fund or as otherwise provided under the Plan.

8.15 Temporary Good Faith Provisions Related to Distributions, Loans, and Suspension of Mandatory Distributions. The provisions in this Section 8.15 are effective January 1, 2020 through December 31, 2020, except as otherwise specifically provided herein.

(a)

Definitions. Whenever used in this Section 8.15, the following terms shall have the meanings set forth below. Any other capitalized terms in this Section 8.15 shall have the meanings set forth in the other provisions of the Plan.

(1)	The “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act.

(2)

A “COVID Qualifying Individual” means a Participant who is a “qualified individual” within the meaning of Section 2202 of the CARES Act as expanded by Notice 2020-50, as certified to by the Participant in accordance with such procedures as the Plan Administrator may prescribe.

(b)

Coronavirus Related Distributions. Notwithstanding any provision of the Plan to the contrary, effective January 1, 2020, a Participant who is a COVID Qualifying Individual may elect, in accordance with procedures established by the Plan Administrator, to withdraw a portion of his or her Account through the period ending on December 30, 2020 as a

“Coronavirus-Related Distribution” (within the meaning of Section 2202(a)(4)(A) of the CARES Act); provided, however, that the amount of any such Coronavirus-Related Distribution(s) may not exceed the lesser of: (a) $100,000 (in the aggregate, taking into account all such Coronavirus-Related Distributions under all eligible retirement plans in which he or she participates, as certified by the Participant in accordance with administrative procedures), or (b) the balance of the Participant’s vested Account. A Participant who (i) received a Coronavirus-Related Distribution from the Plan or any other plan or arrangement and (ii) is otherwise eligible to make a Rollover Contribution to the Plan, may elect to make one or more contributions to the Plan in an aggregate amount not to exceed the amount of such Coronavirus-Related Distributions during the three-year period beginning on the day after the date the Participant received the Coronavirus-Related Distribution, to the extent permitted under the CARES Act and any procedures established by the Plan Administrator. Any such contributions shall be credited to the Participant’s Rollover Account, shall be deemed to have been transferred to the Plan within 60 days of the date the Coronavirus-Related Distribution was received by the Participant, and shall be treated in the same manner as Rollover Contributions under the Plan. The tax treatment, reporting, and administration for any such Coronavirus-Related Distribution shall be determined by the Plan Administrator in accordance with the CARES Act, Notice 2020-50 and any subsequent guidance issued by the Internal Revenue Service, and any procedures established by the Plan Administrator.

(c)

Temporary Loan Provisions. Effective January 1, 2020 and during the period specified herein, the following shall modify the provisions of Section 8.11 with respect to any loan from the Trust Fund to a Participant:

(1)	The principal amount of any loan made to a Participant who is a COVID Qualifying Individual during the period from March 25, 2020, through September 22, 2020, shall not exceed the lesser of:

(i)

$100,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made, over the outstanding balance of loans from the Plan on the date on which such loan was made; or

(ii)	100% of the Participant’s Vested Account balances under the Plan.

(2)

Loan repayments that would otherwise be due during the period beginning on March 25, 2020 (or, if later, the date of the Participant’s request) and ending on December 31, 2020 (the “Suspension Period”) shall be suspended following a Participant’s request, provided that the Participant is a COVID Qualifying Individual and the Participant makes a request in accordance with the procedures established by the Plan Administrator. As soon as administratively feasible after the end of the Suspension Period, the Plan Administrator shall reamortize the Participant’s repayment schedule in accordance with the CARES Act and any other subsequent guidance issued thereunder.

(d)

Temporary Suspension of Required Minimum Distributions. Notwithstanding anything in the Plan to the contrary, effective January 1, 2020, a Participant or Beneficiary who would have been required to first receive required minimum distributions in 2020 (or paid in 2021 for the 2020 calendar year for a Participant with a required beginning date of April 1, 2021) but for the enactment of Code Section 401(a)(9)(I) (“2020 RMDs”), and who would have satisfied that requirement by beginning to receive distributions in accordance with Section 8.04, shall not receive the 2020 RMD unless the Participant or Beneficiary elects to receive the 2020 RMD; provided, however, that a Participant or Beneficiary who was already receiving required minimum distributions in one or more payments (that include the 2020 RMD) in a series of substantially equal periodic payments shall receive the 2020 RMD unless such Participant or Beneficiary elects in writing not to receive such 2020 RMD in accordance with such rules as may be prescribed by the Plan Administrator. In addition, notwithstanding anything to the contrary herein, and solely for the purposes of applying the direct rollover provisions of Section 8.09, any 2020 RMD that a Participant or Beneficiary elects to receive in accordance with this paragraph shall be treated as an eligible rollover distribution.

8.16 Good Faith Provisions Related to Certain SECURE Act and SECURE 2.0 Distributions. The provisions of this Section 8.16 are effective January 1, 2025.

(a)	Disaster Relief.

(1)

Distribution Authorized. A Qualified Individual may take one or more Qualified Disaster Recovery Distributions (QDRDs). The total amount of Qualified Disaster Recovery Distributions to a Qualified Individual from all plans maintained by the Affiliated Group will not exceed the Maximum Amount per Qualified Disaster; provided, further, that the Qualified Disaster Recovery Distributions from the Plan to a Qualified Individual will not exceed the amount of the individual’s Vested Account balance.

(2)

Certification. The Plan Administrator may rely on a Participant’s certification that the individual satisfies a condition to be a Qualified Individual unless the Plan Administrator has actual knowledge to the contrary.

(3)

Increased Loan Limit. Notwithstanding the loan limitation that otherwise would apply under the Section 8.11(a) of the Plan, the Plan may determine the loan limit for a loan to a Qualified Individual, made during the period beginning on the Applicable Date and ending 180 days thereafter, by substituting “$100,000” for “$50,000” therein, and by substituting “100% of the Participant’s Vested Account balances” for “one-half of the Participant’s Vested Account balances” therein.

(4)

Loan Payment Suspension and Extension. If a Qualified Individual has an outstanding loan from the Plan on or after the first day of the Loan Suspension Period, then: (i) if the date for any repayment of such loan occurs during the Loan Suspension Period, the due date may be extended for one year; (ii) the Plan will adjust any subsequent repayments to reflect the such extension and any interest accrued during the extension; and (iii) the Plan will disregard such period of extension in determining the 5-year period and the loan repayment term under Section 8.11.

(5)

Recontribution of Home Purchase Withdrawal. A Participant who received a hardship distribution from the Plan during the Hardship Distribution Period to purchase or construct a principal residence in a Qualified Disaster Area, but who, on account of the disaster, did not use the funds to purchase or construct a principal residence, may make one or more contributions to the Plan, as rollover contributions, during the Recontribution Period, in an aggregate amount not to exceed the amount of such hardship distribution.

(6)	Definitions. The following definitions apply for this Section 8.16(a).

(i)

A “Qualified Disaster Recovery Distribution” or “QDRD” is a “qualified disaster recovery distribution” described in Code Section 72(t)(2)(M) to a Qualified Individual with respect to a Qualified Disaster during the Applicable Period.

(ii)	The “Maximum Amount” with regard to any Qualified Disaster is $22,000.

(iii)

With respect to a Major Disaster, a “Qualified Individual” is a Participant whose principal place of abode during the Incident Period of the Major Disaster was located in the Disaster Area, and who sustained an economic loss by reason of the Major Disaster.

(iv)	A “Major Disaster” is a disaster declared by the President under section 401 of the Robert T. Stafford Disaster Relief and Emergency Assistance Act after December 27, 2020.

(v)	With respect to a Major Disaster, the “Disaster Area” is the area with respect to which the Major Disaster was declared.

(vi)	With respect to a Major Disaster, the “Incident Period” is the period specified by the Federal Emergency Management Agency as the period during which the Major Disaster occurred.

(vii)	With respect to a Major Disaster, the “Applicable Date” is the later of (1) the first day of the Incident Period for the disaster, or (2) the date the disaster was declared by the President.

(viii)

With respect to a Major Disaster, the “Applicable Period” is the period beginning on the first day of the Incident Period of the disaster and ending on the date which is 179 days after the last day of such Incident Period.

(ix)

With respect to a Major Disaster, the “Loan Suspension Period” is the period beginning on the first day of the Incident Period of the disaster and ending on the date which is 180 days after the last day of the Incident Period.

(x)

With respect to a Major Disaster, the “Hardship Distribution Period” is the period beginning 180 days before the first day of the Incident Period of the disaster and ending on the date which is 30 days after the last day of such Incident Period.

(xi)

With respect to a Major Disaster, the “Recontribution Period” is the period beginning on the first day of the Incident Period of the disaster and ending on the date which is 180 days after the Applicable Date.

(b)	Domestic Abuse Victim Distributions (DAVDs).

(1)	Distribution Authorized. A Participant may request a distribution of up to the Maximum Amount as a DAVD.

(2)	Definitions. The following definitions apply for this Section 8.16(b).

A “DAVD” is an “eligible distribution to a domestic abuse victim” described in Code Section 72(t)(2)(K) if it is made to a Participant during the one-year period beginning on any date of which the individual is a victim of Domestic Abuse by a spouse or domestic partner.

“Domestic Abuse” has the meaning ascribed under Code Section 72(t)(2)(K).

The “Maximum Amount” with regard to any Participant is the lesser of (i) $10,000 (as adjusted for cost-of-living in accordance with IRS guidance) or (ii) 50% of a Participant’s Vested Account balance. The Maximum Amount shall be reduced by DAVDs to the Participant from any plan maintained by the Affiliated Group.

(3)	Certification. The Plan Administrator may rely on a Participant’s written certification that the individual is eligible to receive a DAVD.

(c)	Qualified Birth and Adoption Distributions (QBADs).

(1)

Distribution Authorized. A Participant may request a distribution of up to $5,000 (per child or Eligible Adoptee) as a QBAD. This $5,000 limit shall be reduced by QBADs to the Participant made with respect to the same child or Eligible Adoptee by other plans maintained by the Affiliated Group.

(2)	Definitions. The following definitions apply for this Section 8.16(c).

A “QBAD” is a “qualified birth or adoption distribution” described in Code Section 72(t)(2)(H). A QBAD must be made during the 1-year period beginning of the date on which a child of the Participant is born or on which the legal adoption of an Eligible Adoptee by the Participant is finalized.

An “Eligible Adoptee” is an individual, other than a child of the Participant’s spouse, who has not attained age 18 or is physically or mentally incapable of self-support. An individual is considered physically or mentally incapable of self-support if that individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of long-continued and indefinite duration.

(3)

Certification. The Plan Administrator may rely on a Participant’s written certification that the individual is eligible to receive a QBAD unless the Plan Administrator has actual knowledge to the contrary.

(d)	Additional Rules. The following shall apply to QDRDs, DAVDs, and QBADs (collectively referred to herein as the “Special Distributions”).

(1)

Limitations. A Special Distribution shall be in an amount that is no less than $500, and eligibility for Special Distributions shall be limited to Active Participants. Each request for a Special Distribution and any required representation as to the Special Distribution shall be filed with the Plan Administrator or its agent at such time and in such manner as the Plan Administrator shall determine, and shall be effective in accordance with such rules as the Plan Administrator shall establish from time to time.

(2)

Repayment. A Participant who receives a Special Distribution from this Plan may recontribute the Special Distribution by making one or more contributions in an aggregate amount not to exceed the amount of such Special Distribution if the Participant is eligible to make a rollover contribution to the Plan at the time of recontribution. Such recontributions may be made at any time during the 3-year period beginning on the day after the date on which such Special Distribution was received. A Participant who makes a recontribution to the Plan will be treated as having received the Special Distribution (or applicable portion recontributed) in an eligible rollover distribution and as having transferred the amount to the Plan in a direct trustee-to-trustee transfer within 60 days of the distribution.

(3)

Money Purchase Plan Amounts. A Special Distribution shall not be permitted with respect to any portion of a Participant’s Account balance that is attributable to monies transferred from a money purchase pension plan prior to the attaining of age 59 1⁄2.

(4)

Other. The tax treatment, reporting, and administration for any Special Distributions shall be determined by the Plan Administrator in accordance with the SECURE Act, SECURE 2.0, and any subsequent guidance issued by the Internal Revenue Service, and any procedures established by the Plan Administrator.

8.17 Annuity Forms of Distributions.

(a)

Except as otherwise provided in Section 8.17(b) below, no amounts shall be paid as an annuity under this Plan even if Participants in the Plan formerly had an annuity option available to them under a plan which had transferred accounts to this Plan or has been merged into this Plan. Further, except as otherwise provided below, distribution options under this Plan will be as provided in the foregoing Sections of this Article VIII and not any other options provided in a plan merged into this Plan or which has transferred accounts to this Plan.

(b)

The provisions of this Section 8.17(b) shall apply with respect to the portion of a Participant’s vested account that is attributable to a prior money purchase pension plan as reflected on the Plan recordkeeper’s records (the “Prior MPP Benefit”). Notwithstanding anything herein to the contrary, the normal form of payment for the Prior MPP Benefit for a single Participant is a single life annuity. The normal form of payment for the Prior MPP Benefit for a married Participant with a Spouse is a 50% joint and survivor life annuity. With respect to MPP Benefit, the Plan shall also permit a married Participant with a Spouse to elect a qualified optional survivor annuity, which is a 75% joint and survivor life annuity. Such Participants may also elect a distribution option for the Prior MPP Benefit under the above provisions of this Section VIII. Any such election with respect to the Prior MPP Benefit by a Participant with a Spouse of a payment form other than the normal form of payment shall be subject to the Spouse’s consent. The terms of any annuity contract purchased and distributed by the Plan to a Participant or beneficiary shall comply with the requirements of this Plan. If a Participant dies after starting to receive benefits, death benefits (if any) to a beneficiary will be paid according to the distribution payment form chosen by the Participant. If a Participant dies before starting to receive benefits, the distribution payment form available to a Participant’s beneficiary are the distribution options under the above provisions of this Section VIII.

ARTICLE IX

PLAN ACCOUNTING

9.01 Separate Accounts. The Plan Administrator shall maintain the following Accounts, which shall include amounts transferred to the Plan, in the name of each Participant or Inactive Participant:

(a)	a “Before-Tax Account,” which shall reflect his or her 401(k) Contributions, if any, under the Plan, and the income, losses, appreciation and depreciation attributable thereto;

(b)	an “After-Tax Account” which shall reflect his or her voluntary After-Tax Contributions, if any, under the Plan, and the income, losses, appreciation and depreciation attributable thereto;

(c)	a “Company Match Account,” which shall reflect his or her share of Employer Contributions under the Plan, and the income, losses, appreciation and depreciation attributable thereto;

(d)

a “Non-Contributory Retirement Contribution Account,” which shall reflect amounts attributable to Employer Discretionary Contributions described in Section 5.02(c) and to any other contributions specified only in a Supplement; and

(e)

a “Rollover Account,” which shall reflect Rollover Contributions rolled over to the Plan from another qualified plan, if any, and the income, losses, appreciation and depreciation attributable thereto.

The Plan Administrator will also maintain such other Accounts in the names of Participants or otherwise as it considers advisable (including, if applicable, a “Roth Elective Deferral Account” and “Roth Rollover Account” as described in Section 4.10). Unless the context indicates otherwise, references to a Participant’s “Account” or “Accounts” means all accounts maintained in his or her name under the Plan.

9.02 Daily Accounting Dates. Participants’ Accounts shall be adjusted as of the end of each business day. A “business day” shall mean any day on which the New York Stock Exchange is open for business. Accordingly, an “accounting date” means each business day as defined herein as of which Participants’ Accounts are adjusted under the Plan.

9.03 Adjustment of Participants’ Accounts. Participants’ Accounts shall be maintained on the basis of dollar values or units that may be converted to dollar values. Pursuant to the accounting procedures of the Plan Administrator, Participants’ Accounts will be adjusted on each accounting date to reflect the adjusted net worth (as described below) of the investment funds in which such accounts have an interest and to reflect any contributions and distributions since the previous accounting date (including adjustments for Plan expenses that are paid out of Plan assets). The “adjusted net worth” of an investment fund as of any accounting date means the then-net worth of that investment fund as determined by the Trustee in accordance with the provisions of the Trust Agreement. Accounts held under an annuity contract shall be adjusted in accordance with the annuity contract.

9.04 Allocation of Employer Contributions. As of each regular accounting date on which a Participant’s 401(k) Contribution, Roth Elective Deferral, or After-Tax Contribution, as applicable, is credited to his or her Accounts, Employer Contributions shall be allocated and credited to the accounts of the same Participants in accordance with Sections 5.01, 5.02 and 6.02. Regular quarterly or annual dividends declared by the Company and received on Company Stock held by the Trustee shall be used to purchase shares or units of Company Stock, and the Participant’s or Inactive Participant’s Accounts shall be credited with a proportionate number of such shares determined on the basis of the number of shares in each Participant’s or Inactive Participant’s Account.

9.05 Crediting of Participant Contributions. Subject to Article IV, each Participant’s 401(k) Contributions, Roth Elective Deferrals, or After-Tax Contributions shall be credited to his or her Before-Tax Account, Roth Elective Deferral Account, and After-Tax Account, as applicable, as soon as practicable, but in any event no later than the 15th business day of the next following month, subject to permissible extensions.

9.06 Charging Distributions. All payments or distributions made to a Participant or his or her Beneficiary will be charged to the appropriate Accounts of such Participant.

9.07 Account Notices. In accordance with applicable law, the Plan Administrator will provide to each Participant such notices as may be required to increase awareness of automatic enrollment, safe harbor (as provided for in any Supplement), diversification and other rights affecting Accounts and participation herein.

9.08 Statement of Account. As soon as practicable after the end of each calendar quarter, or at such other times as required by applicable law or at such other times as the Plan Administrator may decide, each Participant will be furnished with a statement reflecting the condition of his or her Accounts in the Trust Fund as of that date. No Participant, except one authorized by the Plan Administrator, shall have the right to inspect the records reflecting the Accounts of any other Participant.

9.09 Contribution Limitations. For each Plan Year, the annual addition (as defined below) to a Participant’s Accounts under the Plan shall not exceed the specified dollar amount in Code Section 415 (as adjusted for cost of living as provided therein and promulgated by the Internal Revenue Service), or 100 percent of the Participant’s Section 415 compensation (as defined below) during that Plan Year. The term “annual addition” for any Plan Year means the sum of the Employer Contributions, Contributions made by Participants and forfeitures credited to a Participant’s Accounts for that year. Any Contributions made by Participants which cannot be allocated to a Participant because of the foregoing limitations (and any gains attributable thereto) shall be returned to him. Any Employer Contributions which cannot be allocated to a Participant because of the foregoing limitations shall be applied to reduce Employer Contributions in succeeding Plan Years, in order of time. For all applicable purposes under the Plan (including determining amounts eligible for Deferral Pay), a Participant’s “Section 415 compensation” means his or her total cash compensation for services rendered to the Employers as an Employee, determined in accordance with Treasury Regulation Section 1.415-2(d)(11)(i) and in accordance with the timing requirements of the final regulations promulgated under Section 415 of the Code, but including pre-tax deferrals or payments made pursuant to Sections 125, 132(f) and 402(e)(3) of the Code and excluding any contribution for medical benefits after separation from service (within the meaning of Code Sections 401(h) or 419A(f)(2)) which is otherwise treated as an annual addition. Contributions made on behalf of a Participant in any qualified defined contribution plan of the Company will not exceed the limitation (as may be adjusted from time to time) under Section 415 of the Code.

9.10 Allocation of Earnings to Distributions of Excess Contributions. The earnings allocable to distributions of Participants’ 401(k) Contributions exceeding the limits of Sections 4.05 (Code Section 402(g) limit) and 4.06 (ADP limit) and Participants’ After-Tax Contributions and Employer Matching Contributions exceeding the limits of Section 9.11 (ACP limit) shall be determined as follows in the event any such testing is required under the Plan for any Plan Year:

(a)

for Sections 4.05 and 4.06, earnings shall be determined by multiplying the income or loss attributable to the Participant’s 401(k) Contributions for the Plan Year by a fraction, the numerator of which is the excess contributions to be distributed to the Participant for the Plan Year and the denominator of which is the sum of: (i) the Participant’s Before-Tax Account balance on the first day of the Plan Year, and (ii) the Participant’s 401(k) Contributions for such Plan Year.

(b)

for Section 9.11, earnings shall be determined by multiplying the income or loss attributable to the Participant’s After-Tax and Employer Matching Contributions for the Plan Year by a fraction, the numerator of which is the excess aggregate contributions to be distributed to the Participant for the Plan Year and the denominator of which is the sum of: (i) the total of the Participant’s After-Tax Account balance and Company Match Account balance on the first day of the Plan Year, and (ii) the total of the Participant’s After-Tax Contributions and Employer Matching Contributions for such Plan Year.

(c)

For Sections 4.06 and 9.11, the excess contributions and excess aggregate contributions shall also be adjusted for income or loss for the period between the last day of the Plan Year and the date of distribution (the “gap period”). The income or loss allocable to the excess contributions and excess aggregate contributions for the gap period shall be equal to ten percent (10%) of the income or loss allocable to the distributable excess contributions or excess aggregate contributions for the applicable Plan Year as determined in the above two paragraphs multiplied by the number of whole calendar months that have elapsed since the end of the applicable Plan Year including the month of distribution if distribution occurs after the fifteenth (15th) of such month. Notwithstanding the foregoing, excess contributions and excess aggregate contributions for Plan Years beginning on or after January 1, 2008 shall not be adjusted for income or loss for the gap period.

9.11 Limitation on Allocation of Contributions. In the event the testing contemplated by this Section 9.11 is required for any Plan Year, this Section 9.11 shall apply. Notwithstanding the foregoing provisions of this Article IX, in no event shall the actual contribution percentage (“ACP”, as defined below) of the Highly Compensated Employees (as defined in Section 2.18) who are Plan Participants for any Plan Year exceed the greater of:

(a)	the contribution percentage of all other Participants for the current Plan Year multiplied by 1.25; or

(b)

the contribution percentage of all other Participants for the current Plan Year multiplied by 2.0; provided that the contribution percentage of the Highly Compensated Employees does not exceed that of all other Participants for the current Plan Year by more than 2 percentage points.

The ACP of a group of Participants for a Plan Year means the average of the actual contribution ratios (determined separately for each Participant in such group) of such group of Participants, where the actual contribution ratio for a Participant means the ratio of: (i) the sum of Employer Matching Contributions (and, at the election of the Company, any Employer Matching Contributions to the extent not necessary for ADP testing purposes, or any qualified nonelective contributions (“QNECs”) or qualified matching contributions (“QMACs”) made to the Plan on behalf of the Participant) and Participant After-Tax Contributions (and including any 401(k) Contributions that are taken into account pursuant to Treasury Regulation Section 1.401(m)-2(a)(6)(ii)) allocated to such Participant for such Plan Year; to (ii) the Participant’s compensation, determined in accordance with Section 414(s) of the Code, for such Plan Year. Pursuant to Treasury Regulation Section 1.401(m)-2(a)(6)(v), QNECs cannot be taken into account for an applicable year for a non-Highly Compensated Employee to the extent such contributions exceed the product of that non-Highly Compensated Employee’s compensation and the greater of 5% and 2 times the plan’s representative contribution rate. Pursuant to Treasury Regulation Section 1.401(m)-2(a)(5)(ii), QMACs cannot be taken into account for a non-Highly Compensated Employee to the extent the QMAC exceeds the greatest of (1) 5% of compensation, (2) the employee’s elective deferrals for a year, and (3) the product of 2 times the plan’s representative matching rate and the employee’s elective deferrals for a year. For purposes of this Section 9.11, a Participant means any Employee who is eligible to receive Employer Matching Contributions or to make Participant After-Tax Contributions under the Plan.

The Employer Matching Contributions allocated to and Participant After-Tax Contributions made by the Highly Compensated Employees will be reduced to the extent necessary to meet the requirements of this Section 9.11. For Purposes of this Section 9.11, such Employer Matching Contributions and Participant After-Tax Contributions are collectively referred to as “Aggregate Contributions.” The reductions will occur in the following manner (and in accordance with guidance set out by the IRS, including Notice 97-2):

(c)

The actual contribution ratio of the Highly Compensated Employee with the highest actual contribution ratio is reduced such that the actual contribution ratio is equal the actual contribution ratio of the Highly Compensated Employee with the next highest actual contribution ratio, provided, if applicable, that the reduction of the actual contribution ratio will be no more than is necessary to satisfy the ACP test indicated above.

(d)

The process of step (c) is repeated until the ACP test indicated above is satisfied. The total amount of excess Aggregate Contributions is equal to the sum of these hypothetical reductions multiplied, in each case, by the Highly Compensated Employee’s compensation (as determined above).

(e)

The Aggregate Contributions of the Highly Compensated Employee with the highest dollar amount of Aggregate Contributions are reduced by the amount required to cause that Highly Compensated Employee’s Aggregate Contributions to equal the dollar amount of the Aggregate Contributions of the Highly Compensated Employee with the next highest dollar amount of Aggregate Contributions. This amount is then distributed as provided below to the applicable Highly Compensated Employee. However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total excess Aggregate Contributions determined under step (d), the lesser reduction amount is distributed.

(f)	If the total amount distributed in accordance with step (e) is less than the total excess Aggregate Contributions determined under step (d), step (e) is then repeated.

If, because of the foregoing limitations, a portion of the Employer Matching Contributions allocated to, or the After-Tax Contributions (and any applicable Employer Matching Contributions thereon) made by a Highly Compensated Employee may not be credited to his or her Account for a Plan Year, such portions of the After-Tax Contributions and vested Employer Matching Contributions (and the earnings thereon) shall be distributed to such Employee within 2 1⁄2 months after the end of that Plan Year, but in no event later than the last day of the next following Plan Year. Any such portions of the aforementioned Employer Matching Contributions that are not vested shall be forfeited.

For purposes of the above ACP test, the actual contribution ratio of a Highly Compensated Employee will be determined by treating all plans subject to Code Section 401(m) under which the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated) as a single plan.

The provisions herein relating to the ACP test shall be administered in accordance with Code Section 401(m) and the applicable regulations and guidance thereunder.

9.12 Qualified Separate Lines of Business. In the event that Plan testing described in Sections 4.06 and 9.11 herein occurs on the basis of individual “qualified separate lines of business” (as defined in the Code), Participants who transfer from one separate line of business to another separate line of business will be assigned to the “qualified separate line of business” in which they are employed on the last day of the applicable testing year for purposes of the testing described in Sections 4.06 and 9.11 herein. Furthermore, such Participants’ applicable total annual pay and total annual contributions will be included in the qualified separate line of business in which they are employed on the last day of the applicable testing year.

ARTICLE X

GENERAL PROVISIONS

10.01 Fiduciary Responsibilities. The Plan Administrator is a named fiduciary and the administrator of the Plan. The Investment Committee shall be the Plan’s named fiduciary with respect to the selection of investment funds and all other matters pertaining to the investment and management of Plan assets. All conforming changes related to naming the Investment Committee as the named fiduciary for investment purposes shall be deemed to have been made to this document to effect the purposes and intent of such change.

The Plan Administrator and the Investment Committee may allocate fiduciary responsibilities among the fiduciaries named in the Plan or may designate other persons or entities other than named fiduciaries to carry out fiduciary responsibilities.

Any of the fiduciaries of the Plan may, by agreement among themselves, allocate specific responsibilities among themselves or delegate to other persons all or such portion of their fiduciary duties hereunder, as they, in their sole discretion, shall decide, other than those granted to the Trustee under the Trust Agreement. The Company may purchase insurance to cover the potential liability of all persons who serve in a fiduciary capacity (as defined in ERISA or the Plan) with regard to the Plan.

10.02 Fiduciary Liability. The Plan Administrator and members of the Investment Committee shall use the degree of care, skill, prudence and diligence in carrying out their duties that a prudent man, acting in a like capacity and familiar with such matters, would use in his conduct of a similar situation.

Except as provided in ERISA, in administering the Plan neither a person designated to act on behalf of the Plan Administrator, nor any member of the Investment Committee, nor any Employer, nor any director, officer or employee thereof, shall be liable for any acts of omission or commission, except for his or its own individual, willful and intentional malfeasance or misfeasance and each Employer, the officers, directors and employees of an Employer or the Company, and any member of the Investment Committee shall be entitled to rely conclusively on all tables, valuations, certificates, opinions and reports which shall be furnished by any actuary, accountant, Trustee, insurance company, counsel or other expert who shall be employed or engaged by the Company, an Employer or the Investment Committee.

10.03 Administration of the Plan. The Company shall administer the Plan in accordance with its terms and shall have all the powers necessary to carry out the provisions of the Plan. The Company has the discretionary authority to construe and interpret the provisions of the Plan and make factual determinations thereunder, including the power to determine the rights or eligibility of Employees or Participants and any other persons, and the amounts of their benefits under the Plan, and to remedy ambiguities, inconsistencies or omissions or to adjust Account balances or benefit payments in the event of overpayments or underpayments; and such determinations shall be binding on all parties. The Company from time to time may adopt such rules and regulations as may be necessary or desirable for the proper and efficient administration of the Plan and as are consistent with the terms of the Plan. The Company also, from time to time, may appoint such individuals to act as the Company’s representatives as the Company considers necessary or desirable for the efficient administration of the Plan. The Company shall have no fiduciary responsibility relating to the selection of investment funds and all other matters pertaining to the investment and management of Plan assets.

10.04 Investment Committee. The Investment Committee will be comprised of the Senior Vice President and Chief Financial Officer of the Company, the Vice President – Treasurer of the Company, and the Senior Vice President – Human Resources and Administration (or such other comparable officers of the Company should the titles of the Company’s officers change) (each, a “Committee Member”). Each Committee Member may appoint a designee to serve in the Committee Member’s stead. The Investment Committee shall operate in accordance with its charter adopted by it and as may be amended by it from time to time, which charter shall be incorporated into the Plan by this reference.

10.05 Delegation. The Plan Administrator and the Investment Committee have the authority to delegate any of their powers or duties to any other person. Any such person may further delegate its powers or duties to another person. Unless otherwise expressly provided, any delegation or subsequent delegation shall include the same full, final and discretionary authority that the delegating party has and any decisions, actions or interpretations made by any delegate shall have the same ultimate binding effect as if made by the delegating entity.

10.06 Employment of Agents. The Plan Administrator and the Investment Committee may employ such legal, medical, insurance, accounting, actuarial or other experts as it deems necessary or desirable in its sole discretion, in carrying out the provisions of the Plan.

10.07 Action by Employers. Any action required or permitted to be taken by an Employing Unit under the Plan shall be by resolution of its board of directors or any duly authorized officer and any delegates thereof.

10.08 Information Required by Company. Each person entitled to benefits under the Plan shall furnish the Company, as Plan Administrator, with such documents, evidence, data or information as the Company considers necessary or desirable for the purpose of administering the Plan. The records of the Company as to an Employee’s or Participant’s period of employment, service, Termination Date and reason therefor, leave of absence, reemployment and compensation/Deferral Pay will be conclusive on all persons unless determined to the Company’s satisfaction to be incorrect.

10.09 Review of Benefit Determinations. The Company shall establish a benefits claim procedure. If a claim for benefits is denied, the Company shall provide notice in writing to the Participant or Beneficiary, if appropriate, within 90 days after the claim is filed (plus an additional 90 days if special circumstances necessitate an extension). Such notice shall explain the reasons for the denial, the Plan provisions on which the denial is based and any additional material or information needed to perfect the claim; and shall also set forth the procedure for requesting a review of the claim. Within 75 days of receiving this notice of denial, the Participant may submit a written request for review on appeal to the Plan Administrator. The Participant or Beneficiary, if appropriate, also shall be afforded the opportunity to review pertinent documents on which the denial is based and to submit comments and address issues in writing. Within 60 days of receiving such a request for review (or within 120 days, if special circumstances necessitate an extension), the Company shall issue written notice of its decision on the appeal, which notice shall set forth the specific reasons for the decision, including references to the pertinent Plan provisions on which the decision is based. Any claims relating to LTD Disability will be processed in accordance with the procedures described in the Plan’s summary plan description. No individual shall be permitted to file any lawsuit, either in law or equity, until after such individual has exhausted and complied with the claim and appeal provisions herein.

10.10 Company’s Decision Final. Subject to applicable law, any interpretation of the provisions of the Plan and any decisions on any matter made by the Company in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the Company shall make such adjustment on account thereof as it considers equitable and practicable. The Company or its delegate shall have full discretion to determine eligibility for benefits or to interpret the Plan, resolve any disputes arising from Plan language, construe any ambiguous or uncertain terms therein and make all other determinations necessary or advisable for the discharge of its duties under the Plan including but not limited to making findings of facts. As such, benefits will only be paid if the Company determines that a person is entitled to them. Any such determination, interpretation, resolution or construction made by the Company in good faith shall be final and binding on all persons.

10.11 Action by Company. Any action required or permitted to be taken by the Company under the Plan shall be by action of its Board of Directors or its delegate or by any duly authorized officer or employee.

10.12 Waiver of Notice. Subject to applicable law, any notice required under the Plan may be waived by the person entitled to such notice.

10.13 Gender and Number. Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular.

10.14 Controlling Law. Except to the extent superseded by laws of the United States, the laws of the state of New York shall be controlling in all matters relating to the Plan.

10.15 Employment Rights. The Plan does not constitute a contract of employment, and participation in the Plan will not give any Employee the right to be retained in the employ of an Employer, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

10.16 Litigation by Participants. If a legal action begun against the Trustee, the Company or an Employer by or on behalf of any person results adversely to that person, or if a legal action arises because of conflicting claims to a Participant’s or other person’s benefits, the cost to the Trustee, the Company or the Employer of defending the action will be charged to the extent permitted by law to the sums, if any, which were involved in the action or were payable to the person concerned.

10.17 Interests Not Transferable. The interests of persons entitled to benefits under the Plan are not subject to their debts or other obligations and, except as may be required by the tax withholding provisions of the Code or any state’s income tax act or pursuant to a Qualified Domestic Relations Order as defined in Section 414(p) of the Code, may not be voluntarily or involuntarily sold, transferred, alienated, assigned or encumbered.

10.18 Absence of Guaranty. The Company does not in any way guarantee the Trust Fund from loss or depreciation. The liability of the Trustee, the Company or the Employers to make any payment under the Plan will be limited to the assets held by the Trustee that are available for that purpose.

10.19 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

10.20 Indemnification. Each officer, director and employee of the Company who has been designated to carry out any fiduciary or administrative responsibility shall be indemnified by the Company against all costs, liabilities, and expenses (including costs and attorneys’ fees) (other than amounts paid in settlement to which the Company does not consent) reasonably incurred by such person in connection with any action, suit, or proceeding in any way relating to or arising from the Plan to which that person may be a party by reason of his or her being or having been so designated or by reason of any action or omission or alleged action or omission by that person in such capacity, and against any amount or amounts which may be paid by that person (other than to the Company) in reasonable settlement of such action, suit or proceeding, where it is in the interest of the Company that such settlement be made. In cases where such action, suit or proceeding shall proceed to final adjudication such indemnification shall not extend to matters as to which it shall be adjudged that such officer, director or employee is liable for gross negligence or willful misconduct in the performance of his or her duties as such. The right of indemnification herein provided shall not be in addition to other rights to which any such officer, director or employee may now or hereafter be entitled; shall continue as to a person who has ceased to be so designated; and shall inure to the benefit of the heirs, executors and administrators of such officer, director or employee.

If any portion of this provision shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (i) the validity, legality, and enforceability of the remaining provisions (including, but not limited to, each portion of the above paragraph containing any provision held to be invalid, illegal, or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the indemnity rights shall be construed to the broadest extent possible. If any portion of this Section 10.20 is deemed unenforceable or invalid for any reason, the parties shall jointly request that a court with competent jurisdiction revise or permit the parties to revise this Section 10.20 to delete any unenforceable or invalid provisions so as to provide the broadest scope of indemnification to any such officer, director or employee under applicable law.

For avoidance of doubt, the above paragraphs of this provision shall not apply to any third-party service provider.

10.21 Unclaimed Distributions. If, within a reasonable period of time after any distribution is made to a Participant or Inactive Participant, the same shall not have been claimed, processed or cashed, provided due and proper care shall have been exercised by the Trustee and the Employer in attempting to make such distribution, the amount thereof shall be forfeited and used to reduce Employer Contributions or used to pay expenses of the Plan consistent with Section 10.22. Should a Participant or Inactive Participant subsequently make proper claim for such amount, it will be paid to the Trust Fund by the Employer and such amount (without interest) distributed in accordance with the terms of the Plan.

10.22	Plan Expenses.

(a)

All reasonable and proper expenses incurred in the administration of the Plan shall be paid from the Trust Fund, unless paid by the Company or the Employing Unit(s); provided, however, the Company or the Employing Unit(s) may pay any of such expenses or reimburse the Trust Fund for any payment, or the Trust Fund may reimburse the Company or the Employing Unit(s) for any payment the Company or the Employing Unit(s) has paid.

The payment by the Company or the Employing Unit(s) of any particular expense for a Plan Year shall not be deemed an election to pay that or any other expense in that or any subsequent Plan Year.

(b)

To the extent that expenses are paid from the Trust Fund, the Plan Administrator shall determine how such expenses are to be allocated. Without limitation, expenses may be charged directly against individual Participant Accounts, against the assets of investment funds or as otherwise determined by the Plan Administrator. The Plan Administrator is authorized to establish administrative fees which may be charged against a Participant’s Account.

(c)

Without limitation, (i) expenses may be paid from a clearing or other account, and may be accrued for, based on estimated expenses, against the Plan investment funds or Participant Accounts during any period determined by the Plan Administrator, and paid as and when determined by the Plan Administrator, and (ii) amounts accrued during a Plan Year may be used to pay expenses incurred in a prior, current or future Plan Year, and true-ups may be directed by the Plan Administrator from time to time if, to the extent it deems them necessary or desirable.

10.23 Disaster Relief. Notwithstanding any provision of the Plan to the contrary, the Plan shall be administered in accordance with the Katrina Emergency Tax Relief Act of 2005 and any related authority promulgated by any United States administrative agency.

10.24 Statute of Limitations. After exhausting the Plan’s administrative claim and appeal provisions, and except for claims relating to LTD Disability, an individual wishing to bring a lawsuit in either state or federal court challenging a claim denial must commence the lawsuit no later than six months after the individual receives a final denial letter indicating the individual has exhausted his or her administrative appeals and has the right to file a lawsuit. In addition to this six-month deadline that applies to filing a lawsuit after the claims and appeals procedures are exhausted, a general time limitation shall apply to all lawsuits involving all types of Plan issues except for LTD Disability-related claims. An individual must commence any such lawsuit involving Plan claims no later than two years after the individual first receives information that constitutes a clear repudiation of the rights the individual is seeking to assert (i.e., the underlying event or issue that should have triggered the individual’s awareness that his or her rights under the Plan may have been violated). Although any period of time when an individual’s claim is in the claims procedure described above (i.e., the time between when an individual files a claim for benefits with the Plan Administrator and the time the individual receives a final determination letter from the Plan Administrator) does not count against the two-year period, once the claims procedure process is completed, the two-year period will continue running from the point at which it was tolled.

Legal actions may be brought on a denied LTD Disability claim no later than one year after a final decision is rendered on a claim.

In order to raise an issue in any legal action related to the claim, an individual must have clearly raised such issue during the claims and appeals procedure described above.

10.25 Mitigation. In order to mitigate any damages or other negative effects, individuals must always carefully review their account statements, confirmations, payroll records (e.g., for deductions and contributions made to the Plan) and any other records relating to the Plan, and report any discrepancies or other concerns within 30 days of the date of the applicable record through the procedures discussed in the summary plan description. An individual must file a claim under the Plan’s claim procedures if his or her concerns cannot be resolved within this time. Neither the Company, the Plan, the Plan Administrator, nor any of their agents or employees will be responsible for damages or other negative effects caused by an individual’s failure to follow these requirements and procedures.

ARTICLE XI

AMENDMENT AND TERMINATION

11.01 Amendment. While the Company expects and intends to continue the Plan, the Company reserves the right to amend the Plan (in accordance with the procedures set forth in Section 10.11) from time to time, except as follows:

(a)

No amendment shall reduce the value of a Participant’s benefits to less than the amount he would be entitled to receive if he had resigned from the employ of all of the Employers on the date of the amendment; and

(b)

Except as provided elsewhere in the Plan, under no condition shall an amendment result in the return or repayment to any Employer of any part of the Trust Fund or the income from it or result in the distribution of the Trust Fund for the benefit of anyone other than persons entitled to benefits under the Plan. Notwithstanding the foregoing, the Company, or its delegate, shall have the duty and power revise the Plan, Supplements, Exhibits or Appendices, as well as addenda or amendments thereto, to correct errors, including but not limited to scrivener’s errors, to the extent such correction is necessary to reflect the intent of the Plan; provided that such correction shall be applied as if included in the original provisions.

11.02 Termination. The Plan will terminate as to all Employers on any date specified by the Company (in accordance with the procedures set forth in Section 10.11). The Plan will terminate as to an individual Employer on the first to occur of the following:

(a)

The date it is terminated by that Employer (in accordance with the procedures set forth in Section 10.07) if 30 days’ advance written notice of the termination is given to the Company, the Trustee and other Employers.

(b)	The date that Employer is judicially declared bankrupt or insolvent.

(c)	The date that either the Company completely discontinues contributions under the Plan on behalf of that Employer or that Employer completely discontinues contributions under the Plan.

(d)	The dissolution, merger, consolidation or reorganization of that Employer, or the sale by the Company or that Employer of all or substantially all of that Employer’s assets, except that:

(1)

in any such event, arrangements may be made with the consent of the Company whereby the Plan will be continued by any successor to that Employer or any purchaser of all or substantially all of its assets, in which case the successor or purchaser will be substituted for that Employer under the Plan and the Trust Agreement; and

(2)

if an Employer is merged, dissolved, or in any other way reorganized into, or consolidated with, any other Employer, the Plan as applied to the former Employer will automatically continue in effect without a termination thereof.

11.03 Vesting and Distribution on Termination. On termination or partial termination of the Plan, the date of termination will be a “special accounting date” and, after all adjustments then required have been made, each affected Participant’s benefits will be nonforfeitable and will be distributable to the Participant or his or her beneficiary in accordance with the provisions of Article VIII.

11.04 Notice of Amendment or Termination. Participants will be notified of an amendment or termination of the Plan in accordance with applicable law.

11.05 Plan Merger, Consolidation, etc.. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant’s benefits if the Plan terminated immediately after such merger, consolidation or transfer shall be equal to or greater than the benefits he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer.

ARTICLE XII

SPECIAL RULES FOR TOP-HEAVY PLANS

12.01 Purpose and Effect. The purpose of this Article XII is to comply with the requirements of Section 416 of the Code. The provisions of this Article XII shall be effective for each Plan Year in which the Plan is a “top-heavy plan” within the meaning of Section 416(g) of the Code. Notwithstanding anything to the contrary, the Plan shall be governed by the then in effect Code Section 416 in the event the Plan is a “top-heavy plan” within the meaning of Code Section 416 for any given Plan Year.

12.02 Top-Heavy Plan.

(a)

In general, the Plan will be a top-heavy plan for any Plan Year if, as of the last day of the preceding Plan Year (the “determination date”), the present value of accrued benefits of Participants who are key employees (as defined in Section 416(i)(1) of the Code) to the present value of accrued benefits of all Participants exceeds 60% taking into account all distributions made during a 1-year period ending on the most recent determination date and not taking into account any accrued benefit or Account balance of an individual who has not performed services for an Employer during a 1-year period ending on the determination date, except that in the case of a distribution made for a reason other than severance from employment, death or LTD Disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(b)

Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of Account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or LTD Disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(c)

Employees not performing services during year ending on the determination date. The accrued benefits and Accounts of any individual who has not performed services for an Employer during the 1-year period ending on the determination date shall not be taken into account.

(d)

Matching contributions. Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Employer Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

12.03 Key Employee. Key employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of an Employer having annual compensation greater than the dollar amount specified in Code Section 416(i)(1) (as adjusted for cost of living as provided therein and promulgated by the Internal Revenue Service), a 5-percent owner of an Employer, or a 1-percent owner of an Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. In all cases, the determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

12.04 Minimum Vesting. For any Plan Year in which the Plan is a top-heavy plan, a Participant shall be 100% vested in his or her Employer Contributions after three years of Continuous Service. If the foregoing provisions of this Section 12.04 become effective, and the Plan subsequently ceases to be a top-heavy plan, each Participant who has then completed three or more years of service may elect to continue to have the vested percentage of his or her Employer Contributions determined under the provisions of this Section 12.04.

12.05 Minimum Employer Contribution. For any Plan Year in which the Plan is a top-heavy plan, the Employer contributions and forfeitures, if any, credited to each Participant who is not a key employee shall not be less than 3 percent of such Participant’s Compensation for that year. In no event, however, shall the Employer Contribution credited in any year to a Participant who is not a key employee exceed the maximum Employer Contribution credited in that year to a key employee (expressed as percentage of such key employee’s compensation).

12.06 Aggregate of Plans. In accordance with Section 416(g)(2) of the Code, other plans maintained by the Employers may be required or permitted to be aggregated with this Plan for purposes of determining whether the Plan is a top-heavy plan.

For purposes of determining whether the Plan is a top-heavy plan for a particular Plan Year, the required aggregation group includes each plan of the Employer in which a key employee participates (in the Plan Year containing the determination date or any of the four preceding Plan Years) and each other plan which enables any plan in which a key employee participates during the period tested to meet the requirements of Code Sections 401(a)(4) or 410(b). A permissive aggregation group consists of the plans of the Employer that are required to be aggregated, plus one or more plans of the Employer that are not part of the required aggregation group but that satisfy the requirements of Code Sections 401(a)(4) and 410(b) when considered together with the required aggregation group.

12.07 No Duplication of Benefits. If the Employers maintain more than one plan, the minimum Employer Contribution otherwise required under Section 12.05 above may be reduced in accordance with regulations of the Secretary of the Treasury to prevent inappropriate duplication of minimum contributions or benefits.

12.08 Adjustment of Combined Benefit Limitations. To the extent required under applicable law only, for any Plan Year in which the Plan is a top-heavy plan, the determination of the defined contribution plan fraction and defined benefit plan fraction in accordance with Section 415 of the Code and Section 1106 of the Tax Reform Act of 1986 shall be adjusted in accordance with the provisions of Section 416(h) of the Code.

12.09 Use of Terms. All terms and provisions of the Plan shall apply to this Article XII, except that where the terms and provisions of the Plan and this Article XII conflict, the terms and provisions of this Article XII shall govern.

ARTICLE XIII

HEART ACT PROVISIONS

13.01 Death Benefits. Effective January 1, 2007, notwithstanding any provision of the Plan to the contrary, in the case of a Participant who dies while performing Qualified Military Service (as defined in Code Section 414(u)), the Participant’s Beneficiary is entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death. The Plan will credit the Participant’s Qualified Military Service as service for purposes of vesting as though the Participant had resumed employment under the Uniformed Services Employment and Reemployment Rights Act (USERRA) immediately prior to the Participant’s death.

13.02 Differential Wage Payments. Effective January 1, 2009, notwithstanding any provision of the Plan to the contrary, (i) a Participant receiving a differential wage payment (as defined in Code Section 3401(h)(2)) shall be treated as an Employee, (ii) the differential wage payment shall be treated as compensation for Code Section 415(c)(3) purposes and for Treasury Regulations Section 1.415-2(d) purposes, as well as for purposes of determining the Employer Contributions to which the Participant is entitled under the terms of the Plan, and (iii) the Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment. Section 13.02(iii) will only apply to the extent allowed pursuant to Code Section 414(u)(12)(C).

13.03 Severance From Employment. Effective January 1, 2009, notwithstanding any provision of the Plan to the contrary (including Section 13.02), for purposes of Code Section 401(k)(2)(B)(i)(I), a Participant shall be treated as having been severed from employment during any period the Participant is performing service in the uniformed services described in Code Section 3401(h)(2)(A). If the Participant chooses to take a distribution from the Plan by reason of the preceding sentence, the Participant shall not be able to make any elective deferral or employee contribution to the Plan during the 6-month period beginning on the date of the distribution. To the extent the Participant requests a distribution pursuant to this Section 13.03 that also qualifies as a Qualified Reservist Distribution, the terms of the Plan providing for Qualified Reservist Distributions will govern the distribution, and the 6-month suspension provided under Section 13.03 will not apply.

GENERAL DYNAMICS CORPORATION 401(k) PLAN FOR REPRESENTED EMPLOYEES

Supplement A - Electric Boat Corporation Employees Represented by IBEW Local 1186

A-1

Purpose, Superseding Provision. The purpose of this Supplement A is to provide for certain Plan provisions for those Eligible Employees of the Employing Units listed in Exhibit A to this Supplement (the “Supplement A Employees”). This Supplement forms a part of the Plan to which it is attached and its terms shall supersede other provisions of the Plan to the extent such other provisions are inconsistent with this Supplement. The terms and provisions of this Supplement are effective for such Supplement A Employees for the applicable time periods indicated in Exhibit A (or as otherwise indicated herein in this Supplement).

A-2

Safe Harbor. Effective January 1, 2013, and for Plan Years prior to January 1, 2021, for purposes of this Supplement A, the Plan is intended to satisfy certain design-based “safe harbor” contribution and vesting requirements, as permitted under the Code and the Small Business Job Protection Act of 1996, with respect to matching contributions as described below. Section 4.06 of the Plan shall not apply to this Supplement A. The provisions of Article IX of the Plan relating to ADP limits and testing shall not apply to this Supplement A to the extent such provisions would be inconsistent with the design-based “safe harbor” contribution and vesting requirements discussed previously in this Paragraph A-2.

Notwithstanding the foregoing, effective January 1, 2021, the Plan is not intended to satisfy the design-based “safe harbor” contribution and vesting requirements with respect to this Supplement A. Section 4.06 and the provisions of Article IX of the Plan relating to ADP limits and testing shall apply to this Supplement A for Plan Years beginning January 1, 2021.

A-3

HSI Electric, Inc. In addition to the definition of “Continuous Service” set forth in Section 7.02(d) of the Plan, for a Supplement A Employee, “employment with the Affiliated Group” shall include employment with HSI Electric, Inc. prior to the effective date of his or her employment with Electric Boat Corporation.

A-4

Deferral Pay. Effective January 1, 2013, a Supplement A Employee’s Deferral Pay (also known as “401(k) Eligible Pay” for such group) shall mean his or her annual base pay, up to the equivalent of 2,080 hours of pay, where applicable (or 2,120 hours of pay in years when there are 53 weeks in the accounting year), as reported by the Employing Unit, prior to any reduction for 401(k) Contributions, and prior to any reduction for deferrals of base pay under any other plan of deferred compensation or any flexible benefits, healthcare/dependent care spending accounts or cafeteria plan maintained by the Company (e.g., plans qualified under Code Sections 132(f) or 125), as shown by the records of the Employing Unit or the Company, plus commissions, overtime, shift-differential or shift-premium, field differential or field premium (provided that these payments are related to hours worked), vacation, sick and/or holiday pay, accrued vacation, sick and/or holiday pay paid after termination of employment that such a Supplement A Employee could have received if employment had continued, cash payments provided in lieu of fringe benefits intended to satisfy prevailing wage obligations under the Service Contract Act, and cash bonuses such as business unit and executive compensation awards, performance awards or spot bonus awards (including any related cash payments to cover taxes on such awards). Deferral Pay shall not include any equity awards or any other equity-related compensation (or any income resulting therefrom), taxable income from the exercise of certain stock options, imputed income from life insurance or other health and welfare benefits, additional compensation for work performed outside such a Supplement A Employee’s regularly scheduled tour of duty, expatriate related allowances and payments for living overseas, taxable fringe benefits and non-cash prizes (including any related cash payments to cover taxes thereon), severance, separation or supplemental unemployment benefit payments, STD Pay (or any other disability pay not included in such term), pay that is otherwise deferred under or paid from a non-qualified deferred compensation plan, business expense reimbursements or other expense allowances (unless paid under a non-accountable plan), reimbursement of taxable moving expenses or other income that is imputed income or a tax gross-up relating to a move or relocation, taxable income from the distribution of excess 401(k) Contributions, hardship distributions, defaulted Plan loans, legal settlements of any kind or such other items of remuneration as the Plan Administrator shall determine to be not related to the performance of personal services. For each Plan Year, Deferral Pay shall not include annual compensation in excess of the dollar amount specified in Code Section 401(a)(17) (as adjusted for cost of living as provided therein and promulgated by the Internal Revenue Service) or any successor provision thereto.

A-5

Participant Contributions. Effective January 1, 2013, in accordance with Article IV of the Plan, a Supplement A Employee may elect to make 401(k) Contributions, After-Tax Contributions and/or Roth Elective Deferrals in an amount equal to not less than one percent and not more than seventy-five percent (in multiples of one percent) of his or her Deferral Pay. In no event shall a Supplement A Employee’s 401(k) Contributions, Roth Elective Deferrals and After-Tax Contributions in the aggregate exceed seventy-five percent of his or her Deferral Pay.

In all cases and notwithstanding the foregoing, the Plan Administrator may from time to time change the limitations on the amount of 401(k) Contributions, Roth Elective Deferrals, and/or After-Tax Contributions that may be made by a Highly Compensated Employee.

A-6

Employer Matching Contributions. Effective January 1, 2013, and for Plan Years prior to January 1, 2021, the applicable safe harbor Employer Matching Contributions under Section 5.01 for Supplement A Employees shall be 100 percent of the first 4 percent of Deferral Pay contributed by Supplement A Employees and 50 percent of the next 2 percent of Deferral Pay contributed by Supplement A Employees.

Notwithstanding the foregoing, effective for the first pay period on or after January 1, 2021, (a) the applicable Employer Matching Contributions under Section 5.01 for Supplement A Employees who are not currently accruing credited service under the terms of any defined benefit pension plan sponsored by the Company or any Employing Unit shall be 100 percent of the first 6 percent of Deferral Pay contributed by such Supplement A Employees, and (b) the applicable Employer Matching Contributions under Section 5.01 for Supplement A Employees who are currently accruing credited service under the terms of any defined benefit pension plan sponsored by the Company or any Employing Unit shall be 100 percent of the first 4 percent of Deferral Pay contributed by such Supplement A Employees and 50 percent of the next 2 percent of Deferral Pay contributed by such Supplement A Employees.

All such Employer Matching Contributions shall be invested in accordance with each Supplement A Employees’ investment elections. Employer Matching Contributions for a Supplement A Employee will be made on 401(k) Contributions first, any applicable Roth Elective Deferrals second, after which any applicable After-Tax Contributions will be subject to such Employer Matching Contributions

A-7

Non-Contributory Retirement Contributions. For Supplement A Employees, no Non-Contributory Contributions shall be made for Plan Years after 2012. For Non-Contributory Contributions (if made) for Plan Years prior to 2013, the applicable eligibility, timing and amounts of such Non-Contributory Contributions for Supplement A Employees were determined in accordance with Plan terms in place at such time for the applicable Plan Year. Notwithstanding anything to the contrary, such Supplement A Employees shall become fully vested in their Non-Contributory Contributions and earnings thereon upon the completion of three years of Continuous Service.

A-8	Vesting. Supplement A Employees shall be fully vested in all Employer Matching Contributions made on or after January 1, 2013, and earnings thereon.

A-9

Loans and In-Service Withdrawals. A Supplement A Employee may obtain a loan in accordance with the rules set forth in Section 8.11. In addition to the exceptions listed in Section 8.13 with regard to In-Service Withdrawals, the following exception shall also apply to Supplement A Employees:

(c)

After-Tax Contributions and related non-safe harbor Employer Matching Contributions, provided that such contributions shall be available for in-service withdrawal if (i) such contributions have remained in the Plan for the 24 months preceding the date the withdrawal is requested and made or (ii) the Supplement A Employee has participated in the Plan (or in any such plan referenced in Section 3.06) for at least five years (in the aggregate among such plans) on the date the withdrawal is requested and made.

A-10

Automatic Enrollment. Effective January 1, 2021, each Supplement A Employee who is hired or rehired on or after January 1, 2021, and who becomes a Participant in the Plan pursuant to the automatic enrollment provisions of Sections 3.01, shall automatically have 6% of his or her Deferral Pay contributed on a before-tax basis to the Plan in accordance with Section 4.01.

Exhibit A to Supplement A

Employing Units	Effective Date
Electric Boat Corporation	January 1, 2009
(employees represented by IBEW Local 1186)

GENERAL DYNAMICS CORPORATION 401(k) PLAN FOR REPRESENTED EMPLOYEES

Supplement B - General Dynamics-OTS, Inc. (formerly known as General Dynamics Armament and Technical Products, Inc. and the former General Dynamics Defense Systems, Inc.)

B-1

Purpose, Superseding Provision. The purpose of this Supplement B is to provide for certain Plan provisions for those Eligible Employees of the Employing Units listed in Exhibit A to this Supplement (the “Supplement B Employees”). This Supplement forms a part of the Plan to which it is attached and its terms shall supersede other provisions of the Plan to the extent such other provisions are inconsistent with this Supplement. The terms and provisions of this Supplement are effective for such Supplement B Employees for the applicable time periods indicated in Exhibit A (or as otherwise indicated herein in this Supplement).

B-2

Deferral Pay. A Supplement B Employee’s “Deferral Pay” shall mean his annual base pay, up to the equivalent of 2,080 hours of pay, where applicable (or 2,120 hours of pay in years when there are 53 weeks in the accounting year), as reported by the Employing Unit, prior to any reduction for 401(k) Contributions, and prior to reduction for deferrals of base pay under any other plan of deferred compensation maintained by the Company, as shown by the records of the Employing Unit or the Company, but also including STD Pay, overtime, shift premium, holiday and vacation pay, continuation payments, commissions and other variable rate compensation plan payments, rate guarantees and, for employees at the maximum of their pay ranges, lump-sum merit payments instead of pay increases. Deferral Pay shall not include bonuses, payments under the General Dynamics Corporation Equity Compensation Plan or the Incentive Compensation Plan of General Dynamics Corporation or any other type of incentive compensation, severance pay, relocation pay, lump-sum payments in lieu of vacation pay, before tax contributions under a cafeteria or flexible benefits plan, or other special pay. Other compensation of a Supplement B Employee shall be excluded from Deferral Pay unless the inclusion of such compensation is specifically approved by the Company for all Eligible Employees of the Employing Unit in which the Supplement B Employee is employed. For each Plan Year, Deferral Pay shall not include annual compensation in excess of the dollar amount specified in Code Section 401(a)(17) (as adjusted for cost of living as provided therein and promulgated by the Internal Revenue Service) or any successor provision thereto.

B-3

Participant 401(k) Contributions. In accordance with Sections 4.01 and 4.10 of the Plan, a Supplement B Employee may elect to make 401(k) Contributions and/or Roth Elective Deferrals in an amount equal to not less than one percent nor more than 75 percent (in multiples of one percent) of his or her Deferral Pay. In no event shall a Supplement B Employee’s 401(k) Contributions and/or Roth Elective Deferrals in the aggregate exceed 75 percent of his or her Deferral Pay.

In all cases and notwithstanding the foregoing, the Plan Administrator may from time to time impose limitations on the 401(k) Contributions and/or Roth Elective Deferrals that may be made by Highly Compensated Employees.

B-4

Employer Matching Contributions. Except as otherwise provided herein, the applicable percentage of Employer Matching Contributions under Section 5.01 of the Plan shall be (i) for the 2023 and 2024 Plan Years, 50 percent of the first 7 percent of the 401(k) Contributions and Roth Elective Deferrals made by Supplement B Employees, and (ii) starting with the 2025 Plan Year, shall be 100 percent of the first 6 percent of the 401(k) Contributions and Roth Elective Deferrals made by Supplement B Employees.

Supplement B Employees that are represented by the Union of Needletrades, Industrial and Textile Employees, AFL-CIO-CLC will not be eligible for such Employer Matching Contributions until November 1, 2007, at which time Employer Matching Contributions will be made in an amount equal to 25 percent of the first 7 percent of the 401(k) Contributions made by such Supplement B Employees. Effective January 1, 2011, for Supplement B Employees that are represented by the Union of Needletrades, Industrial and Textile Employees, AFL-CIO-CLC, the applicable percentage of Employer Matching Contributions under Section 5.01 shall be 50 percent of the first 7 percent of the 401(k) Contributions and Roth Elective Deferrals made by such Supplement B Employees. All Employer Matching Contributions for Supplement B Employees that are represented by the Union of Needletrades, Industrial and Textile Employees, AFL-CIO-CLC, will be invested in the General Dynamics Stock Fund until invested otherwise by the Participant among the Plan’s other investment funds.

Effective January 1, 2013, for Supplement B Employees of the Employing Unit’s Springboro, Ohio facility, the applicable percentage of Employer Matching Contributions under Section 5.01 of the Plan will be 50 percent of the first 3 percent of the 401(k) Contributions and Roth Elective Deferrals made by such Supplement B Employees working for the Employing Unit’s Springboro, Ohio facility during such Plan Year. Effective for Plan Years 2013 to 2021, for Supplement B Employees of the Employing Unit’s Springboro, Ohio facility, Employer Matching Contributions shall be made annually after the end of the Plan Year, and in order to receive such matching contributions, such Supplement B Employees of the Employing Unit’s Springboro, Ohio facility must have completed at least 1,000 Hours of Service in the Plan Year to which the Employer Matching Contributions relate, and must be actively employed by the Company on December 31 of the Plan Year to which such Employer Matching Contributions relate. Notwithstanding the foregoing, prior to the 2022 Plan Year, Supplement B Employees of the Employing Unit’s Springboro, Ohio facility will not be eligible for Employer Matching Contributions until such Supplement B Employee has six months of service. Notwithstanding the foregoing, effective in the 2022 Plan Year, for such Supplement B Employees of the Employing Unit’s Springboro, Ohio facility, Employer Matching Contributions shall be made on a per pay period basis beginning with the first pay period in 2022 (regardless of such Supplement B Employees’ Hours of Service in the Plan Year and amount of service under the Plan).

Notwithstanding the foregoing, effective January 1, 2019, for Supplement B Employees of the Employing Unit’s Williston, Vermont facility, the applicable percentage of Employer Matching Contributions under Section 5.01 shall be 100 percent of the first 3 percent of the 401(k) Contributions and Roth Elective Deferrals made by such Supplement B Employees and 50 percent on the next 3 percent of the 401(k) Contributions and Roth Elective Deferrals made by such Supplement B Employees.

Notwithstanding the foregoing, effective January 1, 2021, for Supplement B Employees of the Employing Unit’s Lincoln, Nebraska facility, the applicable percentage of Employer Matching Contributions under Section 5.01 shall be 100 percent of the first 3 percent of the 401(k) Contributions and Roth Elective Deferrals made by such Supplement B Employees and 50 percent on the next 3 percent of the 401(k) Contributions and Roth Elective Deferrals made by such Supplement B Employees.

Employer Matching Contributions will be made on 401(k) Contributions first, after which any applicable Roth Elective Deferrals will be subject to Employer Matching Contributions.

B-5

Non-Contributory Retirement Contributions. Effective February 1, 2006, in accordance with Section 5.02(c) of the Plan, the Company, in its discretion, may annually contribute amounts to the Accounts of certain of the Employing Unit’s Lincoln, Nebraska Supplement B Employees (“Non-Contributory Contributions”). Such eligible Supplement B Employees of the Employing Unit’s Lincoln, Nebraska facility will receive a proportionate share of such contributions based on the following allocation formula beginning January 1, 2016: each such eligible Supplement B Employee’s Deferral Pay that is determined in accordance with the applicable collective bargaining agreement over the total Deferral Pay that is determined in accordance with the applicable collective bargaining agreement of all Supplement B Employees of the Employing Unit’s Lincoln, Nebraska facility eligible to receive a Non-Contributory Contribution. Beginning January 1, 2016, with respect to Supplement B Employees employed at the Employing Unit’s Lincoln, Nebraska facility, the Non-Contributory Contribution, if made, will be credited to the Accounts of such eligible Supplement B Employees who receive Deferral Pay during the year to which the contribution relates, without regard for employment during that year. Alternate Payees, designated Beneficiaries, and, consistent with Section 1.03 of the Plan and except as may otherwise be explicitly provided, any individuals that became or become employees of the Company by reason of a corporate acquisition (and regardless of any subsequent relation within the Company) shall not be eligible for Non-Contributory Contributions. Such Supplement B Employees that transferred employment from any employing unit of the Company may only be eligible for a partial Non-Contributory Contribution in the year that they transfer (provided the foregoing eligibility criteria are met), based on when credited service stops accruing under any defined benefit pension plan as determined by the Plan Administrator and/or based on the date of transfer. Thereafter and if all eligibility criteria for receiving Non-Contributory Contributions are met, such employees described in the preceding sentence may be eligible for unprorated Non-Contributory Contributions. If a Supplement B Employee that is eligible for contributions under this paragraph B-5 leaves the employment of the Company and is rehired within a year (including the anniversary date of such leave) by the Company, such a Supplement B Employee will retain his eligibility for benefits under this paragraph B-5 as of his or her original hire date (subject to all conditions and requirements of this paragraph B-5). If a Supplement B Employee that is eligible for contributions under this paragraph B-5 leaves the employment of the Company and is rehired after a period greater than a year, such a Supplement B Employee will be treated as a new hire for purposes of determining their Non-Contributory Contributions (if any). Former Supplement B Employees that transferred employment to any employing unit of the Company may be eligible for a prorated Non-Contributory Contribution for the time spent as a Supplement B Employee during the Plan Year (provided the foregoing eligibility criteria are met) as determined by the Plan Administrator.

The timing and determination of such Non-Contributory Contributions shall be made at the sole discretion of the Plan Administrator and need not be the same for such Supplement B Employees hired on or after February 1, 1998.

In the first quarter of 2013, the Company, in its discretion, may make a one-time discretionary contribution to Supplement B Employees of the Employing Unit’s Springboro, Ohio facility who were actively contributing to their prior employer’s 401(k) plan immediately preceding the acquisition based on the estimated amount of employer matching contributions such Supplement B Employees would have received from August 27, 2012 to December 31, 2012 under the applicable 401(k) plan of the employer from whom such Supplement B Employees were acquired. Such one-time discretionary contributions made pursuant to the preceding sentence will vest in accordance with paragraph B-6.

For Supplement B Employees of the Employing Unit’s Williston, Vermont facility, no Non-Contributory Contributions shall be made for Plan Years after 2018. For Non-Contributory Contributions (if made) for Plan Years prior to 2019 for Supplement B Employees of the Employing Unit’s Williston, Vermont facility, the applicable eligibility, timing and amounts of such Non-Contributory Contributions for such Supplement B Employees were determined in accordance with Plan terms in place at such time for the applicable Plan Year.

Notwithstanding anything to the contrary, Supplement B Employees shall become fully vested in their Non-Contributory Contributions and earnings thereon upon the completion of three years of Continuous Service.

B-6

Vesting. Except as otherwise provided, all Supplement B Employees employed by the Employing Unit on and after January 1, 2002, shall be fully vested in all Employer Contributions and earnings thereon upon the completion of three years of Continuous Service. Effective November 1, 2007, Supplement B Employees that are represented by the Union of Needletrades, Industrial and Textile Employees, AFL-CIO-CLC, will be vested in all Employer Contributions and earnings thereon upon the completion of the number of years of Continuous Service as follows:

Years of Continuous Service	Vested Percentage
1	20%
2	40%
3	60%
4	80%
5	100%

Notwithstanding the foregoing, Supplement B Employees of the Employing Unit’s Springboro, Ohio facility will be vested in all Employer Contributions and earnings thereon upon the completion of the number of years of Continuous Service as follows:

Years of Continuous Service	Vested Percentage
1	20%
2	40%
3	60%
4	80%
5	100%

Notwithstanding the foregoing, effective August 15, 2014, Supplement B Employees of the Employing Unit’s Springboro, Ohio facility employed on or after such date, will be vested in all Employer Contributions and earnings thereon upon the completion of three years of Continuous Service.

Notwithstanding the foregoing, Supplement B Employees of the Employing Unit’s Williston, Vermont facility will be fully vested in all Employer Matching Contributions made on or after January 1, 2019, and earnings thereon.

Notwithstanding the foregoing, effective January 1, 2021, Supplement B Employees of the Employing Unit’s Lincoln, Nebraska facility employed on or after such date, will be fully vested in all Employer Matching Contributions and earnings thereon.

Notwithstanding the foregoing, effective January 1, 2022, Supplement B Employees of the Employer Unit’s Springboro, Ohio facility employed on or after January 1, 2022, will be fully vested in all Employer Matching Contributions and earnings thereon credited to their Accounts.

B-7

ATP. This Paragraph B-7 shall apply to those Supplement B Employees who were employed by Advanced Technical Products, Inc. and who were transferred to the Company pursuant to the Agreement and Plan of Merger dated as of May 2, 2002 among General Dynamics Corporation, Athena Acquisition I Corporation and Advanced Technical Products, Inc. Effective as of May 1, 2003, only such Supplement B Employees who are covered by (1) the Agreement between Lincoln Composites Aerospace and Defense Division of Advanced Technical Products, Inc., Lincoln, Nebraska, and District Local Lodge No. 31 of the Machinists and Aerospace Workers AFL-CIO dated February 3, 2001 to February 5, 2006; (2) the Agreement between Lincoln Composites, a division of Advanced Technical Products, Inc., Lincoln, Nebraska and Local Lodge No. 31 of the International Association of Machinists and Aerospace Workers AFL-CIO, Commercial Business, dated October 1, 2001 to January 30, 2005; and (3) the Labor Agreement between Marion Composites, Marion, Virginia and Local No. 1 United Defense Workers of America, dated April 17, 2002-April 11, 2005 shall be eligible to participate in the Plan. In addition to the definition of “Continuous Service” set forth in Section 7.02(d) of the Plan, for a Supplement B Employee, “employment with the Affiliated Group” shall include employment with Advanced Technical Products, Inc. prior to the effective date of their transfer to the Company. Moreover, notwithstanding Paragraph B-6, such Supplement B Employees who were employed by the former Advanced Technical Products, Inc. group of General Dynamics Armament and Technical Products, Inc. on or before April 30, 2003, shall at all times be fully vested in all Employer Contributions and earnings thereon credited to their Accounts, and all other such Supplement B Employees employed by the former Advanced Technical Products, Inc. group of General Dynamics Armament and Technical Products, Inc. on or after May 1, 2003 shall be fully vested in all Employer Contributions and earnings thereon credited to their Accounts upon the completion of 3 years of Continuous Service.

B-8

Springboro Facility. Effective January 1, 2013, Employees of the Employing Unit’s Springboro, Ohio facility shall be eligible to participate in the Plan. In addition to the definition of “Continuous Service” set forth in Section 7.02(d) of the Plan, for Supplement B Employees of the Employing Unit’s Springboro, Ohio facility, “Continuous Service” shall also include service earned by such Supplement B Employees at the Springboro, Ohio facility prior to the Employing Unit’s acquisition of the Springboro, Ohio facility.

B-9

Automatic Enrollment. For Supplement B Employees of the Employing Unit’s Springboro, Ohio facility, the automatic enrollment and automatic contribution provisions of Sections 3.01 and 4.01 of the Plan shall only apply to such Supplement B Employees hired on or after January 1, 2013.

Exhibit A to Supplement B

Employing Units	Effective Date
General Dynamics-OTS, Inc. (formerly known as General Dynamics Armament and Technical Products, Inc. and prior to June 14, 2002, as General Dynamics Armament Systems, Inc.) (represented employees)	February 1, 1997

GENERAL DYNAMICS CORPORATION 401(k) PLAN FOR REPRESENTED EMPLOYEES

Supplement C - Bath Iron Works Corporation

C-1

Purpose, Superseding Provision. The purpose of this Supplement C is to provide for certain Plan provisions for those Eligible Employees of the Employing Units listed in Exhibit A to this Supplement (the “Supplement C Employees”). This Supplement forms a part of the Plan to which it is attached and its terms shall supersede other provisions of the Plan to the extent such other provisions are inconsistent with this Supplement. The terms and provisions of this Supplement are effective for such Supplement C Employees for the applicable time periods indicated in Exhibit A (or as otherwise indicated herein in this Supplement).

C-2

Deferral Pay. A Supplement C Employee’s “Deferral Pay” shall mean his or her annual base pay, up to the equivalent of 2,080 hours of pay, where applicable (or 2,120 hours of pay in years when there are 53 weeks in the accounting year), as reported by the Employing Unit, prior to any reduction for 401(k) Contributions, and prior to reduction for deferrals of base pay under any other plan of deferred compensation maintained by the Company, as shown by the records of the Employing Unit or the Company, but shall not include overtime pay, shift premium or any similar remuneration, payments under the General Dynamics Equity Compensation Plan or the Incentive Compensation Plan of General Dynamics Corporation, payments of deferred compensation, lump sum payments made in lieu of base salary increases, expense or living allowances, disability benefits (including STD Pay), royalties or payments of like nature. Payments under any other incentive compensation plan, bonuses and commissions paid to a Supplement C Employee shall be included in Deferral Pay only to the extent that they shall be deemed by the Company, under uniform rules prescribed by it, to be part of regular compensation. Any other compensation shall be excluded from Deferral Pay unless the inclusion of such compensation is specifically approved by the Company for all Eligible Employees of the Employing Unit in which the Supplement C Employee is employed. For each Plan Year, Deferral Pay shall not include annual compensation in excess of the dollar amount specified in Code Section 401(a)(17) (as adjusted for cost of living as provided therein and promulgated by the Internal Revenue Service) or any successor provision thereto.

C-3

Participant Contributions. In accordance with Sections 4.01 and 4.10 of the Plan, a Supplement C Employee may elect to make 401(k) Contributions and/or Roth Elective Deferrals in an amount equal to not less than one percent nor more than seventy-five percent (in multiples of one percent) of his or her Deferral Pay. In no event shall a Supplement C Employee’s 401(k) Contributions and/or Roth Elective Deferrals in the aggregate exceed 75 percent of his or her Deferral Pay.

Notwithstanding the above, a Supplement C Employee who is a Highly Compensated Employee may elect to make 401(k) Contributions and/or Roth Elective Deferrals in an amount equal to up to twenty-five percent of his or her Deferral Pay. Notwithstanding the foregoing, the Plan Administrator may from time to time change the limitations on the amount of 401(k) Contributions and/or Roth Elective Deferrals that may be made by a Highly Compensated Employee.

C-4

Employer Matching Contributions. For Supplement C Employees who are members of Local S6, the Employer Matching Contribution rate (i) for the 2023 and 2024 Plan Years shall be 35% of 401(k) Contributions and Roth Elective Deferrals, up to the first 5% of Deferral Pay, (ii) for the 2025 Plan Year, shall be 40% of 401(k) Contributions and Roth Elective Deferrals, up to the first 5% of Deferral Pay, and (iii) starting with the 2026 Plan Year, shall be 45% of 401(k) Contributions and Roth Elective Deferrals, up to the first 5% of Deferral Pay.

For Supplement C Employees who are members of the Local S7, the Employer Matching Contribution rate (i) for the 2024 and 2025 Plan Years shall be 60% of 401(k) Contributions and Roth Elective Deferrals, up to the first 5% of Deferral Pay, (ii) for the 2026 Plan Year, shall be 65% of 401(k) Contributions and Roth Elective Deferrals, up to the first 5% of Deferral Pay, and (iii) starting with the 2027 Plan Year, shall be 70% of 401(k) Contributions and Roth Elective Deferrals, up to the first 5% of Deferral Pay.

Effective for the first pay date on or after January 1, 2023, for Supplement C Employees who are members of the BMDA, the Employer Matching Contribution rate shall be 100% of the first 6 percent of Deferral Pay contributed by such Supplement C Employees. Employer Matching Contributions will be made on 401(k) Contributions first, after which any applicable Roth Elective Deferrals will be subject to Employer Matching Contributions.

For Supplement C Employees who are IGA union members, the Employer Matching Contribution rate shall be 90% of 401(k) Contributions and Roth Elective Deferrals, up to the first 5% of Deferral Pay. Notwithstanding the foregoing, for Supplement C Employees who are IGA union members, the Employer Matching Contribution rate (i) effective for the first pay date on or after March 1, 2024, shall be 100% of 401(k) Contributions and Roth Elective Deferrals, up to the first 5% of Deferral Pay, and (ii) starting with the 2028 Plan Year, shall be 100% of 401(k) Contributions and Roth Elective Deferrals, up to the first 6% of Deferral Pay.

For Supplement C Employees who are IAFF union members, the Employer Matching Contribution rate shall be 90% of 401(k) Contributions and Roth Elective Deferrals, up to the first 5% of Deferral Pay. Notwithstanding the foregoing, for Supplement C Employees who are IAFF union members, the Employer Matching Contribution rate (i) effective for the first pay date on or after March 1, 2024, shall be 100% of 401(k) Contributions and Roth Elective Deferrals, up to the first 5% of Deferral Pay, and (ii) starting with the 2028 Plan Year, shall be 100% of 401(k) Contributions and Roth Elective Deferrals, up to the first 6% of Deferral Pay.

For Employer Matching Contributions (if made) for Plan Years prior to 2024 for Supplement C Employees, the applicable eligibility, timing and amounts of such Employer Matching Contributions were determined in accordance with Plan terms in place at such time for the applicable Plan Year.

Employer Matching Contributions will be made on 401(k) Contributions first, after which any applicable Roth Elective Deferrals will be subject to Employer Matching Contributions.

C-5

Investment Fund Elections. Notwithstanding Section 6.02 of the Plan, Employer Matching Contributions made to the Plan on behalf of a Supplement C Employee shall not be invested automatically in the General Dynamics Stock Fund, but instead shall be invested in accordance with the investment elections of that Supplement C Employee.

C-6

Vesting. Supplement C Employees shall be fully vested in all Employer Contributions and earnings thereon upon the completion of three years of Continuous Service. Notwithstanding the foregoing, effective beginning with the first pay date on or after July 1, 2012, Supplement C Employees who are members of Local S6 shall be fully vested in all Employer Matching Contributions. Notwithstanding the foregoing, effective beginning with the first pay date on or after March 1, 2013, Supplement C Employees who are IGA union members shall be fully vested in all Employer Matching Contributions. Notwithstanding the foregoing, effective beginning with the first pay date on or after May 1, 2013, Supplement C Employees who are members of the Local S7 shall be fully vested in all Employer Matching Contributions. Notwithstanding the foregoing, effective beginning with the first pay date on or after January 1, 2014, Supplement C Employees who are members of BMDA shall be fully vested in all Employer Matching Contributions. Notwithstanding the forgoing, Supplement C Employees who are IAFF union members shall be fully vested in all Employer Matching Contributions.

C-7

Automatic Enrollment. The automatic enrollment and automatic contribution provisions of Sections 3.01 and 4.01 of the Plan shall not apply to Supplement C Employees who are members of Local S6. Notwithstanding the foregoing, the automatic enrollment and automatic contribution provisions of Sections 3.01 and 4.01 of the Plan shall apply to Supplement C Employees who are members of Local S6 that are hired or rehired (but not recalled from a layoff) on or after July 1, 2012. Notwithstanding the forgoing, each Supplement C Employee who is a member of Local S6 hired or rehired on or after August 24, 2020, and who becomes a Participant in the Plan pursuant to the automatic enrollment provisions of Sections 3.01, shall automatically have 5% of his or her Deferral Pay contributed on a before-tax basis to the Plan in accordance with Section 4.01.

Notwithstanding anything to the contrary, each Supplement C Employee who is a member of BMDA hired on or after January 1, 2018, and prior to January 1, 2023, who becomes a Participant in the Plan pursuant to the automatic enrollment provisions of Section 3.01, shall automatically have 5% of his or her Deferral Pay contributed on a before-tax basis to the Plan in accordance with Section 4.01. Each Supplement C Employee who is a member of BMDA hired on or after January 1, 2023, who becomes a Participant in the Plan pursuant to the automatic enrollment provisions of Section 3.01, shall automatically have 6% of his or her Deferral Pay contributed on a before-tax basis to the Plan in accordance with Section 4.01.

Each Supplement C Employee who is a member of IGA hired on or after November 16, 2020, and prior to January 1, 2028, who becomes a Participant in the Plan pursuant to the automatic enrollment provisions of Section 3.01, shall automatically have 5% of his or her Deferral Pay contributed on a before-tax basis to the Plan in accordance with Section 4.01. Each Supplement C Employee who is a member of IGA hired on or after January 1, 2028, who becomes a Participant in the Plan pursuant to the automatic enrollment provisions of Section 3.01, shall automatically have 6% of his or her Deferral Pay contributed on a before-tax basis to the Plan in accordance with Section 4.01.

Each Supplement C Employee who is a member of IAFF hired or rehired on or after January 25, 2021, and prior to January 1, 2028, who becomes a Participant in the Plan pursuant to the automatic enrollment provisions of Section 3.01, shall automatically have 5% of his or her Deferral Pay contributed on a before-tax basis to the Plan in accordance with Section 4.01. Each Supplement C Employee who is a member of IAFF hired or rehired on or after January 1, 2028, who becomes a Participant in the Plan pursuant to the automatic enrollment provisions of Section 3.01, shall automatically have 6% of his or her Deferral Pay contributed on a before-tax basis to the Plan in accordance with Section 4.01.

Each Supplement C Employee who is a member of Local S7 hired or rehired on or after April 5, 2021, and who becomes a Participant in the Plan pursuant to the automatic enrollment provisions of Section 3.01, shall automatically have 5% of his or her Deferral Pay contributed on a before-tax basis to the Plan in accordance with Section 4.01.

C-8

Non-Contributory Retirement Contributions. Effective January 1, 2023, and in accordance with Section 5.02(c) of the Plan, the Company, in its discretion, may annually contribute amounts to the Accounts of certain of the Employing Unit’s Supplement C Employees who are members of BMDA (“Non-Contributory Contributions”). For Plan Years beginning January 1, 2023, and prior to 2025, if a Non-Contributory Contribution is made, eligible Supplement C Employees will receive a contribution of 1% of Deferral Pay. For Plan Years beginning January 1, 2025, if a Non-Contributory Contribution is made, eligible Supplement C Employees will receive a contribution of 2% of Deferral Pay.

If made, such amounts will be credited to the Accounts of such Supplement C Employees who are not currently eligible for participation in or credited service accrual under the terms of any defined benefit pension plan sponsored by the Company or any Employing Unit. The timing and determination of such Non-Contributory Contributions shall be made at the sole discretion of the Plan Administrator.

Exhibit A to Supplement C

Employing Units	Effective Date
Bath Iron Works Corporation	January 1, 1998
(represented employees)

Consisting of:

Industrial Union of Marine and Shipbuilding Workers of America, District Lodge 4 International Association of Machinists and Aerospace Workers, AFL-CIO and its Local Lodge S6 (“Local S6”)	January 1, 1998

Industrial Union of Marine and Shipbuilding Workers of America, District Lodge 4 International Association of Machinists and Aerospace Workers, AFL-CIO and its Local Lodge S7 (“Local S7”)	January 1, 1998

Independent Guards Association (“IGA”)	January 1, 1998

Bath Marine Draftsmen’s Association Local 3999, UAW (“BMDA”)	June 1, 1998

International Association of Fire Fighters (“IAFF”)	October 29, 2020

GENERAL DYNAMICS CORPORATION 401(k) PLAN FOR REPRESENTED EMPLOYEES

Supplement D - General Dynamics Missions Systems

D-1

Purpose, Superseding Provision. The purpose of this Supplement D is to provide certain Plan provisions for those Eligible Employees of the Employing Unit listed in Exhibit A to this Supplement (the “Supplement D Employees”). This Supplement forms a part of the Plan to which it is attached and its terms shall supersede other provisions of the Plan to the extent such other provisions are inconsistent with this Supplement. The terms and provisions of this Supplement are effective for such Supplement D Employees for the applicable time periods indicated in Exhibit A (or as otherwise indicated herein in this Supplement).

D-2

Deferral Pay. For Supplement D Employees who were formerly part of General Dynamics Advanced Technology Systems, Inc., “Deferral Pay” shall mean his or her annual base salary up to the equivalent of 2,080 hours of pay, where applicable (or 2,120 hours of pay in years when there are 53 weeks in the accounting year), as reported by the Employing Unit, prior to any reduction for 401(k) Contributions, and prior to reduction for deferrals of base salary under any other plan of deferred compensation maintained by the Company, as shown by the records of the Employing Unit or the Company, plus STD Pay, but shall not include overtime pay, shift premium or any similar remuneration including payments under the General Dynamics Equity Compensation Plan or the Incentive Compensation Plan of General Dynamics Corporation, payments of deferred compensation, lump sum payments made in lieu of base salary increases, expense or living allowances, long-term disability benefits, royalties or payments of like nature.

For Supplement D Employees who were formerly a part of General Dynamics Defense Systems, Inc. or a part of General Dynamics-OTS, Inc. at the Marion, Virginia facility, “Deferral Pay” shall mean his or her annual base pay, up to the equivalent of 2,080 hours of pay, where applicable (or 2,120 hours of pay in years when there are 53 weeks in the accounting year), as reported by the Employing Unit, prior to any reduction for 401(k) Contributions, and prior to reduction for deferrals of base pay under any other plan of deferred compensation maintained by the Company, as shown by the records of the Employing Unit or the Company, but also including overtime, shift premium, holiday and vacation pay, STD Pay, continuation payments, commissions and other variable rate compensation plan payments, rate guarantees and, for employees at the maximum of their pay ranges, lump-sum merit payments instead of pay increases. Deferral Pay shall not include bonuses, payments under the General Dynamics Equity Compensation Plan or the Incentive Compensation Plan of General Dynamics Corporation or any other type of incentive compensation, severance pay, relocation pay, lump-sum payments in lieu of vacation pay, before tax contributions under a cafeteria or flexible benefits plan, or other special pay.

For all Supplement D Employees, payments under any other incentive compensation plan, bonuses and commissions paid to a Supplement D Employee shall be included in Deferral Pay only to the extent that they shall be deemed by the Company, under uniform rules prescribed by it, to be part of regular compensation. Any other compensation shall be excluded from Deferral Pay unless the inclusion of such compensation is specifically approved by the Company for all Eligible Employees of the Employing Unit in which the Supplement D Employee is employed. For each Plan Year, Deferral Pay shall not include annual compensation in excess of the dollar amount specified in Code Section 401(a)(17) (as adjusted for cost of living as provided therein and promulgated by the Internal Revenue Service) or any successor provision thereto.

D-3

Participant 401(k) Contributions. In accordance with Sections 4.01 and 4.10 of the Plan, and subject to the limitations of the Plan, a Supplement D Employee may elect to make 401(k) Contributions and/or Roth Elective Deferrals in an amount equal to not less than one percent nor more than 25 percent (in multiples of one percent) of his or her Deferral Pay. In no event shall a Supplement D Employee’s 401(k) Contributions and/or Roth Elective Deferrals in the aggregate exceed 25 percent of his or her Deferral Pay.

Notwithstanding the above, Supplement D Employees aligned with the former General Dynamics Defense Systems, Inc. may elect to make 401(k) Contributions and/or Roth Elective Deferrals in an amount equal to not less than one percent nor more than 75 percent (in multiples of one percent) of their Deferral Pay. Notwithstanding the foregoing, the Plan Administrator may from time to time impose limitations on the 401(k) Contributions and/or Roth Elective Deferrals that may be made by a Highly Compensated Employee. In no event shall a Supplement D Employee aligned with the former General Dynamics Defense Systems, Inc. make 401(k) Contributions and/or Roth Elective Deferrals in the aggregate exceeding 75 percent of his or her Deferral Pay.

D-4

Employer Matching Contributions. Subject to the limitations of the Plan, Supplement D Employees who were formerly a part of General Dynamics Advanced Technology Systems, Inc. shall receive matching contributions in an amount equal to 75 percent of their 401(k) Contributions and Roth Elective Deferrals, up to the first 6 percent of Deferral Pay. Effective the first pay period on or after January 1, 2020, Supplement D Employees of the Employing Unit’s Greensboro, North Carolina facility (formerly a part of General Dynamics Advanced Technology Systems, Inc.) shall receive matching contributions in an amount equal to 100 percent of their 401(k) Contributions and Roth Elective Deferrals, up to the first 6 percent of Deferral Pay.

Subject to the limitations of the Plan, Supplement D Employees who were formerly a part of General Dynamics Defense Systems, Inc. shall receive matching contributions in an amount equal to 50 percent of their 401(k) Contributions and Roth Elective Deferrals, up to the first 7 percent of Deferral Pay. Subject to the limitations of the Plan, Supplement D Employees who were formerly a part of General Dynamics-OTS, Inc. at the Marion, Virginia facility shall receive matching contributions in an amount equal to 50 percent of their 401(k) Contributions and Roth Elective Deferrals, up to the first 7 percent of Deferral Pay.

Effective the first pay period after January 1, 2019, Supplement D Employees of the Employing Unit’s Pittsfield, Massachusetts facility (formerly a part of General Dynamics Defense Systems, Inc.) shall receive matching contributions in an amount equal to 100 percent of their 401(k) Contributions and Roth Elective Deferrals, up to the first 6 percent of Deferral Pay.

Employer Matching Contributions will be made on 401(k) Contributions first, after which any applicable Roth Elective Deferrals will be subject to Employer Matching Contributions.

D-5

Non-Contributory Retirement Contributions. Effective January 1, 2012, in accordance with Section 5.02(c) of the Plan, the Company, in its discretion, may annually contribute amounts to the Accounts of certain of the Employing Unit’s Marion, Virginia Supplement D Employees hired on or after January 1, 2009 (“Non-Contributory Contributions”). Such eligible Supplement D Employees of the Employing Unit’s Marion, Virginia facility will receive a proportionate share of such contributions based on the following allocation formula: each such eligible Supplement D Employee’s Deferral Pay that is determined in accordance with the applicable collective bargaining agreement over the total Deferral Pay that is determined in accordance with the applicable collective bargaining agreement of all Supplement D Employees of the Employing Unit’s Marion, Virginia facility eligible to receive a Non-Contributory Contribution. If made, such amounts will be credited to the Accounts of such Supplement D Employees who are not currently accruing credited service under the terms of any defined benefit pension plan sponsored by the Company or any Employing Unit. With respect to Supplement D Employees employed at the Employing Unit’s Marion, Virginia facilities, the Non-Contributory Contribution, if made, will be credited to the Accounts of such eligible Supplement D Employees who receive Deferral Pay during the year to which the contribution relates, without regard for employment during that year. Alternate Payees, designated Beneficiaries, and, consistent with Section 1.03 of the Plan and except as may otherwise be explicitly provided, any individuals that became or become employees of the Company by reason of a corporate acquisition (and regardless of any subsequent relation within the Company) shall not be eligible for Non-Contributory Contributions. Such Supplement D Employees that transferred employment from any employing unit of the Company may only be eligible for a partial Non-Contributory Contribution in the year that they transfer (provided the foregoing eligibility criteria are met), based on when credited service stops accruing under any defined benefit pension plan as determined by the Plan Administrator and/or based on the date of transfer. Thereafter and if all eligibility criteria for receiving Non-Contributory Contributions are met, such employees described in the preceding sentence may be eligible for unprorated Non-Contributory Contributions. If a Supplement D Employee that is eligible for contributions under this paragraph D-5 leaves the employment of the Company and is rehired within a year (including the anniversary date of such leave) by the Company, such a Supplement D Employee will retain his eligibility for benefits under this paragraph D-5 as of his original hire date (subject to all conditions and requirements of this paragraph D-5). If a

Supplement D Employee that is eligible for contributions under this paragraph D-5 leaves the employment of the Company and is rehired after a period greater than a year, such a Supplement D Employee will be treated as a new hire for purposes of determining their Non-Contributory Contributions (if any). Former Supplement D Employees that transferred employment to any employing unit of the Company may be eligible for a prorated Non-Contributory Contribution for the time spent as a Supplement D Employee during the Plan Year (provided the foregoing eligibility criteria are met) as determined by the Plan Administrator.

The timing and determination of such Non-Contributory Contributions shall be made at the sole discretion of the Plan Administrator and need not be the same for such Supplement D Employees hired on or after February 1, 1998.

For Supplement D Employees of the Employing Unit’s Pittsfield, Massachusetts facility, no Non-Contributory Contribution shall be made for Plan years after 2018. For Non-Contributory Contributions (if made) for Plan Years prior to 2019 for Supplement D Employees of the Employing Unit’s Pittsfield, Massachusetts facility, the applicable eligibility, timing and amounts of such Non-Contributory Contributions for such Supplement D Employees were determined in accordance with Plan terms in place at such time for the applicable Plan Year.

For Supplement D Employees of the Employing Unit’s Greensboro, North Carolina facility, no Non-Contributory Contribution shall be made for Plan Years after 2019. For Non-Contributory Contributions (if made) for Plan Years prior to 2020 for Supplement D Employees of the Employing Unit’s Greensboro, North Carolina facility, the applicable eligibility, timing and amounts of such Non-Contributory Contributions for such Supplement D Employees were determined in accordance with Plan terms in place at such time for the applicable Plan Year.

Notwithstanding anything to the contrary, Supplement D Employees shall become fully vested in their Non-Contributory Contributions and earnings thereon upon the completion of three years of Continuous Service.

D-6	Investment Fund Elections. Employer Matching Contributions made to the Plan on behalf of a Supplement D Employee shall be invested according to such employees’ investment elections.

D-7

Loans and In-Service Withdrawals. A Supplement D Employee who was formerly a part of General Dynamics Advanced Technology Systems, Inc. may obtain a loan or an in-service withdrawal described in Section 8.13 from the Plan in accordance with the rules set forth in Sections 8.11 and 8.13.

D-8	Vesting. Supplement D Employees shall be fully vested in all Employer Contributions and earnings thereon upon the completion of three years of Continuous Service.

Notwithstanding the foregoing, Supplement D Employees of the Employing Unit’s Pittsfield, Massachusetts facility shall be fully vested in all Employer Matching Contributions made on or after January 1, 2019, and earnings thereon.

Notwithstanding the foregoing, Supplement D Employees of the Employing Unit’s Greensboro, North Carolina facility shall be fully vested in all Employer Matching Contributions made on or after January 1, 2020, and earnings thereon.

D-9

Marion, Virginia facility – Historical Transfer Provision. Effective January 1, 2018, Employees of the Employing Unit’s Marion, Virginia (formerly a part of General Dynamics-OTS, Inc.) shall be transferred to this Supplement D. All contribution and investment elections for such Supplement D Employees of the Marion, Virginia facility shall transfer.

Exhibit A to Supplement D

Employing Units	Effective Date
General Dynamics Missions Systems, Inc. (represented employees of the former General Dynamics Information Systems, Inc.)	January 1, 2003

Consisting of:

GDMS Greensboro	January 1, 2003
(the former General Dynamics Advanced Technology Systems, Inc. (hourly and salaried occupational employees and excluding employees of its cable laying business))

GDMS Pittsfield	January 1, 2003
(the former General Dynamics Defense Systems, Inc.)

GDMS Marion, Virginia	January 1, 2018
(formerly employed at General Dynamics-OTS, Inc.)

GENERAL DYNAMICS CORPORATION 401(k) PLAN FOR REPRESENTED EMPLOYEES

Supplement E - Reserved

GENERAL DYNAMICS CORPORATION 401(k) PLAN FOR REPRESENTED EMPLOYEES

Supplement F - For UAW Employees of GDLS

F-1

Purpose, Superseding Provision. The purpose of this Supplement F is to provide for certain Plan provisions for those Eligible Employees of the Employing Units (who are paid on an hourly basis) listed in Exhibit A to this Supplement (the “Supplement F Employees”). This Supplement forms part of the Plan to which it is attached, and its terms shall supersede other provisions of the Plan to the extent such provisions are inconsistent with this Supplement. The terms and provisions of this Supplement are effective for such Supplement F Employees for the applicable time periods indicated in Exhibit A (or as otherwise indicated herein in this Supplement).

F-2

Deferral Pay. A Supplement F Employee’s “Deferral Pay” shall mean his or her annual base pay up to the equivalent of 2,080 hours of pay, where applicable (or 2,120 hours of pay in years when there are 53 weeks in the accounting year), as reported by the Employing Unit, prior to any reduction for 401(k) Contributions, and prior to reduction for deferrals of base pay under any other plan of deferred compensation maintained by the Company, as shown by the records of the Employing Unit or the Company, plus STD Pay, but shall not include overtime, payments under the General Dynamics Equity Compensation Plan or the Incentive Compensation Plan of General Dynamics Corporation, payments of deferred compensation, lump sum payments made in lieu of base salary increases, expense or living allowances, long-term disability benefits, royalties or payments of like nature. Payments under any other incentive compensation plan, bonuses and commissions paid to a Supplement F Employee shall be included in Deferral Pay only to the extent that they shall be deemed by the Company, under uniform rules prescribed by it, to be part of regular compensation. Any other compensation shall be excluded from Deferral Pay unless the inclusion of such compensation is specifically approved by the Company for all Eligible Employees of the Employing Unit in which the Supplement F Employee is employed. For each Plan Year, Deferral Pay shall not include annual compensation in excess of the dollar amount specified in Code Section 401(a)(17) (as adjusted for cost of living as provided therein and promulgated by the Internal Revenue Service) or any successor provision thereto.

F-3

Participant Contributions. In accordance with Section 4.01 of the Plan, a Supplement F Employee may elect to make 401(k) Contributions in an amount equal to not less than one percent and not more than 75 percent (in multiples of one percent) of his or her Deferral Pay. Effective March 10, 2016, in accordance with Section 4.10 of the Plan, a Supplement F Employee may elect to make Roth Elective Deferrals in an amount equal to not less than one percent and not more than 75 percent (in multiples of one percent) of his or her Deferral Pay. Notwithstanding the foregoing, the Plan Administrator may from time to time impose limitations on the amount of 401(k) Contributions and Roth Elective Deferrals that may be made by a Highly Compensated Employee. In no event shall a Supplement F Employee’s 401(k) Contributions and/or Roth Elective Deferrals in the aggregate exceed 75 percent of his or her Deferral Pay.

F-4	Employer Matching Contributions. For Supplement F Employees, the Employer Matching Contribution rate shall be 100% of the first 7% of Deferral Pay contributed by such Supplement F Employees.

Employer Matching Contributions will be made on 401(k) Contributions first, after which any applicable Roth Elective Deferrals will be subject to Employer Matching Contributions.

F-5

Non-Contributory Retirement Contributions. Effective January 1, 2011, and in accordance with Section 5.02(c) of the Plan, the Company, in its discretion, may annually contribute amounts to the Accounts of eligible Supplement F Employees that are hired on or after January 1, 2011 (“Non-Contributory Contributions”). Such eligible Supplement F Employees will receive a proportionate share of such contributions based on the following allocation formula: each such eligible Supplement F Employee’s base hourly pay rate as of January 1 of the applicable Plan Year or as of the Supplement F Employee’s hire date if the hire date occurs in the Plan Year that is determined in accordance with the applicable collective bargaining agreement over the total base hourly pay rate that is determined in accordance with the applicable collective bargaining agreement of all Supplement F Employees eligible to receive a Non-Contributory Contribution.

If made, such amounts will be credited to the Accounts of such Supplement F Employees who are not currently accruing credited service under the terms of any defined benefit pension plan sponsored by the Company or any Employing Unit, who are not eligible for a retiree medical plan sponsored by the Company or any Employing Unit, and who are actively employed by the Company on December 31 of the year to which Non-Contributory Contributions relate. For purposes of the preceding sentence, such Supplement F Employees who are on furlough, short-term disability, Workers’ Compensation leave, FMLA leave, or on any paid leave of absence shall also be treated as being “actively employed” and such Supplement F Employees on other forms of leave, long-term disability or layoff shall not be treated as “actively employed.” In addition, beginning November 18, 2019, Supplement F Employees who (i) resign on or prior to December 31 of the applicable Plan Year, or (ii) are terminated but return to employment through the grievance process are considered actively employed for purposes of this paragraph. Such Supplement F Employees that transferred employment from any employing unit of the Company may only be eligible for a partial Non-Contributory Contribution in the year that they transfer (provided the foregoing eligibility criteria are met), based on when credited service stops accruing under any defined benefit pension plan as determined by the Plan Administrator and/or based on the date of transfer. Thereafter and if all eligibility criteria for receiving Non-Contributory Contributions are met, such Supplement F Employees described in the preceding sentence may be eligible for unprorated Non-Contributory Contributions. Alternate payees, designated Beneficiaries, such Supplement F

Employees who are deceased before such December 31, and, consistent with Section 1.03 of the Plan and except as may otherwise be explicitly provided, any individuals that became or become employees of the Company by reason of a corporate acquisition (and regardless of any subsequent relation within the Company) shall not be eligible for Non-Contributory Contributions. Former Supplement F Employees that transferred employment to any employing unit of the Company may be eligible for a prorated Non-Contributory Contribution for the time spent as Supplement F Employees during the Plan Year (provided the foregoing eligibility criteria are met) as determined by the Plan Administrator.

F-6

Vesting. Supplement F Employees shall be fully vested in all Employer Contributions and earnings thereon upon the completion of three years of Continuous Service, except that any Supplement F Employees hired on or before October 18, 2010 shall be fully vested in all Employer Contributions.

Notwithstanding the foregoing, Supplement F Employees actively employed on November 18, 2019 shall be fully vested in all Employer Contributions. For purposes of the preceding sentence and following sentence, such Supplement F Employees who are on furlough, short-term disability, Workers’ Compensation leave, FMLA leave, or on any paid leave of absence shall also be treated as being “actively employed” and such Supplement F Employees on other forms of leave, long-term disability or layoff shall not be treated as “actively employed.”

Notwithstanding the foregoing, Supplement F Employees actively employed on November 5, 2023 shall be fully vested in all Employer Contributions.

F-7

Loans and In-Service Withdrawals. A Supplement F Employee may obtain a loan or an in-service withdrawal described in Section 8.13 from the Plan in accordance with the rules set forth in Sections 8.11 and 8.13 of the Plan.

Exhibit A to Supplement F

Employing Units	Effective Date
GDLS - International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (UAW)	April 1, 2000

GENERAL DYNAMICS CORPORATION 401(k) PLAN FOR REPRESENTED EMPLOYEES

Supplement G - NASSCO East and NASSCO West

G-1

Purpose, Superseding Provision. The purpose of this Supplement G is to provide for certain Plan provisions for those Eligible Employees of the Employing Unit listed on Exhibit A to this Supplement (the “Supplement G Employees”). This Supplement forms a part of the Plan to which it is attached and its terms shall supersede other provisions of the Plan to the extent such other provisions are inconsistent with this Supplement. The terms and provisions of this Supplement are effective for such Supplement G Employees for the applicable time periods indicated in Exhibit A (or as otherwise indicated herein in this Supplement).

G-2

Historical Transfer of Accounts. The NASSCO 401(k) Savings Plan (the “NASSCO Plan”) was merged with and into this Plan as of February 1, 2003. For purposes of this Supplement, the term “NASSCO Plan Participant” refers to the participants in the NASSCO Plan who, as a result of the aforementioned merger, transferred into this Plan. At such time and in such manner as determined by the Plan Administrator and in accordance with such rules as established by the Plan Administrator, the (i) NASSCO Plan accounts of the NASSCO Plan Participants shall be transferred (in accordance with Code Section 414(l)) to the Plan Accounts of such NASSCO Plan Participants and (ii) the investment fund allocation of such Plan Accounts shall be similar in investment objectives and risk to the corresponding NASSCO Plan accounts.

G-3

Deferral Pay. As reported by the Employing Unit, a Supplement G Employee’s “Deferral Pay” shall mean his or her gross pay, but shall not include any reimbursements or expense allowances, cash and non-cash fringe benefits, moving expenses, deferred compensation, STD Pay (or any other disability pay not included in such term), and welfare benefits. Any other compensation shall be excluded from Deferral Pay unless the inclusion of such compensation is specifically approved by the Company for all Eligible Employees of the Employing Unit in which the Supplement G Employee is employed. For each Plan Year, Deferral Pay shall not include annual compensation in excess of the dollar amount specified in Code Section 401(a)(17) (as adjusted for cost of living as provided therein and promulgated by the Internal Revenue Service) or any successor provision thereto.

G-4

Participant Contributions. A Supplement G Employee’s 401(k) contribution rate elections, if any, in effect immediately prior to February 1, 2003, under the NASSCO Plan shall apply under this Plan unless otherwise subsequently changed in accordance with Article IV of the Plan. In accordance with Article IV of the Plan and notwithstanding any prior election amounts under the NASSCO Plan, a Supplement G Employee may elect to make 401(k) Contributions and/or Roth Elective Deferrals in an amount equal to not less than one percent and not more than twenty-five percent (in multiples of one percent) of his or her Deferral Pay. Notwithstanding the foregoing, the Plan Administrator may from time to time impose limitations on the amount of 401(k) Contributions and/or Roth Elective

Deferrals that may be made by a Highly Compensated Employee. In no event shall a Supplement G Employee’s 401(k) Contributions and/or Roth Elective Deferrals in the aggregate exceed twenty-five percent of his or her Deferral Pay. Notwithstanding the foregoing, a Supplement G Employee may also elect to defer, as 401(k) Contributions and/or Roth Elective Deferrals, 100% of the one-time bonus paid to such Supplement G Employee by the Employing Unit on October 12, 2012, on December 13, 2013, and any bonus paid by the Employing Unit that is classified as a signing bonus paid for ratification of a collective bargaining contract or any bonus paid in lieu of an annual raise, after any applicable deductions have been taken and only to extent allowed under IRS limits or other applicable law.

G-5

Investment Allocations. A Supplement G Employee’s investment fund allocation elections, if any, in effect immediately prior to February 1, 2003, under the NASSCO Plan shall apply under this Plan to the funds established by the Plan Administrator which have similar investment objectives and risk unless otherwise subsequently changed in accordance with Article VI.

G-6	Employer Matching Contributions. Supplement G Employees shall not be eligible to receive Employer Matching Contributions as provided under Section 5.01.

G-7

Prior Service Credit. This paragraph G-7 shall apply to those Supplement G Employees who participated in the NASSCO Plan prior to February 1, 2003. In addition to the definition of “Continuous Service” set forth in Section 7.02(d) of the Plan, for such Supplement G Employees, “Continuous Service” shall also include service earned under the NASSCO Plan by such Supplement G Employee to the extent such recognition does not result in the duplication of service for any time period.

G-8

Vesting. Supplement G Employees shall be 100% vested at all times in their 401(k) Contributions and Rollover Contributions and earnings allocated thereon. Supplement G Employees shall be fully vested in all Employer Contributions and earnings allocated thereon upon the completion of three years of Continuous Service.

G-9	Loans. A Supplement G Employee may obtain a loan from the Plan in accordance with the rules set forth in Section 8.11 of the Plan.

Notwithstanding any administrative policy to the contrary, such accounts of the NASSCO Plan transferred to any Plan Accounts as provided in Section G-2 of this Supplement may include any outstanding loan a Supplement G Employee may have. Such loan shall be counted towards the maximum number of loans a Supplement G Employee may obtain. The maximum number of loans a Supplement G Employee may have under the Plan is three loans. Only one loan under the Plan may be a primary residence loan.

G-10

Distribution Options. Distributions for Supplement G Employees and NASSCO Plan Participants who had not commenced Plan benefits on or before February 1, 2003, shall be available as provided under Article VIII of the Plan. Distributions for NASSCO Plan Participants who had commenced NASSCO Plan distributions under the installment payment form shall continue to receive distributions in the same form and manner as before.

G-11

Non-Contributory Retirement Contributions. Effective January 1, 2014, and in accordance with Section 5.02(c) of the Plan, the Company, in its discretion, may contribute amounts to the Accounts of eligible Supplement G Employees (“Non-Contributory Contributions”). Non-Contributory Contributions may be made on behalf of Supplement G Employees who are (i) employed by the Employing Unit at its San Diego, California facility who are hired or rehired on or after January 1, 2014 (a “Supplement G Represented Employee at NASSCO West”), and (ii) employed by the Employing Unit at its Norfolk, Virginia facility (a “Supplement G Represented Employee at NASSCO East”). If made, such amounts will be credited to the Accounts of such eligible Supplement G Employees who are not currently accruing credited service under the terms of any defined benefit pension plan sponsored by the Company or any Employing Unit.

Such eligible Supplement G Represented Employees at NASSCO West will receive a proportionate share of such contributions based on the following allocation formula: each such eligible Supplement G Represented Employee at NASSCO West’s “straight-line pay” (that is determined in accordance with the applicable collective bargaining agreement) over the total “straight-line pay” (that is determined in accordance with the applicable collective bargaining agreement) of all Supplement G Represented Employees at NASSCO West eligible to receive a Non-Contributory Contribution. Such eligible Supplement G Represented Employees at NASSCO East will receive a proportionate share of such contributions based on the following allocation formula: each such eligible Supplement G Represented Employee at NASSCO East’s “straight-line pay” that is determined in accordance with the applicable collective bargaining agreement over the total “straight-line pay” that is determined in accordance with the applicable collective bargaining agreement of all Supplement G Represented Employees at NASSCO East eligible to receive a Non-Contributory Contribution. A Supplement G Employee’s “straight-line pay” shall mean his or her annual base pay (which shall be limited for Supplement G Represented Employees at NASSCO West to the equivalent of 2,080 hours of pay, where applicable (or 2,120 hours of pay in years when there are 53 weeks in the accounting year)), as reported by the Employing Unit, prior to any reduction for 401(k) Contributions, and prior to any reduction for deferrals of base pay under any other plan of deferred compensation or any flexible benefits, healthcare/dependent care spending accounts or cafeteria plan maintained by the Company (e.g., plans qualified under Code Sections 132(f) or 125), as shown by the records of the Employing Unit or the Company, plus holiday and/or vacation pay, bereavement pay, jury duty pay, or military leave pay. A Supplement G Employee’s “straight-line pay” shall not include any disability benefits, overtime, double time, bonuses, fringe benefits, severance and/or separation pay, reimbursements of taxable expenses or other income that is imputed income or a tax gross-up, legal settlements of any kind, accrued holiday and/or vacation pay paid after termination of employment, and all other compensation unless the inclusion of such compensation is approved by the Company for all Eligible Employees of the Employing Unit in which the Supplement G Employee is employed.

If made, the Non-Contributory Contributions for Supplement G Represented Employees at NASSCO West shall be contributed on an annual basis. Supplement G Represented Employees at NASSCO West who are actively employed by the Company on December 31 of the year to which the Non-Contributory Contributions relate may be eligible to receive Non-Contributory Contributions. For purposes of the preceding sentence, Supplement G Represented Employees at NASSCO West who are on furlough, short-term disability, Workers’ Compensation leave, FMLA leave, or any paid leave of absence shall be treated as being “actively employed” and such Supplement G Represented Employees at NASSCO West on other forms of leave, long-term disability or layoff shall not be treated as being “actively employed.” Alternate Payees, designated Beneficiaries, such Supplement G Represented Employees at NASSCO West who are deceased before such December 31, and, consistent with Section 1.03 of the Plan and except as may otherwise be explicitly provided, any individuals that became or become employees of the Company by reason of a corporate acquisition (and regardless of any subsequent relation within the Company) shall not be eligible for Non-Contributory Contributions. Supplement G Represented Employees at NASSCO West that transferred employment from any employing unit of the Company may only be eligible for a partial Non-Contributory Contribution in the year that they transfer (provided the foregoing eligibility criteria are met), based on when credited service stops accruing under any defined benefit pension plan as determined by the Plan Administrator and/or based on the date of transfer. Thereafter and if all eligibility criteria for receiving Non-Contributory Contributions are met, such employees described in the preceding sentence may be eligible for unprorated Non-Contributory Contributions. Former Supplement G Represented Employees at NASSCO West that transferred employment to any employing unit of the Company may be eligible for a prorated Non-Contributory Contribution for the time spent as a Supplement G Represented Employee at NASSCO West during the Play Year (provided the foregoing eligibility criteria are met) as determined by the Plan Administrator.

If made, the Non-Contributory Contributions for Supplement G Represented Employees at NASSCO East shall be contributed on a per pay period basis. Notwithstanding the foregoing, for the 2014 year, Non-Contributory Contributions will begin on the first pay date on or after April 1, 2014. After April 1, 2014, the Company may make a one-time Non-Contributory Contribution to Supplement G Represented Employees at NASSCO East who met the eligibility criteria during the period of January 1, 2014, through March 31, 2014. Supplement G Represented Employees at NASSCO East who receive straight-line pay from the Employing Unit, without regard for employment status on a certain date, may be eligible to receive Non-Contributory Contributions (provided the foregoing eligibility criteria are met). Alternate Payees, designated Beneficiaries, and, consistent with Section 1.03 of the Plan and except as may otherwise be explicitly provided, any individuals that became or become employees of the Company by reason of a corporate acquisition (and regardless of any subsequent relation within the Company) shall not be eligible for Non-Contributory Contributions. Supplement G Represented Employees at NASSCO East that transferred employment from any employing unit of the Company may only be eligible for a partial Non-Contributory Contribution in the pay period that they transfer (provided the foregoing eligibility criteria are met), based on when credited service stops accruing under any defined benefit pension plan as determined by the Plan Administrator and/or based on the date of transfer. Thereafter and if all eligibility criteria for receiving Non-Contributory Contributions are met, such employees described in the preceding sentence may be eligible for unprorated Non-Contributory Contributions. Former Supplement G Represented Employees at NASSCO East that transferred employment to any employing unit of the Company may be eligible for a Non-Contributory Contribution for the time spent as a Supplement G Represented Employee at NASSCO East during the pay period (provided the foregoing eligibility criteria are met) as determined by the Plan Administrator.

The timing and determination of such Non-Contributory Contributions shall be made at the sole discretion of the Plan Administrator and need not be the same for Supplement G Employees working at different facilities or under different collective bargaining agreements of the Employing Unit. Notwithstanding anything to the contrary, eligible Supplement G Employees shall become fully vested in their Non-Contributory Contributions and earnings thereon upon the completion of three years of Continuous Service.

Exhibit A to Supplement G

Employing Units	Effective Date
Represented Employees at NASSCO East	February 1, 2003
(General Dynamics NASSCO – Norfolk, Mayport and Bremerton)

Consisting of:

International Brotherhood of Boilermakers, Iron Shipbuilders, Blacksmiths, Forgers and Helpers, AFL-CIO and its Local Lodge No. 1999)

Represented Employees at NASSCO West	March 1, 2012
(National Steel and Shipbuilding Company – San Diego)

Consisting of:

Shipyard Workers Union/International Brotherhood of Boilermakers Local Lodge 1998 covering the following bargaining units: Steel Trades, Crane Operators, Painters, Truck Drivers/Transportation & Warehousemen, Carpenters & Waysmen International Association of Machinists and Aerospace Workers Local Lodge 389)

GENERAL DYNAMICS CORPORATION 401(k) PLAN FOR REPRESENTED EMPLOYEES

Supplement H - General Dynamics Ordnance and Tactical Systems, Inc.

H-1

Purpose, Superseding Provision. The purpose of this Supplement H is to provide for certain Plan provisions for those Eligible Employees of the Employing Units listed in Exhibit A to this Supplement (the “Supplement H Employees”). This Supplement forms part of the Plan to which it is attached, and its terms shall supersede other provisions of the Plan to the extent such provisions are inconsistent with this Supplement. The terms and provisions of this Supplement are effective for such Supplement H Employees for the applicable time periods indicated in Exhibit A (or as otherwise indicated herein in this Supplement).

H-2

Deferral Pay. A Supplement H Employee’s “Deferral Pay” (also known as “401(k) Eligible Pay”) shall mean his or her annual base salary, up to the equivalent of 2,080 hours of pay, where applicable (or 2,120 hours of pay in years when there are 53 weeks in the accounting year), as reported by the Employing Unit, prior to any reduction for 401(k) Contributions, and prior to reduction for deferrals of base salary under any other plan of deferred compensation maintained by the Company, as shown by the records of the Employing Unit or the Company, including overtime, shift differential or shift premium, lump-sum merit awards, vacation pay, STD Pay, lump sum payments made in lieu of base salary increases, and other special award bonuses (only to the extent that they shall be deemed by the Company, under uniform rules prescribed by it, to be part of regular compensation), but shall not include payments under the General Dynamics Equity Compensation Plan or the Incentive Compensation Plan of General Dynamics Corporation, payments of deferred compensation, expense or living allowances, severance payments, disability benefits, royalties or payments of like nature. Payments under any other incentive compensation plan, bonuses and commissions paid to a Supplement H Employee shall be included in Deferral Pay only to the extent that they shall be deemed by the Company, under uniform rules prescribed by it, to be part of regular compensation. Any other compensation shall be excluded from Deferral Pay unless the inclusion of such compensation is specifically approved by the Company for all Eligible Employees of the Employing Unit in which the Supplement H Employee is employed. For each Plan Year, Deferral Pay shall not include annual compensation in excess of the dollar amount specified in Code Section 401(a)(17) (as adjusted for cost of living as provided therein and promulgated by the Internal Revenue Service) or any successor provision thereto. Notwithstanding the foregoing, effective April 1, 2024 through July 5, 2024, Deferral Pay for Supplement H Employees of the Employing Unit’s Scranton, Pennsylvania facility shall not include shift differential.

H-3

Participant Contributions. A Supplement H Employee’s contribution rate elections, if any, in effect immediately prior to November 1, 2003 under the provisions and terms of the General Dynamics Corporation 401(k) Plan shall apply under this Plan unless otherwise subsequently changed in accordance with this paragraph. In accordance with Sections 4.01 and 4.10 of the Plan, a Supplement H Employee may elect to make 401(k) Contributions and/or Roth Elective Deferrals in an amount equal to not less than one percent and not more than seventy-five percent (in multiples of one percent) of his or her Deferral Pay. A Supplement H Employee may also elect to make After-Tax Contributions in an amount equal to not less than one percent and not more than seventy-five percent (in multiples of one percent) of his or her Deferral Pay. In no event shall a Supplement H Employee’s 401(k) Contributions, Roth Elective Deferrals and/or After-Tax Contributions in the aggregate exceed seventy-five percent of his or her Deferral Pay.

In all cases and notwithstanding the foregoing, the Plan Administrator may from time to time impose limitations on the amount of 401(k) Contributions, Roth Elective Deferrals and/or After-Tax Contributions that may be made by a Highly Compensated Employee.

H-4

Employer Matching Contributions. The applicable percentage of Employer Matching Contributions under Section 5.01 of the Plan shall be 50 percent. Employer Matching Contributions shall be made only with respect to the first six percent of Deferral Pay contributed under Section 4.01 and 4.03 of the Plan. Employer Matching Contributions shall be made with respect to 401(k) Contributions, Roth Elective Deferrals and After-Tax Contributions; however, 401(k) Contributions shall be subject to Employer Matching Contributions first, any applicable Roth Elective Deferrals second, after which After-Tax Contributions shall be subject to Employer Matching Contributions.

Notwithstanding the foregoing, the applicable percentage of Employer Matching Contributions for a Supplement H Employee of the Employing Unit’s Scranton, Pennsylvania facility shall be 50 percent of the first four percent of such Supplement H Employee’s Deferral Pay contributed under the Plan. Employer Matching Contributions for a Supplement H Employee of the Employing Unit’s Scranton, Pennsylvania facility shall be made with respect to 401(k) Contributions, Roth Elective Deferrals and After-Tax Contributions; however, 401(k) Contributions shall be subject to Employer Matching Contributions first, any applicable Roth Elective Deferrals second, after which any applicable After-Tax Contributions will be subject to such Employer Matching Contributions.

Notwithstanding the foregoing, for a Supplement H Employee of the Employing Unit’s Marion, Illinois facility, effective the first pay period after April 1, 2017 through the last full pay period of the 2024 Plan Year, the applicable percentage of Employer Matching Contributions shall be 100 percent on the first three percent and 50 percent on the next three percent of such Supplement H Employee’s Deferral Pay contributed under the Plan, and effective the first pay period after January 1, 2025, the applicable percentage of Employer Matching Contributions shall be 100 percent on the first six percent of such Supplement H Employee’s Deferral Pay contributed under the Plan.

Notwithstanding the foregoing, effective April 1, 2021, the applicable percentage of Employer Matching Contributions for a Supplement H Employee of the Employing Unit’s Garland, Texas facility shall be 100 percent for the first three percent of such Supplement H Employee’s Deferral Pay contributed under the Plan and 50 percent on the next three percent of such Supplement H Employee’s Deferral Pay contributed under the Plan.

Notwithstanding the foregoing, for a Supplement H Employee of the Employing Unit’s St. Mark’s facility, effective January 1, 2023 through the last full pay period of the 2025 Plan Year, the applicable percentage of Employer Matching Contributions shall be 100 percent for the first four percent of such Supplement H Employee’s Deferral Pay contributed under the Plan, and effective the first pay period after January 1, 2026, the applicable percentage of Employer Matching Contributions shall be 100 percent on the first five percent of such Supplement H Employee’s Deferral Pay contributed under the Plan.

H-5

Non-Contributory Retirement Contributions. In accordance with Section 5.02(c) of the Plan, the Company, in its discretion, may make annual Non-Contributory Retirement Contributions (“Non-Contributory Contributions”) on behalf of eligible Supplement H Employees pursuant to this paragraph H-5. The Non-Contributory Contributions shall be credited to the Supplement H Employee’s Account on an annual basis as prescribed by the Plan Administrator. In the event a Supplement H Employee is not actively employed on the date Non-Contributory Contributions are made, such Supplement H Employee shall receive an amount pro-rated through his or her date of termination. Consistent with Section 1.03 of the Plan and except as may otherwise be explicitly provided, any individuals that became or become employees of the Company by reason of a corporate acquisition (and regardless of any subsequent relation within the Company) shall not be eligible for Non-Contributory Contributions.

Effective January 1, 2010, this paragraph H-5 shall apply to Supplement H Employees at the Employing Unit’s St. Mark’s facility who are not currently accruing credited service under the terms of any defined benefit retirement plan of the Company. Effective January 1, 2011, this paragraph H-5 shall also apply to Supplement H Employees at the Employing Unit’s Garland, Texas facility who are not currently accruing credited service under the terms of any defined benefit retirement plan of the Company. Non-Contributory Contributions made to Supplement H Employees at the Employing Unit’s St. Mark’s facility or Garland, Texas facility under this paragraph H-5 shall not be contributed to the ESOP described in Section 6.01.

For eligible St. Mark’s Supplement H Employees for Plan Years beginning on and after January 1, 2010, the Non-Contributory Contribution is determined based on the age of the Supplement H Employee as of the January 1st of the applicable Plan Year (“Determinative Age”). The Non-Contributory Contribution is equal to the indicated percentage (as shown below) of such Supplement H Employee’s Deferral Pay while a Supplement H Employee at the Employing Unit’s St. Mark’s facility for the applicable Plan Year plus the indicated percentage (as shown below) of such Supplement H Employee’s Deferral Pay which exceeds the Social Security Wage Base.

Annual Employer Contribution

St. Mark’s (for Plan Years effective on or after January 1, 2010)

Participant’s Determinative Age	Annual Employer Contribution Equal to this Percentage of Deferral Pay	Annual Employer Contribution Equal to this Percentage of Deferral Pay over the Social Security Wage Base
Less than 30	1.0%	1.0%
30 - 34	1.4%	1.4%
35 - 39	1.8%	1.8%
40 - 44	2.4%	2.4%
45 - 49	3.7%	3.2%
50 - 54	4.7%	4.6%
55 - 59	6.2%	4.6%
60 and over	7.7%	4.6%

For eligible Garland Supplement H Employees for Plan Years beginning on and after January 1, 2021, the Non-Contributory Contribution is based on the following allocation formula for each service tier identified below: each eligible Garland Supplement H Employee’s Deferral Pay received over the total Deferral Pay received by all eligible Garland Supplement H Employees. The Non-Contributory Contribution is determined based on the eligible Supplement H Employee’s full years of service with the Employing Unit or the Company as of the January 1st of the applicable Plan Year. For these purposes only, in the event an eligible Supplement H Employee incurs a Termination Date, and is subsequently reemployed, no service shall be credited for the break in service, and service prior to the Termination Date shall be recognized only if (i) the break in service was less than 12 months, or (ii) the break in service was for a period less than the length of service prior to the Termination Date.

Annual Employer Contribution

Garland (for Plan Years effective on or after January 1, 2021)

Full years of service as of January 1 of the Plan Year to which the Deferral Pay is attributable	Annual Employer Contribution Equal to this Percentage of Deferral Pay
0 - 4 years	2%
5 - 9 years	3%
10+ years	4%

For Non-Contributory Contributions (if made) for Plan Years prior to 2021 for Supplement H Employees of the Employing Unit’s Garland, Texas facility, the applicable eligibility, timing and amounts of such Non-Contributory Contributions for such Supplement H Employees were determined in accordance with Plan terms in place at such time for the applicable Plan Year.

Effective May 12, 2014, this paragraph H-5 shall apply to Supplement H Employees employed at the Employing Unit’s Marion, Illinois facility who are hired on or after May 12, 2014, and who are not currently accruing credited service under the terms of any defined benefit retirement plan of the Company. Such eligible Marion Supplement H Employees will receive a proportionate share of Non-Contributory Contributions based on the following allocation formula: each such eligible Marion Supplement H Employee’s 401(k) Eligible Pay that is determined in accordance with the applicable collective bargaining agreement over the total 401(k) Eligible Pay that is determined in accordance with the applicable collective bargaining agreement of all such Marion Supplement H Employees eligible to receive a Non-Contributory Contribution. Notwithstanding the below, Supplement H Employees employed at the Employing Unit’s Marion, Illinois facility shall be vested in Non-Contributory Contributions after three years of Continuous Service.

The timing and determination of Non-Contributory Contributions shall be made at the sole discretion of the Plan Administrator and need not be the same for such Supplement H Employees working at different facilities of the Employing Unit.

Notwithstanding anything to the contrary, a Supplement H Employee of the Employing Unit’s Scranton, Pennsylvania facility shall not be eligible for a Non-Contributory Contribution under this paragraph H-5.

H-6

Vesting. Supplement H Employees shall be 100% vested at all times in their 401(k) Contributions, After-Tax Contributions and Rollover Contributions and earnings allocated thereon. Subject to the above, Supplement H Employees hired before November 1, 2003, shall be fully vested in all Employer Contributions and earnings allocated thereon at all times. Supplement H Employees hired on or after November 1, 2003, shall be fully vested in all Employer Contributions and earnings allocated thereon upon the completion of three years of Continuous Service.

Notwithstanding the foregoing, a Supplement H Employee employed by the Employing Unit’s Scranton, Pennsylvania facility and hired before March 29, 2013, shall be fully vested in all Employer Matching Contributions and earnings allocated thereon at all times. A Supplement H Employee employed by the Employing Unit’s Scranton, Pennsylvania facility and hired on or after March 29, 2013, shall be fully vested in all Employer Matching Contributions and earnings allocated thereon upon the completion of three years of Continuous Service.

Notwithstanding the foregoing, effective April 1, 2021, Supplement H Employees employed by the Employing unit’s Garland, Texas facility employed on or after April 1, 2021, shall be fully vested in all Employer Matching Contributions and earnings thereon credited to their Accounts

H-7	Loans. A Supplement H Employee may obtain a loan from the Plan in accordance with the rules set forth in Section 8.11 of the Plan.

Notwithstanding any administrative policy to the contrary, Plan Accounts may contain outstanding loans that were transferred into the Plan via the transfers from the General Dynamics Ordnance and Tactical Systems, Inc. Retirement Investment Management Experience Plan/General Dynamics Corporation Savings and Stock Investment Plan. Such loans shall be counted towards the maximum number of loans a Supplement H Employee may obtain. As provided under Section 8.11 of the Plan, the maximum number of loans a Supplement H Employee may have under the Plan is two loans. Notwithstanding the foregoing, a Supplement H Employee was permitted to transfer (as provided under the first sentence of this paragraph) outstanding loans into the Plan that exceed two in number; provided, however, that such Supplement H Employee shall be required to reduce the number of such outstanding loans to one (or zero) before being able to take another loan under the Plan. After such reduction in number of outstanding loans occurs, such Supplement H Employee shall be limited to a maximum of two loans under the Plan as provided under Section 8.11 of the Plan.

H-8	In-Service Withdrawals. In addition to the exceptions listed in Section 8.13, the following exception shall also apply to Supplement H Employees:

(c)

After-Tax Contributions and related Employer Matching Contributions, provided that such contributions shall be available for in-service withdrawal if (i) such contributions have remained in the Plan for the 24 months preceding the date the withdrawal is requested and made or (ii) the Supplement H Employee has participated in the Plan (or in any plan referenced in Section 3.06) for at least five years (in the aggregate among such plans) on the date the withdrawal is requested and made.

H-9

Automatic Enrollment. For Supplement H Employees of the Employing Unit’s Scranton, Pennsylvania facility, the automatic enrollment and automatic contribution provisions of Sections 3.01 and 4.01 of the Plan shall only apply to such Supplement H Employees hired on or after March 29, 2013.

Exhibit A to Supplement H

Employing Units	Effective Date
General Dynamics Ordnance and Tactical Systems, Inc.	November 1, 2003
(represented employees)
(excluding represented employees of General Dynamics Ordnance and Tactical Systems, Inc. that are covered by Supplement N)

General Dynamics Ordnance and Tactical Systems, Inc.	March 29, 2013
(Scranton, Pennsylvania facility represented employees)

GENERAL DYNAMICS CORPORATION 401(k) PLAN FOR REPRESENTED EMPLOYEES

Supplement I - General Dynamics Information Technology (former General Dynamics Network Systems, Inc.)

I-1

Purpose, Superseding Provision. The purpose of this Supplement I is to provide for certain Plan provisions for those Eligible Employees of the Employing Unit listed on Exhibit A to this Supplement (the “Supplement I Employees”). This Supplement forms a part of the Plan to which it is attached and its terms shall supersede other provisions of the Plan to the extent such other provisions are inconsistent with this Supplement. The terms and provisions of this Supplement are effective for such Supplement I Employees for the applicable time periods indicated in Exhibit A (or as otherwise indicated herein in this Supplement).

I-2

Deferral Pay. A Supplement I Employee’s “Deferral Pay” (also known as “401(k) Eligible Pay”) means a Supplement I Employee’s annual base pay during such periods he or she is eligible to participate in the Plan, as reported by the Employing Unit, prior to any reduction for 401(k) Contributions, and prior to any reduction for deferrals of base pay under any other plan of deferred compensation or any flexible benefits, healthcare/dependent care spending accounts or cafeteria plan maintained by the Company (e.g., plans qualified under Code Sections 132(f) or 125), as shown by the records of the Employing Unit or the Company, plus commissions, overtime, shift-differential or shift-premium, field differential or field premium (provided that these payments are related to hours worked), vacation, sick pay (including STD Pay) and/or holiday pay, accrued vacation, sick and/or holiday pay paid after termination of employment that the Supplement I Employee could have received if employment had continued, and cash bonuses such as business unit and executive compensation awards, performance awards or spot bonus awards (including any related cash payments to cover taxes on such awards). Deferral Pay shall not include any equity awards or any other equity-related compensation (or any income resulting therefrom), taxable income from the exercise of certain stock options, imputed income from life insurance or other health and welfare benefits, additional compensation for work performed outside a Supplement I Employee’s regularly scheduled tour of duty, expatriate related allowances and payments for living overseas, taxable fringe benefits and non-cash prizes (including any related cash payments to cover taxes thereon), severance, separation or supplemental unemployment benefit payments, pay that is otherwise deferred under or paid from a non-qualified deferred compensation plan, business expense reimbursements or other expense allowances (unless paid under a non-accountable plan), reimbursement of taxable moving expenses or other income that is imputed income or a tax gross-up relating to a move or relocation, taxable income from the distribution of excess 401(k) Contributions, hardship distributions, defaulted Plan loans, legal settlements of any kind or such other items of remuneration as the Plan Administrator shall determine to be not related to the performance of personal services. For each Plan Year, Deferral Pay shall not include annual compensation in excess of the dollar amount specified in Code Section 401(a)(17) (as adjusted for cost of living as provided therein and promulgated by the Internal Revenue Service) or any successor provision thereto.

I-3

Participant Contributions. In accordance with Sections 4.01 and 4.10 of the Plan, a Supplement I Employee may elect to make 401(k) Contributions and/or Roth Elective Deferrals in an amount equal to not less than one percent and not more than 75 percent (in multiples of one percent) of his or her Deferral Pay. A Supplement I Employee may also elect to make After-Tax Contributions in an amount equal to not less than one percent and not more than 75 percent (in multiples of one percent) of his or her Deferral Pay. In no event shall a Supplement I Employee’s 401(k) Contributions, Roth Elective Deferrals and/or After-Tax Contributions in the aggregate exceed 75 percent of his or her Deferral Pay.

In all cases and notwithstanding the foregoing, the Plan Administrator may from time to time impose limitations on the amount of 401(k) Contributions, Roth Elective Deferrals and/or After-Tax Contributions that may be made by a Highly Compensated Employee.

I-4

Employer Matching Contributions. The applicable percentage of Employer Matching Contributions under Section 5.01 of the Plan shall be 100 percent for the first four percent of Deferral Pay contributed under Sections 4.01 and 4.03 of the Plan, and 50 percent for the next two percent of Deferral Pay contributed. Employer Matching Contributions shall be made only with respect to the first six percent of Deferral Pay contributed under Sections 4.01 and 4.03 of the Plan. However, 401(k) Contributions shall be subject to Employer Matching Contributions first, any applicable Roth Elective Deferrals second, after which After-Tax Contributions shall be subject to Employer Matching Contributions.

I-5

Non-Contributory Retirement Contributions. For Supplement I Employees, no Non-Contributory Contributions shall be made for Plan Years on or after the Effective Date. For Non-Contributory Contributions (if made) for Plan Years prior to 2023 for Supplement I Employees, the applicable eligibility, timing and amounts of such Non-Contributory Contributions were determined in accordance with Plan terms in place at such time for the applicable Plan Year. Notwithstanding anything to the contrary, such Supplement I Employees shall become fully vested in their Non-Contributory Contributions and earnings thereon upon the completion of three years of Continuous Service.

I-6

Vesting. Supplement I Employees shall be 100% vested at all times in their 401(k) Contributions, After-Tax Contributions and Rollover Contributions and earnings allocated thereon. All Supplement I Employees shall be 100% vested in any Employer Matching Contributions.

I-7	In-Service Withdrawals. In addition to the exceptions listed in Section 8.13, the following exception shall also apply to Supplement I Employees:

(c)

After-Tax Contributions and related Employer Matching Contributions, provided that such contributions shall be available for in-service withdrawal if (i) such contributions have remained in the Plan for the 24 months preceding the date the withdrawal is requested and made or (ii) the Supplement I Employee has participated in the Plan (or in any plan referenced in Section 3.06) for at least five years (in the aggregate among such plans) on the date the withdrawal is requested and made.

Exhibit A to Supplement I

Employing Unit	Effective Date
General Dynamics Information Technology (former General Dynamics Network Systems, Inc.’s represented employees of the former GSC--WTS, Worldwide Telecomm. Sys.) represented by the International Association of Machinists and Aerospace Workers or the Communications Workers of America	January 1, 2007

((excluding represented employees of General Dynamics Information Technology that are covered by Supplement O))

GENERAL DYNAMICS CORPORATION 401(k) PLAN FOR REPRESENTED EMPLOYEES

Supplement J- Electric Boat Corporation Employees Represented by the Metal Trades Council

J-1

Purpose, Superseding Provision. The purpose of this Supplement J is to provide for certain Plan provisions for those Eligible Employees of the Employing Units listed in Exhibit A to this Supplement (the “Supplement J Employees”). This Supplement forms a part of the Plan to which it is attached and its terms shall supersede other provisions of the Plan to the extent such other provisions are inconsistent with this Supplement. The terms and provisions of this Supplement are effective for such Supplement J Employees for the applicable time periods indicated in Exhibit A (or as otherwise indicated herein in this Supplement).

J-2

Safe Harbor. For periods prior to January 1, 2020, for purposes of this Supplement J, the Plan is intended to satisfy certain design-based “safe harbor” contribution and vesting requirements, as permitted under the Code and the Small Business Job Protection Act of 1996, with respect to matching contributions as described below. Section 4.06 of the Plan shall not apply to this Supplement J. The provisions of Article IX of the Plan relating to ADP limits and testing shall not apply to this Supplement J to the extent such provisions would be inconsistent with the design-based “safe harbor” contribution and vesting requirements discussed previously in this Paragraph J-2.

Notwithstanding the foregoing, effective January 1, 2020, the Plan is not intended to satisfy the design-based “safe harbor” contribution and vesting requirements with respect to this Supplement J. Section 4.06 and the provisions of Article IX of the Plan relating to ADP limits and testing shall apply to this Supplement J for Plan Years beginning January 1, 2020.

J-3

Deferral Pay. A Supplement J Employee’s “Deferral Pay” (also known as “401(k) Eligible Pay”) means a Supplement J Employee’s annual base pay, up to the equivalent of 2,080 hours of pay, where applicable (or 2,120 hours of pay in years when there are 53 weeks in the accounting year), as reported by the Employing Unit, prior to any reduction for 401(k) Contributions, and prior to any reduction for deferrals of base pay under any other plan of deferred compensation or any flexible benefits, healthcare/dependent care spending accounts or cafeteria plan maintained by the Company (e.g., plans qualified under Code Sections 132(f) or 125), as shown by the records of the Employing Unit or the Company, plus commissions, overtime, shift-differential or shift-premium, field differential or field premium (provided that these payments are related to hours worked), vacation, sick and/or holiday pay, accrued vacation, sick and/or holiday pay paid after termination of employment that a Supplement J Employee could have received if employment had continued, cash payments provided in lieu of fringe benefits intended to satisfy prevailing wage obligations under the Service Contract Act, and cash bonuses such as business unit and executive compensation awards, performance awards or spot bonus awards (including any related cash payments to cover taxes on such awards). Deferral Pay shall not include any equity awards or any other equity-

related compensation (or any income resulting therefrom), taxable income from the exercise of certain stock options, imputed income from life insurance or other health and welfare benefits, additional compensation for work performed outside a Supplement J Employee’s regularly scheduled tour of duty, expatriate related allowances and payments for living overseas, taxable fringe benefits and non-cash prizes (including any related cash payments to cover taxes thereon), severance, separation or supplemental unemployment benefit payments, STD Pay (or any other disability pay not included in such term), pay that is otherwise deferred under or paid from a non-qualified deferred compensation plan, business expense reimbursements or other expense allowances (unless paid under a non-accountable plan), reimbursement of taxable moving expenses or other income that is imputed income or a tax gross-up relating to a move or relocation, taxable income from the distribution of excess 401(k) Contributions, hardship distributions, defaulted Plan loans, legal settlements of any kind or such other items of remuneration as the Plan Administrator shall determine to be not related to the performance of personal services. No compensation shall be included as Deferral Pay pursuant to the preceding sentence unless reflected in an amendment to the Plan. For each Plan Year, Deferral Pay shall not include annual compensation in excess of the dollar amount specified in Code Section 401(a)(17) (as adjusted for cost of living as provided therein and promulgated by the Internal Revenue Service) or any successor provision thereto.

J-4

Participant Contributions. In accordance with Article IV of the Plan, a Supplement J Employee may elect to make 401(k) Contributions, After-Tax Contributions and/or Roth Elective Deferrals in an amount equal to not less than one percent and not more than seventy-five percent (in multiples of one percent) of his or her Deferral Pay. In no event shall a Supplement J Employee’s 401(k) Contributions, Roth Elective Deferrals and After-Tax Contributions in the aggregate exceed seventy-five percent of his or her Deferral Pay.

In all cases and notwithstanding the foregoing, the Plan Administrator may from time to time change the limitations on the amount of 401(k), Roth Elective Deferrals and/or After-Tax Contributions that may be made by a Highly Compensated Employee.

J-5

Employer Matching Contributions. For periods prior to January 1, 2020, the applicable safe harbor Employer Matching Contributions under Section 5.01 for Supplement J Employees shall be 100 percent of the first 4 percent of Deferral Pay contributed by Supplement J Employees and 50 percent of the next 2 percent of Deferral Pay contributed by Supplement J Employees.

Notwithstanding the foregoing, effective for the first pay period on or after January 1, 2020, (a) the applicable Employer Matching Contributions under Section 5.01 for Supplement J Employees who are not currently accruing credited service under the terms of any defined benefit pension plan sponsored by the Company or any Employing Unit shall be 100 percent of the first 6 percent of Deferral Pay contributed by such Supplement J Employees, and (b) the applicable Employer

Matching Contributions under Section 5.01 for Supplement J Employees who are currently accruing credited service under the terms of any defined benefit pension plan sponsored by the Company or any Employing Unit shall be 100 percent of the first 4 percent of Deferral Pay contributed by such Supplement J Employees and 50 percent of the next 2 percent of Deferral Pay contributed by such Supplement J Employees.

All such Employer Matching Contributions shall be invested in accordance with each Supplement J Employees’ investment elections. Employer Matching Contributions for a Supplement J Employee will be made on 401(k) Contributions first, any applicable Roth Elective Deferrals second, after which any applicable After-Tax Contributions will be subject to such Employer Matching Contributions.

J-6

Non-Contributory Retirement Contributions. For Supplement J Employees who are represented by the Metal Trades Council, no Non-Contributory Contributions shall be made for Plan Years after 2018. For Supplement J Employees who are represented by Carpenters Local 1302, no Non-Contributory Contributions shall be made after September 18, 2018. For Non-Contributory Contributions (if made) prior to the foregoing termination dates, the applicable eligibility, timing and amounts of such Non-Contributory Contributions for such Supplement J Employees were determined in accordance with Plan terms in place at such time for the applicable Plan Year. Notwithstanding anything to the contrary, Supplement J Employees shall become fully vested in their Non-Contributory Contributions and earnings thereon upon the completion of three years of Continuous Service, except that Supplement J Employees shall be immediately vested in their Non-Contributory Contributions and earnings thereon upon a layoff as the result of a reduction in force.

Notwithstanding the foregoing, for each Supplement J Employee who is represented by the Metal Trades Council and employed as of October 6, 2023, the Company, for the 2023 Plan Year, shall make a one-time Non-Contributory Contribution equal to $2,500, the timing of which shall be in the sole discretion of the Plan Administrator. Supplement J Employees who are represented by the Metal Trades Council who receive the one-time Non-Contributory Contribution described in the foregoing sentence shall be fully vested in such Non-Contributory Contribution and earnings thereon.

J-7	Vesting. Supplement J Employees shall be fully vested in all Employer Matching Contributions and earnings thereon.

J-8

Loans and In-Service Withdrawals. A Supplement J Employee may obtain a loan in accordance with the rules set forth in Section 8.11. In addition to the exceptions listed in Section 8.13 with regard to In-Service Withdrawals, the following exception shall also apply to Supplement J Employees:

(c)

After-Tax Contributions and related non-safe harbor Employer Matching Contributions, provided that such contributions shall be available for in-service withdrawal if (i) such contributions have remained in the Plan for the 24 months preceding the date the withdrawal is requested and made or (ii) the Supplement J Employee has participated in the Plan (or in any plan referenced in Section 3.06) for at least five years (in the aggregate among such plans) on the date the withdrawal is requested and made.

J-9

Automatic Enrollment. Effective January 1, 2020, each Supplement J Employee who is hired or rehired on or after January 1, 2020, and who becomes a Participant in the Plan pursuant to the automatic enrollment provisions of Sections 3.01, shall automatically have 6% of his or her Deferral Pay contributed on a before-tax basis to the Plan in accordance with Section 4.01.

Exhibit A to Supplement J

Employing Units	Effective Date
Electric Boat Corporation	January 1, 2010
(employees represented by the Metal Trades Council)

Electric Boat Corporation	September 2, 2015-
(employees represented by Carpenters Local 1302)	December 31, 2019

GENERAL DYNAMICS CORPORATION 401(k) PLAN FOR REPRESENTED EMPLOYEES

Supplement K- General Dynamics Land Systems, Inc.

K-1

Purpose, Superseding Provision. The purpose of this Supplement K is to provide for certain Plan provisions for those Eligible Employees of the Employing Units listed in Exhibit A to this Supplement (the “Supplement K Employees”). This Supplement forms a part of the Plan to which it is attached and its terms shall supersede other provisions of the Plan to the extent such other provisions are inconsistent with this Supplement. The terms and provisions of this Supplement are effective for such Supplement K Employees for the applicable time periods indicated in Exhibit A (or as otherwise indicated herein in this Supplement).

K-2

Deferral Pay. A Supplement K Employee’s “Deferral Pay” (also known as “401(k) Eligible Pay”) means an Eligible Employee’s base pay or base rate of pay during such periods he or she is eligible to participate in the Plan, as reported by the Employing Unit, prior to any reduction for 401(k) Contributions, and prior to any reduction for deferrals of regular salary under any other plan of deferred compensation or any flexible benefits, healthcare/dependent care spending accounts or cafeteria plan maintained by the Company (e.g., plans qualified under Code Sections 132(f) or 125), as shown by the records of the Employing Unit or the Company, plus commissions, overtime, shift-differential or shift-premium, field differential or field premium (provided that these payments are related to hours worked), vacation, sick pay (including STD Pay) and/or holiday pay, accrued vacation, sick and/or holiday pay paid after termination of employment that the Eligible Employee could have received if employment had continued, cash payments provided in lieu of fringe benefits intended to satisfy prevailing wage obligations under the Service Contract Act, and cash bonuses such as business unit and executive compensation awards, performance awards or spot bonus awards (including any related cash payments to cover taxes on such awards). Deferral Pay shall not include any equity awards or any other equity-related compensation (or any income resulting therefrom), taxable income from the exercise of certain stock options, imputed income from life insurance or other health and welfare benefits, additional compensation for work performed outside an Eligible Employee’s regularly scheduled tour of duty, expatriate related allowances and payments for living overseas, taxable fringe benefits and non-cash prizes (including any related cash payments to cover taxes thereon), severance, separation or supplemental unemployment benefit payments, pay that is otherwise deferred under or paid from a non-qualified deferred compensation plan, business expense reimbursements or other expense allowances (unless paid under a non-accountable plan), reimbursement of taxable moving expenses or other income that is imputed income or a tax gross-up relating to a move or relocation, taxable income from the distribution of excess 401(k) Contributions, hardship distributions, defaulted Plan loans, legal settlements of any kind or such other items of remuneration as the Plan Administrator shall determine to be not related to the performance of personal services. For each Plan Year, Deferral Pay shall not include annual compensation in excess of the dollar amount specified in Code Section 401(a)(17) (as adjusted for cost of living as provided therein and promulgated by the Internal Revenue Service) or any successor provision thereto.

K-3

Participant Contributions. In accordance with Article IV of the Plan, a Supplement K Employee (including a Supplement K Highly Compensated Employee) may elect to make 401(k) Contributions, After-Tax Contributions and/or Roth Elective Deferrals in an amount equal to not less than one percent and not more than seventy-five percent (in multiples of one percent) of his or her Deferral Pay. In no event shall a Supplement K Employee’s 401(k) Contributions, Roth Elective Deferrals and After-Tax Contributions in the aggregate exceed seventy-five percent of his or her Deferral Pay.

In all cases and notwithstanding the foregoing, the Plan Administrator may from time to time change the limitations on the amount of 401(k) Contributions, Roth Elective Deferrals and/or After-Tax Contributions that may be made by a Supplement K Highly Compensated Employee.

K-4

Employer Matching Contributions. Effective beginning with the first pay date on or January 1, 2019, the applicable Employer Matching Contribution under Section 5.01 of the Plan shall be 100 percent of the first 6 percent of Deferral Pay contributed by a Supplement K Employee, and Employer Matching Contribution shall be made only with respect to the first 6% of Deferral Pay contributed under Section 4.01 (as limited by Section 4.05). All such Employer Matching Contributions shall be invested in accordance with Supplement K Employees’ investment elections. Employer Matching Contributions for a Supplement K Employee will be made on 401(k) Contributions first, any applicable Roth Elective Deferrals second, after which any applicable After-Tax Contributions will be subject to Employer Matching Contributions.

For Employer Matching Contributions (if made) for periods prior to 2019 for Supplement K Employees, the applicable eligibility, timing, and amounts of such Employer Matching Contributions were determined in accordance with Plan terms in place at such time for the applicable Plan Year.

K-5

Non-Contributory Retirement Contributions. Effective January 1, 2009, and in accordance with Section 5.02(c) of the Plan, the Company in its discretion may annually contribute amounts to the Accounts of eligible Supplement K Employees (“Non-Contributory Contributions”). Such eligible Supplement K Employees will receive a proportionate share of such contributions based on the following allocation formula: each such eligible Supplement K Employee’s base hourly rate that is determined in accordance with the applicable collective bargaining agreement over the total base hourly rate that is determined in accordance with the applicable collective bargaining agreement of all Supplement K Employees eligible to receive a Non-Contributory Contribution. To be eligible for Non-Contributory Contributions, Supplement K Employees must be aligned with Land Systems Anniston prior to June 1 of the applicable Plan Year. If made, such amounts will be credited to the Accounts of such Supplement K Employees who are not currently accruing credited service under the terms of any defined benefit pension plan sponsored by the Company or any Employing Unit and who are actively employed by the Company on December 31 of the year to which Non-Contributory Contributions relate. For purposes of the preceding sentence, such Supplement K Employees who are on furlough, short-term disability, Workers’ Compensation leave, FMLA leave, or on any paid leave of absence shall also be treated as being “actively employed” and such Supplement K Employees on other forms of leave, long-term disability or layoff shall not be treated as “actively employed.” Such Supplement K Employees that transferred employment from any employing unit of the Company or that stopped accruing credited service in any defined benefit pension plan may only be eligible for a partial Non-Contributory Contribution in the year that they transfer or stop accruing credited service (provided the foregoing eligibility criteria are met), based on when credited service stops accruing under any defined benefit pension plan as determined by the Plan Administrator and/or based on the date of transfer. Thereafter and if all eligibility criteria for receiving Non-Contributory Contributions are met, such employees described in the preceding sentence may be eligible for unprorated Non-Contributory Contributions. Alternate payees, designated Beneficiaries, such Supplement K Employees who are deceased before such December 31, and, consistent with Section 1.03 of the Plan and except as may otherwise be explicitly provided, any individuals that became or become employees of the Company by reason of a corporate acquisition (and regardless of any subsequent relation within the Company) shall not be eligible for Non-Contributory Contributions. Former Supplement K Employees that transferred employment to any employing unit of the Company may be eligible for a prorated Non-Contributory Contribution for the time spent as a Supplement K Employee during the Plan Year (provided the foregoing eligibility criteria are met) as determined by the Plan Administrator. For the avoidance of doubt, for the 2014 year, an eligible Supplement K Employee may receive a Non-Contributory Contribution consisting of both a pre-April 1, 2014, and a post-March 31, 2014, contribution.

The timing and determination of such Non-Contributory Contributions shall be made at the sole discretion of the Plan Administrator and need not be the same for such Supplement K Employees working at different facilities of the Employing Unit. Notwithstanding anything to the contrary, such Supplement K Employees shall become fully vested in their Non-Contributory Contributions and earnings thereon upon the completion of three years of Continuous Service.

K-6	Vesting. Effective beginning with the first pay date on or after April 1, 2014, Supplement K Employees shall be fully vested in all Employer Matching Contributions.

K-7

Loans and In-Service Withdrawals. A Supplement K Employee may obtain a loan in accordance with the rules set forth in Section 8.11. Effective April 1, 2014, and in addition to the exceptions listed in Section 8.13 with regard to In-Service Withdrawals, the following exception shall also apply to Supplement K Employees:

(c)

After-Tax Contributions and related non-safe harbor Employer Matching Contributions, provided that such contributions shall be available for in-service withdrawal if (i) such contributions have remained in the Plan for the 24 months preceding the date the withdrawal is requested and made or (ii) the Supplement L Employee has participated in the Plan (or in any plan referenced in Section 3.06) for at least five years (in the aggregate among such plans) on the date the withdrawal is requested and made.

K-8

Automatic Enrollment Rate. The automatic enrollment and automatic contribution provisions of Sections 3.01 and 4.01 of the Plan shall apply, and each Supplement K Employee that participates in the Plan by reason of the automatic enrollment provisions shall automatically have 3% of his or her Deferral Pay contributed to the Plan.

Exhibit A to Supplement K

Employing Units	Effective Date
General Dynamics Land Systems, Inc.	April 1, 1997
(represented employees)
(excluding employees of General Dynamics Land Systems, Inc. that are covered by Supplements E and F, but including employees of General Dynamics Land Systems, Inc.’s Anniston, AL facility that are represented by the United Steel Workers of America)

GENERAL DYNAMICS CORPORATION 401(k) PLAN FOR REPRESENTED EMPLOYEES

Supplement L – Electric Boat Corporation Employees Represented by the Marine Draftsmen Association

L-1

Purpose, Superseding Provision. The purpose of this Supplement L is to provide for certain Plan provisions for those Eligible Employees of the Employing Units listed in Exhibit A to this Supplement (the “Supplement L Employees”). This Supplement forms a part of the Plan to which it is attached and its terms shall supersede other provisions of the Plan to the extent such other provisions are inconsistent with this Supplement. The terms and provisions of this Supplement are effective for such Supplement L Employees for the applicable time periods indicated in Exhibit A (or as otherwise indicated herein in this Supplement).

L-2

Safe Harbor. For periods prior to January 1, 2021, for purposes of this Supplement L, the Plan is intended to satisfy certain design-based “safe harbor” contribution and vesting requirements, as permitted under the Code and the Small Business Job Protection Act of 1996, with respect to matching contributions as described below. Section 4.06 of the Plan shall not apply to this Supplement L. The provisions of Article IX of the Plan relating to ADP limits and testing shall not apply to this Supplement L to the extent such provisions would be inconsistent with the design-based “safe harbor” contribution and vesting requirements discussed previously in this Paragraph L-2.

Notwithstanding the foregoing, effective January 1, 2021, the Plan is not intended to satisfy the design-based “safe harbor” contribution and vesting requirements with respect to this Supplement L. Section 4.06 and the provisions of Article IX of the Plan relating to ADP limits and testing shall apply to this Supplement L for Plan Years beginning January 1, 2021.

L-3

Deferral Pay. A Supplement L Employee’s “Deferral Pay” (also known as “401(k) Eligible Pay”) means a Supplement L Employee’s annual base pay, up to the equivalent of 2,080 hours of pay, where applicable (or 2,120 hours of pay in years when there are 53 weeks in the accounting year), as reported by the Employing Unit, prior to any reduction for 401(k) Contributions, and prior to any reduction for deferrals of base pay under any other plan of deferred compensation or any flexible benefits, healthcare/dependent care spending accounts or cafeteria plan maintained by the Company (e.g., plans qualified under Code Sections 132(f) or 125), as shown by the records of the Employing Unit or the Company, plus commissions, overtime, shift-differential or shift-premium, field differential or field premium (provided that these payments are related to hours worked), vacation, sick and/or holiday pay, accrued vacation, sick and/or holiday pay paid after termination of employment that a Supplement L Employee could have received if employment had continued, cash payments provided in lieu of fringe benefits intended to satisfy prevailing wage obligations under the Service Contract Act, and cash bonuses such as business unit and executive compensation awards, performance awards or spot bonus awards (including any related cash payments to cover taxes on such awards). Deferral Pay shall not include any equity awards or any other equity-related compensation (or any income resulting therefrom), taxable income from the exercise of certain stock options, imputed income from life insurance or other health and welfare benefits, additional compensation for work performed outside a Supplement L Employee’s regularly scheduled tour of duty, expatriate related allowances and payments for living overseas, taxable fringe benefits and non-cash prizes (including any related cash payments to cover taxes thereon), severance, separation or supplemental unemployment benefit payments, STD Pay (or any other disability pay not included in such term), pay that is otherwise deferred under or paid from a non-qualified deferred compensation plan, business expense reimbursements or other expense allowances (unless paid under a non-accountable plan), reimbursement of taxable moving expenses or other income that is imputed income or a tax gross-up relating to a move or relocation, taxable income from the distribution of excess 401(k) Contributions, hardship distributions, defaulted Plan loans, legal settlements of any kind or such other items of remuneration as the Plan Administrator shall determine to be not related to the performance of personal services. For each Plan Year, Deferral Pay shall not include annual compensation in excess of the dollar amount specified in Code Section 401(a)(17) (as adjusted for cost of living as provided therein and promulgated by the Internal Revenue Service) or any successor provision thereto.

L-4

Participant Contributions. In accordance with Article IV of the Plan, a Supplement L Employee may elect to make 401(k) Contributions, After-Tax Contributions and/or Roth Elective Deferrals in an amount equal to not less than one percent and not more than seventy-five percent (in multiples of one percent) of his or her Deferral Pay. In no event shall a Supplement L Employee’s 401(k) Contributions, Roth Elective Deferrals and After-Tax Contributions in the aggregate exceed seventy-five percent of his or her Deferral Pay.

In all cases and notwithstanding the foregoing, the Plan Administrator may from time to time change the limitations on the amount of 401(k) Contributions, Roth Elective Deferrals and/or After-Tax Contributions that may be made by a Highly Compensated Employee.

L-5

Employer Matching Contributions. For periods prior to January 1, 2021, the applicable safe harbor Employer Matching Contributions under Section 5.01 for Supplement L Employees shall be 100 percent of the first 4 percent of Deferral Pay contributed by Supplement L Employees and 50 percent of the next 2 percent of Deferral Pay contributed by Supplement L Employees.

Notwithstanding the foregoing, effective for the first pay period on or after January 1, 2021, (a) the applicable Employer Matching Contributions under Section 5.01 for Supplement L Employees who are not currently accruing credited service under the terms of any defined benefit pension plan sponsored by the Company or any Employing Unit shall be 100 percent of the first 6 percent of Deferral Pay contributed by such Supplement L Employees, and (b) the applicable Employer

Matching Contributions under Section 5.01 for Supplement L Employees who are currently accruing credited service under the terms of any defined benefit pension plan sponsored by the Company or any Employing Unit shall be 100 percent of the first 4 percent of Deferral Pay contributed by such Supplement L Employees and 50 percent of the next 2 percent of Deferral Pay contributed by such Supplement L Employees.

All such Employer Matching Contributions shall be invested in accordance with each Supplement L Employees’ investment elections. Employer Matching Contributions for a Supplement L Employee will be made on 401(k) Contributions first, any applicable Roth Elective Deferrals second, after which any applicable After-Tax Contributions will be subject to such Employer Matching Contributions

L-6

Vesting. Supplement L Employees shall be fully vested in all Employer Matching Contributions made on or after January 1, 2012, and earnings thereon. Supplement L Employees shall be fully vested in all Employer Matching Contributions made prior to January 1, 2012, and earnings thereon, upon the completion of three years of Continuous Service.

L-7

Loans and In-Service Withdrawals. A Supplement L Employee may obtain a loan in accordance with the rules set forth in Section 8.11. In addition to the exceptions listed in Section 8.13 with regard to In-Service Withdrawals, the following exception shall also apply to Supplement L Employees:

(c)

After-Tax Contributions and related non-safe harbor Employer Matching Contributions, provided that such contributions shall be available for in-service withdrawal if (i) such contributions have remained in the Plan for the 24 months preceding the date the withdrawal is requested and made or (ii) the Supplement L Employee has participated in the Plan (or in any plan referenced in Section 3.06) for at least five years (in the aggregate among such plans) on the date the withdrawal is requested and made.

L-8

Non-Contributory Retirement Contributions. For Supplement L Employees, (i) for the 2025 Plan Year, the Company shall make a one-time Non-Contributory Contribution equal to $500, (ii) for the 2027 Plan Year, the Company shall make a one-time Non-Contributory Contribution equal to $1,000, and (iii) for the 2029 Plan Year, the Company shall make a one-time Non-Contributory Contribution equal to $1,250. In order to receive such Non-Contributory Contributions described in the foregoing sentence, such Supplement L Employees must be actively employed by the Company on December 31 of the Plan Year to which such Non-Contributory Contributions relate. The timing and determination of such Non-Contributory Contributions shall be made at the sole discretion of the Plan Administrator.

For Supplement L Employees, no Non-Contributory Contributions shall be made between October 9, 2020 and December 31, 2024. For Non-Contributory Contributions (if made) on or prior to October 9, 2020, for Supplement L Employees, the applicable eligibility, timing and amounts of such Non-Contributory Contributions for such Supplement L Employees were determined in accordance with Plan terms in place at such time for the applicable Plan Year. Notwithstanding anything to the contrary, (i) for Non-Contributory Contributions made prior to the 2025 Plan Year, Supplement L Employees shall become fully vested in their Non-Contributory Contributions and earnings thereon upon the completion of three years of Continuous Service, except that Supplement L Employees shall be immediately vested in their Non-Contributory Contributions and earnings thereon upon a layoff as the result of a reduction in force, and (ii) starting with the 2025 Plan Year, Supplement L Employees who receive such one-time Non-Contributory Contributions described in the first sentence of this Section shall be fully vested in such Non-Contributory Contributions and earnings thereon.

L-9

Automatic Enrollment. Effective January 1, 2021, each Supplement L Employee who is hired or rehired on or after January 1, 2021, and who becomes a Participant in the Plan pursuant to the automatic enrollment provisions of Sections 3.01, shall automatically have 6% of his or her Deferral Pay contributed on a before-tax basis to the Plan in accordance with Section 4.01.

Exhibit A to Supplement L

Employing Units	Effective Date
Electric Boat Corporation	January 1, 2012
(employees represented by the Marine Draftsmen Association)

GENERAL DYNAMICS CORPORATION 401(k) PLAN FOR REPRESENTED EMPLOYEES

Supplement M – Electric Boat Corporation Employees Represented by Carpenters Local 1302

M-1

Purpose, Superseding Provision. The purpose of this Supplement M is to provide for certain Plan provisions for those Eligible Employees of the Employing Units listed in Exhibit A to this Supplement (the “Supplement M Employees”). This Supplement forms a part of the Plan to which it is attached and its terms shall supersede other provisions of the Plan to the extent such other provisions are inconsistent with this Supplement. The terms and provisions of this Supplement are effective for such Supplement M Employees for the applicable time periods indicated in Exhibit A (or as otherwise indicated herein in this Supplement). Prior to January 1, 2020, Supplement M Employees are subject to the provisions of Supplement J.

M-2

Deferral Pay. A Supplement M Employee’s “Deferral Pay” (also known as “401(k) Eligible Pay”) means a Supplement M Employee’s annual base pay, up to the equivalent of 2,080 hours of pay, where applicable (or 2,120 hours of pay in years when there are 53 weeks in the accounting year), as reported by the Employing Unit, prior to any reduction for 401(k) Contributions, and prior to any reduction for deferrals of base pay under any other plan of deferred compensation or any flexible benefits, healthcare/dependent care spending accounts or cafeteria plan maintained by the Company (e.g., plans qualified under Code Sections 132(f) or 125), as shown by the records of the Employing Unit or the Company, plus commissions, overtime, shift-differential or shift-premium, field differential or field premium (provided that these payments are related to hours worked), vacation, sick and/or holiday pay, accrued vacation, sick and/or holiday pay paid after termination of employment that a Supplement M Employee could have received if employment had continued, cash payments provided in lieu of fringe benefits intended to satisfy prevailing wage obligations under the Service Contract Act, and cash bonuses such as business unit and executive compensation awards, performance awards or spot bonus awards (including any related cash payments to cover taxes on such awards). Deferral Pay shall not include any equity awards or any other equity-related compensation (or any income resulting therefrom), taxable income from the exercise of certain stock options, imputed income from life insurance or other health and welfare benefits, additional compensation for work performed outside a Supplement M Employee’s regularly scheduled tour of duty, expatriate related allowances and payments for living overseas, taxable fringe benefits and non-cash prizes (including any related cash payments to cover taxes thereon), severance, separation or supplemental unemployment benefit payments, STD Pay (or any other disability pay not included in such term), pay that is otherwise deferred under or paid from a non-qualified deferred compensation plan, business expense reimbursements or other expense allowances (unless paid under a non-accountable plan), reimbursement of taxable moving expenses or other income that is imputed income or a tax gross-up relating to a move or relocation, taxable income from the distribution of excess 401(k) Contributions, hardship distributions, defaulted Plan loans, legal settlements of any kind or such other items of remuneration as the Plan Administrator shall determine to be not related to the performance of personal services. For each Plan Year, Deferral Pay shall not include annual compensation in excess of the dollar amount specified in Code Section 401(a)(17) (as adjusted for cost of living as provided therein and promulgated by the Internal Revenue Service) or any successor provision thereto.

M-3

Participant Contributions. In accordance with Article IV of the Plan, a Supplement M Employee may elect to make 401(k) Contributions, After-Tax Contributions and/or Roth Elective Deferrals in an amount equal to not less than one percent and not more than seventy-five percent (in multiples of one percent) of his or her Deferral Pay. In no event shall a Supplement M Employee’s 401(k) Contributions, Roth Elective Deferrals and After-Tax Contributions in the aggregate exceed seventy-five percent of his or her Deferral Pay.

In all cases and notwithstanding the foregoing, the Plan Administrator may from time to time change the limitations on the amount of 401(k) Contributions, Roth Elective Deferrals and/or After-Tax Contributions that may be made by a Highly Compensated Employee.

M-4

Employer Matching Contributions. The applicable Employer Matching Contributions under Section 5.01 for Supplement M Employees who are not currently accruing credited service under the terms of any defined benefit pension plan sponsored by the Company or any Employing Unit shall be 100 percent of the first 6 percent of Deferral Pay contributed by such Supplement M Employees. The applicable Employer Matching Contributions under Section 5.01 for Supplement M Employees who are currently accruing credited service under the terms of any defined benefit pension plan sponsored by the Company or any Employing Unit shall be 100 percent of the first 4 percent of Deferral Pay contributed by such Supplement M Employees and 50 percent of the next 2 percent of Deferral Pay contributed by such Supplement M Employees.

All such Employer Matching Contributions shall be invested in accordance with each Supplement M Employees’ investment elections. Employer Matching Contributions for a Supplement M Employee will be made on 401(k) Contributions first, any applicable Roth Elective Deferrals second, after which any applicable After-Tax Contributions will be subject to such Employer Matching Contributions.

M-5

Non-Contributory Retirement Contributions. For Supplement M Employees, no Non-Contributory Contributions shall be made after September 18, 2018. For Non-Contributory Contributions (if made) on or prior to September 18, 2018, for Supplement M Employees, the applicable eligibility, timing and amounts of such Non-Contributory Contributions for such Supplement M Employees were determined in accordance with Plan terms in place at such time for the applicable Plan Year.

Notwithstanding the foregoing, for each Supplement M Employee who is represented by the Carpenters Local 1302 and employed as of October 27, 2023, the Company, for the 2023 Plan Year, shall make a one-time Non-Contributory Contribution equal to $2,000, the timing of which shall be in the sole discretion of the Plan Administrator. Supplement M Employees who are represented by the Carpenters Local 1302 who receive the one-time Non-Contributory Contribution described in the foregoing sentence shall be fully vested in such Non-Contributory Contribution and earnings thereon.

M-6	Vesting. Supplement M Employees shall be fully vested in all Employer Matching Contributions and earnings thereon.

M-7

Loans and In-Service Withdrawals. A Supplement M Employee may obtain a loan in accordance with the rules set forth in Section 8.11. In addition to the exceptions listed in Section 8.13 with regard to In-Service Withdrawals, the following exception shall also apply to Supplement M Employees:

(c)

After-Tax Contributions and related non-safe harbor Employer Matching Contributions, provided that such contributions shall be available for in-service withdrawal if (i) such contributions have remained in the Plan for the 24 months preceding the date the withdrawal is requested and made or (ii) the Supplement M Employee has participated in the Plan (or in any plan referenced in Section 3.06) for at least five years (in the aggregate among such plans) on the date the withdrawal is requested and made

M-8

Automatic Enrollment. Effective January 1, 2020, each Supplement M Employee who is hired or rehired on or after January 1, 2020, and who becomes a Participant in the Plan pursuant to the automatic enrollment provisions of Sections 3.01, shall automatically have 6% of his or her Deferral Pay contributed on a before-tax basis to the Plan in accordance with Section 4.01.

Exhibit A to Supplement M

Employing Unit	Effective Date
Electric Boat Corporation	January 1, 2020
(employees represented by Carpenters Local 1302)

GENERAL DYNAMICS CORPORATION 401(k) PLAN FOR REPRESENTED EMPLOYEES

Supplement N – General Dynamics OTS (Wilkes Barre), LLC

N-1

Purpose, Superseding Provision. The purpose of this Supplement N is to provide for certain Plan provisions for those Eligible Employees of the Employing Units listed in Exhibit A to this Supplement (the “Supplement N Employees”). This Supplement forms part of the Plan to which it is attached, and its terms shall supersede other provisions of the Plan to the extent such provisions are inconsistent with this Supplement. The terms and provisions of this Supplement are effective for such Supplement N Employees for the applicable time periods indicated in Exhibit A (or as otherwise indicated herein in this Supplement).

N-2

Deferral Pay. A Supplement N Employee’s “Deferral Pay” (also known as “401(k) Eligible Pay”) shall mean his or her annual base salary or base pay, as reported by the Employing Unit, prior to any reduction for 401(k) Contributions, and prior to reduction for deferrals of base salary or base pay under any other plan of deferred compensation maintained by the Company, as shown by the records of the Employing Unit or the Company, including overtime, shift differential or shift premium, field differential or field premium, including foreign service premiums and hazardous duty pay (provided that these payments are related to hours worked), vacation, sick pay (including STD Pay) and/or holiday pay, vacation, sick and/or holiday pay received in lieu of time taken off, and bonuses and commissions (only to the extent that they shall be deemed by the Company, under uniform rules prescribed by it, to be part of regular compensation), but shall not include payments of deferred compensation, expense or living allowances, severance, separation, or supplemental unemployment benefit payments, long-term disability benefits, royalties or payments of like nature. Payments under any other incentive compensation plan, bonuses and commissions paid to a Supplement N Employee shall be included in Deferral Pay only to the extent that they shall be deemed by the Company, under uniform rules prescribed by it, to be part of regular compensation. Any other compensation shall be excluded from Deferral Pay unless the inclusion of such compensation is specifically approved by the Company for all Eligible Employees of the Employing Unit in which the Supplement N Employee is employed. No compensation shall be included as Deferral Pay pursuant to the preceding unless reflected in an amendment to the Plan. For each Plan Year, Deferral Pay shall not include annual compensation in excess of the dollar amount specified in Code Section 401(a)(17) (as adjusted for cost of living as provided therein and promulgated by the Internal Revenue Service) or any successor provision thereto.

N-3

Participant Contributions. In accordance with Article IV of the Plan, a Supplement N Employee may elect to make 401(k) Contributions and/or Roth Elective Deferrals in an amount equal to not less than one percent and not more than seventy-five percent (in multiples of one percent) of his or her Deferral Pay. A Supplement N Employee may also elect to make After-Tax Contributions in an amount equal to not less than one percent and not more than seventy-five percent (in multiples of one percent) of his or her Deferral Pay. In no event shall a Supplement N Employee’s 401(k) Contributions, Roth Elective Deferrals and/or After-Tax Contributions in the aggregate exceed seventy-five percent of his or her Deferral Pay.

In all cases and notwithstanding the foregoing, the Plan Administrator may from time to time impose limitations on the amount of 401(k) Contributions, Roth Elective Deferrals and/or After-Tax Contributions that may be made by a Highly Compensated Employee.

N-4

Employer Matching Contributions. The applicable percentage of Employer Matching Contributions under Section 5.01 of the Plan shall be 100 percent on the first three percent and 50 percent on the next two percent of such Supplement N Employee’s Deferral Pay contributed under the Plan. Employer Matching Contributions shall be made only with respect to the first five percent of Deferral Pay contributed under Article IV of the Plan. Employer Matching Contributions shall be made with respect to 401(k) Contributions, Roth Elective Deferrals and After-Tax Contributions; however, 401(k) Contributions shall be subject to Employer Matching Contributions first, any applicable Roth Elective Deferrals second, after which After-Tax Contributions shall be subject to Employer Matching Contributions.

N-5

Vesting. Supplement N Employees shall be 100% vested at all times in their 401(k) Contributions, After-Tax Contributions and Rollover Contributions and earnings allocated thereon. Supplement N Employees shall be fully vested in all Employer Contributions and earnings allocated thereon, upon the completion of three years of Continuous Service.

N-6

Prior Service Credit. In addition to the definition of “Continuous Service” set forth in Section 7.02(d) of the Plan, for Supplement N Employees, “Continuous Service” shall also include service earned by such Supplement N Employees at Medico Industries, Inc. prior to the acquisition of Medico Industries, Inc.

N-7	Loans. A Supplement N Employee may obtain a loan from the Plan in accordance with the rules set forth in Sections 8.11 of the Plan.

Notwithstanding any administrative policy to the contrary, Plan Accounts may contain outstanding loans that were transferred in to the Plan via rollover from the Medico Industries, Inc. 401(k) Plan. Such loans shall be counted towards the maximum number of loans a Supplement N Employee may obtain. As provided under Section 8.11 of the Plan, the maximum number of loans a Supplement N Employee may have under the Plan is two loans.

N-8	In-Service Withdrawals. In addition to the exceptions listed in Section 8.13, the following exception shall also apply to Supplement N Employees.

(c)

After-Tax Contributions and related Employer Matching Contributions, provided that such contributions shall be available for in-service withdrawal if (i) such contributions have remained in the Plan for the 24 months preceding the date the withdrawal is requested and made or (ii) the Supplement N Employee has participated in the Plan (or in any plan referenced in Section 3.06) for at least five years (in the aggregate among such plans) on the date the withdrawal is requested and made.

Exhibit A to Supplement N

Employing Unit	Effective Date
General Dynamics OTS (Wilkes Barre), LLC	August 3, 2020
(represented employees)

GENERAL DYNAMICS CORPORATION 401(k) PLAN FOR REPRESENTED EMPLOYEES

Supplement O – General Dynamics Information Technology Employees Represented by the International Association of Machinists and Aerospace Workers 2902

O-1

Purpose, Superseding Provision. The purpose of this Supplement O is to provide for certain Plan provisions for those Eligible Employees of the Employing Units listed in Exhibit A to this Supplement (the “Supplement O Employees”). This Supplement forms part of the Plan to which it is attached, and its terms shall supersede other provisions of the Plan to the extent such provisions are inconsistent with this Supplement. The terms and provisions of this Supplement are effective for such Supplement O Employees for the applicable time periods indicated in Exhibit A (or as otherwise indicated herein in this Supplement). This Supplement O is effective as of February 1, 2023.

O-2

Deferral Pay. A Supplement O Employee’s “Deferral Pay” (also known as “401(k) Eligible Pay”) means an Supplement O Employee’s base pay or base rate of pay during such periods he or she is eligible to participate in the Plan, as reported by the Employing Unit, prior to any reduction for 401(k) Contributions, and prior to any reduction for deferrals of regular salary under any other plan of deferred compensation or any flexible benefits, healthcare/dependent care spending accounts or cafeteria plan maintained by the Company (e.g., plans qualified under Code Sections 132(f) or 125), as shown by the records of the Employing Unit or the Company, plus commissions, overtime, shift-differential or shift-premium, field differential or field premium (provided that these payments are related to hours worked), vacation, sick pay (including STD Pay) and/or holiday pay, accrued vacation, sick and/or holiday pay paid after termination of employment that the Supplement O Employee could have received if employment had continued, cash payments provided in lieu of fringe benefits intended to satisfy prevailing wage obligations under the Service Contract Act, and cash bonuses such as business unit and executive compensation awards, performance awards or spot bonus awards (including any related cash payments to cover taxes on such awards). Deferral Pay shall not include any equity awards or any other equity-related compensation (or any income resulting therefrom), taxable income from the exercise of certain stock options, imputed income from life insurance or other health and welfare benefits, additional compensation for work performed outside an Supplement O Employee’s regularly scheduled tour of duty, expatriate related allowances and payments for living overseas, taxable fringe benefits and non-cash prizes (including any related cash payments to cover taxes thereon), severance, separation or supplemental unemployment benefit payments, pay that is otherwise deferred under or paid from a non-qualified deferred compensation plan, business expense reimbursements or other expense allowances (unless paid under a non-accountable plan), reimbursement of taxable moving expenses or other income that is imputed income or a tax gross-up relating to a move or relocation, taxable income from the distribution of excess 401(k) Contributions, hardship distributions, defaulted Plan loans, legal settlements of any kind or such other items of remuneration as the Plan Administrator shall determine to be not related to the performance of personal services. For each Plan Year, Deferral Pay shall not include annual compensation in excess of the dollar amount specified in Code Section 401(a)(17) (as adjusted for cost of living as provided therein and promulgated by the Internal Revenue Service) or any successor provision thereto.

O-3

Participant 401(k) Contributions, Roth Elective Deferrals, and After-Tax Contributions. In accordance with Section 4.01 of the Plan, a Supplement O Employee may elect to make 401(k) Contributions in an amount equal to not less than one percent and not more than 75 percent (in multiples of one percent) of his or her Deferral Pay. In accordance with Section 4.03 of the Plan, a Supplement O Employee may also elect to make After-Tax Contributions in an amount equal to not less than one percent and not more than 75 percent (in multiples of one percent) of his or her Deferral Pay. In accordance with Section 4.10 of the Plan, a Supplement O Employee may also elect to make Roth Elective Deferrals in an amount equal to not less than one percent and not more than 75 percent (in multiples of one percent) of his or her Deferral Pay. In no event shall a Supplement O Employee’s 401(k) Contributions, Roth Elective Deferrals and After-Tax Contributions in the aggregate exceed 75 percent of his or her Deferral Pay.

In all cases and notwithstanding the foregoing, the Plan Administrator may from time to time change the limitations on contributions that may be made by a Highly Compensated Employee.

O-4

Employer Matching Contributions. The applicable percentage of Employer Matching Contributions under Section 5.01 of the Plan shall be equal to 100 percent on the first 4 percent of a Supplement O Employee’s Deferral Pay contributed pursuant to Article IV and any applicable Supplement, and 50 percent on the next 2 percent of a Supplement O Employee’s Deferral Pay contributed under the Plan. Employer Matching Contributions for a Supplement O Employee will be made on 401(k) Contributions first, any applicable Roth Elective Deferrals second, after which any applicable After-Tax Contributions will be subject to such Employer Matching Contributions.

O-5

Vesting. Supplement O Employees whose original date of hire was prior to January 1, 2020, shall be 100% vested at all times in Employer Matching Contributions made pursuant to Section 5.01. Supplement O Employees whose original date of hire is on or after January 1, 2020, shall be 100% vested in Employer Matching Contributions made pursuant to Section 5.01 upon the completion of two years of Continuous Service.

If made, any Employer Discretionary Contributions made pursuant to Section 5.02 shall be fully vested upon the completion of three years of Continuous Service.

O-6

Automatic Enrollment. Any Supplement O Employee who is hired or rehired on or after February 1, 2023, and who becomes a Participant in the Plan pursuant to the automatic enrollment provisions of Sections 3.01, shall automatically have 6% of his or her Deferral Pay contributed on a before-tax basis to the Plan in accordance with Section 4.01 of the Plan, unless an affirmative election is made to the contrary.

O-7

Transfers. Any Supplement O Employee who becomes eligible for the Plan on February 1, 2023, as a result of transfer from the General Dynamics Corporation 401(k) QACA Plan (“QACA Plan”) as of January 31, 2023, shall have his or her elections (including contribution and investment elections) transferred to the Plan. For avoidance of doubt, references to the Plan in this Supplement O for Plan Years prior to February 1, 2023, shall be references to the QACA Plan where context requires.

O-8

Loans. A Supplement O Employee who is on the active payroll of the Employing Unit may obtain a loan in accordance with the rules set forth in Section 8.11 of the Plan; provided, however, that a Supplement O Employee may not take either a new general purpose loan or principal residence loan within the 30-day period immediately following the repayment in full of an existing loan. In addition, the rate of interest on a loan to a Supplement O Employee, the rate of interest on a loan will be set at the time the loan is made and will remain fixed for the term of the loan.

O-9

In-Service Withdrawals. A Supplement O Employee may obtain an in-service withdrawal in accordance with the rules set forth in Section 8.13 of the Plan. In addition to the rules set forth in Section 8.13, the following exception shall also apply to a Supplement O Employees:

(c)

vested non-safe harbor Employer Matching Contributions and the After-Tax Contributions to which they relate, provided that such contributions shall be available for in-service withdrawal if (i) such contributions have remained in the Plan (or any Other General Dynamics Corporation 401(k) Plan) for the 24 months preceding the date the withdrawal is requested and made or (ii) the Participant has participated in the Plan (or any Other General Dynamics Corporation 401(k) Plan) for at least five years (in the aggregate among such plans) on the date the withdrawal is requested and made.

Furthermore, notwithstanding the rules set forth in Section 8.13, for Supplement O Employees, eligible withdrawals under Section 8.13 taken before the Supplement O Employee’s attainment of age 59 1⁄2 and consisting of vested non-safe harbor Employer Matching Contributions, Employer Discretionary Contributions, After-Tax Contributions, and the earnings credited thereon, shall be limited to one withdrawal every 180 days. For avoidance of doubt, there shall be no restriction on the number of withdrawals available upon a Supplement O Employee’s attainment of age 59 1⁄2 or withdrawals consisting of rollover balances credited pursuant to Section 4.07.

Exhibit A to Supplement O

Employing Unit	Effective Date
General Dynamics Information Technology	February 1, 2023
(employees represented by the International Association of Machinists and Aerospace Workers AFL-CIO District Lodge 75, Local Lodge 2902)